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TABLE OF CONTENTS
PROSPECT ACQUISITION CORP. (a development stage company) Index to Financial Statements

As filed with the Securities and Exchange Commission on October 26, 2007

Registration No. 333-145110

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Prospect Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	26-0508760 (I.R.S. Employer Identification Number)
695 East Main Street Stamford, CT 06901 (203) 363-0885 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

David A. Minella
Chief Executive Officer
Prospect Acquisition Corp.
695 East Main Street
Stamford, CT 06901
(203) 363-0885
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Floyd I. Wittlin, Esq. Bingham McCutchen LLP 399 Park Avenue New York, NY 10022-4689 (212) 705-7000 (212) 752-5378 — Facsimile	Bruce S. Mendelsohn, Esq. Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 (212) 872-1000 (212) 872-1002 — Facsimile

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)	28,750,000 Units	$10.00	$287,500,000	$8,827(3)

Shares of Common Stock included as part of the Units(2)	28,750,000 Shares	—	—	—(4)

Warrants included as part of the Units(2)	28,750,000 Warrants	—	—	—(4)

Shares of Common Stock underlying the warrants included in the Units(5)	28,750,000 Shares	$7.50	$215,625,000	$6,620(3)

Total			$503,125,000	$15,447

(1)
Estimated solely for the purpose of calculating the registration fee.
(2)
Includes 3,750,000 Units, consisting of 3,750,000 shares of Common Stock and 3,750,000 Warrants, which may be issued on exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.
(3)
Previously paid.
(4)
No fee pursuant to Rule 457(g).
(5)
Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED                    , 2007

P R O S P E C T U S

$250,000,000
Prospect Acquisition Corp.
25,000,000 Units

        Prospect Acquisition Corp. is a newly organized blank check company formed for the purpose of acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets, which we refer to as our initial business combination, in the financial services industry. If we are unable to consummate a business combination within 24 months from the date of this prospectus, we will liquidate and distribute to our public stockholders the proceeds held in the trust account established in connection with this offering to hold certain proceeds from the offering. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

        This is an initial public offering of our securities. Each unit consists of one share of our common stock and one warrant. We are offering 25,000,000 units. The public offering price will be $10.00 per unit. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50. The warrants will become exercisable on the later of the completion of our initial business combination and fifteen months from the date of this prospectus, provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. The warrants will expire five years from the date of this prospectus, unless earlier redeemed.

        We have also granted the underwriters a 30-day option to purchase up to an additional 3,750,000 units to cover over-allotments, if any.

        Flat Ridge Investments LLC, an entity affiliated with David A. Minella, our chairman and chief executive officer, LLM Structured Equity Fund L.P. and LLM Investors L.P., entities affiliated with Patrick J. Landers, our president and a director, and Capital Management Systems, Inc., a corporation affiliated with William Landman, one of our directors, have agreed to purchase an aggregate of 5,250,000 warrants at a price of $1.00 per warrant ($5.25 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. We refer to the purchasers of these securities as the sponsors, and we refer to these warrants as the sponsors' warrants, throughout this prospectus. The proceeds from the sale of the sponsors' warrants in the private placement will be deposited into a trust account and subject to a trust agreement, described below, and will be part of the funds distributed to our public stockholders in the event we are unable to complete an initial business combination. The sponsors' warrants are identical to the warrants included in the units being sold in this offering, except that the sponsors' warrants (i) are non-redeemable so long as they are held by any of the sponsors or their permitted transferees, (ii) are subject to certain transfer restrictions and will not be exercisable while they are subject to these transfer restrictions and (iii) may be exercised for cash or on a cashless basis, as described in this prospectus.

        Currently, there is no public market for our units, common stock or warrants. We have applied to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol "PAX.U" on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 45th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, provided that in no event may the common stock and warrants be traded separately until we have (i) filed a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and (ii) issued a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the American Stock Exchange under the symbols "PAX" and "PAX.WS," respectively. We cannot assure you, however, that our securities will continue to be listed on the American Stock Exchange.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 27 for a discussion of information that should be considered in connection with an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds
Public offering price	$10.00	$250,000,000
Underwriting discounts and commissions(1)	$0.70	$17,500,000
Proceeds to us (before expenses)	$9.30	$232,500,000

(1)
Includes $0.33 per unit or $8.3 million in the aggregate (approximately $9.5 million if the underwriters' over-allotment option is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions to be placed in the trust account described below. Such funds will be released to the underwriters only on completion of an initial business combination, as described in this prospectus.

        The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about                         , 2007. Of the proceeds we receive from this offering and the sale of the sponsors' warrants described in this prospectus, approximately $9.81 per unit, or approximately $245.3 million in the aggregate (approximately $9.79 per unit, or approximately $281.4 million in the aggregate if the underwriters' over-allotment option is exercised in full), will be deposited into a trust account, at JPMorgan Chase, N.A., with Continental Stock Transfer & Trust Company as trustee. These funds will not be released to us until the earlier of the completion of our initial business combination or our liquidation (which may not occur until 24 months after the date of this prospectus).

Citi

Ladenburg Thalmann & Co. Inc.	I-Bankers Securities, Inc.

                 , 2007

        You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

SUMMARY

        This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under "Risk Factors" and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to "we", "us" or "our company" refer to Prospect Acquisition Corp. References in this prospectus to "public stockholders" refers to those persons that purchase the securities offered by this prospectus or afterwards and any of our initial stockholders (as defined below) who purchase these securities either in this offering or afterwards, provided that our initial stockholders' status as "public stockholders" shall only exist with respect to those securities so purchased. References in this prospectus to our "management team" refer to our officers and directors. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. Except as otherwise specified, all information in this prospectus and all per share information has been adjusted to reflect a 5-for-3 stock split declared by our board of directors in October 2007.

        We are a blank check company formed under the laws of the State of Delaware on July 9, 2007. We were formed to acquire control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets, which we refer to throughout this prospectus as our initial business combination, in the financial services industry. To date, our efforts have been limited to organizational activities as well as activities related to this offering. No evaluations of, or discussions with, any potential acquisition candidates occurred prior to our formation, nor did any of our principals have any direct or indirect contact with any potential acquisition candidate prior to our formation. We do not have any specific initial business combination under consideration, nor have we or anyone on our behalf, contacted or been contacted by any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Accordingly, we cannot assure you that we will be able to locate or enter into a business combination with a target business on favorable terms or at all.

        We are seeking to raise $250 million in connection with this offering of our units and to deposit approximately $245.3 million in the aggregate (or approximately $281.4 million in the aggregate if the underwriters' over-allotment option is exercised in full) into a trust account until we effect our initial business combination. The size of this offering was determined after taking into account previous transactional experience of our sponsors, as well as the underwriters' evaluation of the overall market conditions for transactions similar in structure and scope to our offering. We believe that the amount to be held in trust after the consummation of this offering, when taken together with the interest income earned on the trust account which we may withdraw and any financing arrangements that we may enter into, will provide us with the flexibility to effect our initial business combination at a number of different price levels at or in excess of the value of the trust account.

        Financial services refers to services provided by the finance industry. The financial services industry includes entities of various types that deal with the management of money and provide a broad array of financial services to their customers, including among others, private equity firms, hedge fund advisers, investment management firms, money management firms, funds of funds firms, brokerage firms, investment banks, commercial banks, registered investment advisers, investment management consulting companies, insurance companies, specialty finance companies, business development companies, commercial credit companies, mortgage brokers and mortgage lending companies, consumer finance companies, financial service subsidiaries of consumer retail companies, non-bank lending companies, reinsurance companies, venture capital companies, small business investment companies and businesses which provide support services for financial service companies. We may consummate our initial business combination with any of these types of entities.

        We will seek to acquire a business or businesses whose operations can be improved and enhanced with our capital resources and where there are substantial opportunities for both organic growth and growth through acquisitions. We intend to initially focus our search on businesses in the United States, but will also explore opportunities internationally.

        We will seek to capitalize on the significant financial services and private equity investing experience and contacts of David A. Minella, our chairman and chief executive officer, and LLM Capital Partners LLC. Mr. Minella is the managing member of Flat Ridge Investments LLC, one of our sponsors, and LLM Capital Partners LLC is the manager of each of LLM Structured Equity Fund L.P. and LLM Investors L.P., two of our other sponsors, and is affiliated with Patrick J. Landers, our president and a director.

        Mr. Minella has 32 years of experience in the financial services industry. He is the former CEO and director of Value Asset Management LLC, or VAM, a strategic investment management holding company. At VAM he was responsible for its overall business strategy, acquisitions and financial results. Under Mr. Minella's leadership, VAM acquired a controlling interest in five separate investment management firms: Dalton Hartman Greiner and Maher, New York, NY; Harris Bretall Sullivan and Smith, San Francisco, CA; Hillview Capital Advisors, LLC, New York, NY; Grosvenor Capital Management LP, Chicago, IL; and MDT Advisers LLC, Cambridge, MA. All of the original acquisitions have been sold.

        Previously, Mr. Minella was the president and CEO of the asset management division of Liechtenstein Global Trust, or LGT, a wealth and asset management firm, where he was responsible for the overall business strategy and financial results. During Mr. Minella's tenure as LGT's CEO, he also led LGT's acquisition of Chancellor Capital Management, a large U.S. equity investment firm. Mr. Minella originally joined the LGT Group as head of its U.S. subsidiaries, GT Capital Management and GT Global. He established its U.S. mutual fund business through the broker-dealer community, reestablished LGT's institutional separate account capabilities, and developed the firm's global equity sector expertise.

        LLM Capital Partners LLC, or LLM, is a private equity firm that manages limited partnerships that make growth equity investments in middle market companies. LLM manages the LLM Structured Equity Fund L.P. and LLM Investors L.P., two committed funds, which are also two of our initial stockholders. LLM's professionals have worked together since 1991 and have significant experience in the investment management and investment banking businesses, including having made a $45 million investment in VAM in 1998.

        LLM's investment professionals have for the past 25 years sourced and made investments both as principals and as investment bankers. We believe that we will benefit from the extensive deal sourcing contacts as well as the specific company and industry investment experience of each of the LLM investment professionals.

        While we may seek to acquire more than one business or asset, which we refer to as our target business or target businesses, our initial business combination must involve one or more target businesses having a fair market value, individually or collectively, equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $8.3 million, or approximately $9.5 million if the underwriters' over-allotment option is exercised in full). The future role of members of our management team, if any, in the target business or businesses cannot presently be stated with any certainty. We will only consummate a business combination in which we become the controlling shareholder of the target. The key factor that we will rely on in determining controlling shareholder status would be our acquisition of at least 50.1% of the voting equity interests of the target company. We will not consider any transaction that does not meet such criterion.

        While it is possible that one or more of our officers or directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business or businesses.

        We have entered into a business opportunity right of first review agreement with David A. Minella, our chairman and chief executive officer, who is affiliated with Flat Ridge Investments LLC, one of our sponsors, and Patrick J. Landers, our president and a director, who is affiliated with LLM Structured Equity Fund L.P. and LLM Investors L.P., two of our sponsors, James J. Cahill, our chief financial officer and secretary, William Landman, one of our directors, who is affiliated with Capital Management Systems, Inc., one of our sponsors, and Michael P. Castine, William Cvengros, Michael Downey, Daniel Gressel and John Merchant, each of whom is a director, and each of our sponsors, that provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of Messrs. Minella, Landers, Cahill, Landman, Castine, Cvengros, Downey, Gressel, Merchant and each of our sponsors, and companies or other entities which they manage or control, in the financial services industry with an enterprise value of $195 million or more. Messrs. Minella, Landers, Cahill, Landman, Castine, Cvengros, Downey, Gressel, Merchant and each of our sponsors will, and will cause such companies or entities under their management or control to, first offer any such business opportunity to us and they will not, and will cause each other company or entity under their management or control not to, pursue such business opportunity unless and until our board of directors has determined for any reason that we will not pursue such opportunity. Decisions by us to release Messrs. Minella, Landers, Cahill, Landman, Castine, Cvengros, Downey, Gressel, Merchant and each of our sponsors to pursue any specific business opportunity will be made solely by a majority of our disinterested directors.

        If we are unable to consummate an initial business combination within 24 months after the date of this prospectus, we will liquidate and distribute to our public stockholders the proceeds held in the trust account in an amount we expect to be approximately $9.81 per share of common stock held by them (or approximately $9.79 per share if the underwriters exercise their over-allotment option in full), without taking into account any interest earned on such funds.

Private Placements and Future Purchases of Common Stock

        On July 18, 2007, we issued an aggregate 4,312,500 shares of our common stock to Flat Ridge Investments LLC, LLM Structured Equity Fund L.P. and LLM Investors L.P. (which includes 562,500 shares of common stock which are subject to repurchase to the extent the underwriters do not exercise their over-allotment option), for $25,000 in cash, at a purchase price of approximately $0.006 per share. Subsequent to the purchase of these shares, (i) Flat Ridge Investments LLC transferred at cost an aggregate of 431,252 of these shares to SJC Capital LLC, an entity affiliated with William Cvengros, one of our directors, and Michael P. Castine, Michael Downey and Daniel Gressel, each of whom is a director, (ii) LLM Structured Equity Fund L.P. and LLM Investors L.P. transferred at cost an aggregate of 345,000 of these shares to Capital Management Systems, Inc., (iii) LLM Structured Equity Fund L.P., LLM Investors L.P. and Capital Management Systems, Inc. transferred at cost an aggregate of 215,625 of these shares to James J. Cahill, our chief financial officer and secretary, (iv) LLM Structured Equity Fund L.P. transferred at cost an aggregate of 64,688 of these shares to James J. Cahill and (v) SJC Capital LLC, LLM Structured Equity Fund L.P., LLM Investors L.P., Michael P. Castine, Michael Downey, Daniel Gressel and Capital Management Systems, Inc. transferred at cost an aggregate of 161,721 of these shares to Flat Ridge Investments LLC. In October, 2007, the aggregate outstanding 4,312,500 shares of common stock were increased to 7,187,500 shares of common stock (which includes 937,500 shares of common stock which are subject to repurchase to the extent the underwriters do not exercise their over-allotment option) as a result of a 5-for-3 stock split declared by our board of directors. Subsequent to the stock split, Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P and Capital Management Systems, Inc. transferred at cost an aggregate of 158,724 of the shares to John Merchant, one of our directors. We refer to the current holders of these outstanding shares of our common stock as our initial stockholders, and we refer to these outstanding shares of common stock as the founders' common stock throughout this prospectus. Each of the initial stockholders has agreed to (i) waive any right to receive a liquidation distribution with respect to the founders' common stock in the event we fail to consummate an initial business combination and (ii) vote the founders' common stock in accordance with the majority of the shares of common stock voted by our public stockholders in connection with the vote on any initial business combination. The founders' common stock is subject to certain transfer restrictions described in more detail below.

        The initial stockholders have agreed not to transfer, assign or sell any of the founders' common stock until one year after the date of the completion of an initial business combination or earlier if, subsequent to our initial business combination, (i) the closing price of our common stock equals or exceeds $14.50 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property; provided however that transfers can be made to permitted transferees who agree in writing to be bound to the transfer restrictions, agree to vote in the same manner as a majority of the public stockholders in connection with the vote required to approve our initial business combination and in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and waive any rights to participate in any liquidation distribution if we fail to consummate an initial business combination. For so long as the founders' common stock is subject to such transfer restrictions they will be held in an escrow account maintained by Continental Stock Transfer & Trust Company.

        Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P. and Capital Management Systems, Inc. have agreed to purchase an aggregate of 5,250,000 warrants at a price of $1.00 per warrant ($5.25 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. The $5.25 million of proceeds from this investment will be added to the proceeds of this offering and will be held in the trust account pending our completion of an initial business combination on the terms described in this prospectus. If we do not complete such an initial business combination, then the $5.25 million will be part of the liquidating distribution to our public stockholders, and the sponsors' warrants will expire worthless.

        The sponsors' warrants are identical to the warrants included in the units being sold in this offering, except that the sponsors' warrants are (i) non-redeemable so long as they are held by any of the sponsors or their permitted transferees, (ii) are subject to certain transfer restrictions as described in more detail in this prospectus and will not be exercisable while they are subject to these transfer restrictions and (iii) may be exercised for cash or on a cashless basis, as described in this prospectus. The sponsors have agreed not to sell or otherwise transfer any of the sponsors' warrants until the date that is 30 days after the date we complete our initial business combination; provided however that transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions. For so long as the sponsors' warrants are subject to such transfer restrictions they will be held in an escrow account maintained by Continental Stock Transfer & Trust Company.

        If the underwriters determine that the size of this offering should be increased it could result in a proportionate increase in the amount of interest we may withdraw from the trust account. Assuming a 20% increase in the size of this offering, the per-share conversion or liquidation rate could decrease by as much as approximately $0.03 (or $0.03 if the underwriters' over-allotment option is exercised in full).

        Our executive offices are located at 695 East Main Street, Stamford, Connecticut 06901, and our telephone number is (203) 363-0885.

THE OFFERING

        In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled "Risk Factors" beginning on page 26 of this prospectus.

Securities offered:	25,000,000 units, each unit consisting of:
• one share of common stock, par value $0.0001 per share; and
• one warrant.
Trading commencement and separation of common stock and warrants:
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 45th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our (i) having filed the Current Report on Form 8-K described below and (ii) having issued a press release announcing when such separate trading will begin.
Separate trading of the common stock and warrants is initially prohibited:
In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file the Current Report on Form 8-K upon the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise and consummation of the over-allotment option.
Units:
Number outstanding before this offering:	0
Number outstanding after this offering:	25,000,000 units
Common stock:
Number of outstanding shares before this offering:	7,187,500 shares (includes 937,500 shares sold to our initial stockholders that are subject to repurchase to the extent the underwriters do not exercise their over-allotment option).

Number of shares to be outstanding after this offering:	31,250,000 shares (assumes no exercise of the underwriters' over-allotment option and our repurchase of 937,500 shares of founders' common stock from the initial stockholders).
Warrants:
Number outstanding before this offering:	0
Number of sponsors' warrants to be sold privately simultaneously with consummation of this offering:	5,250,000 warrants
Number to be outstanding after this offering and the private placement of the sponsors' warrants:	30,250,000 warrants
Exercisability:	Each warrant is exercisable to purchase one share of our common stock.
Exercise price:	$7.50 per share
Exercise period:	The warrants will become exercisable on the later of:
• the completion of our initial business combination, and
• fifteen months from the date of this prospectus,
provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants.

We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed.
The warrants will expire at 5:00 p.m., New York time, five years from the date of this prospectus or earlier upon redemption.

Upon the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account, except that the sponsors' warrants may be exercised for cash or on a cashless basis as described in this prospectus.

Redemption:
Once the warrants become exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants available and current throughout the 30-day redemption period defined below, we may redeem the outstanding warrants (except as described below with respect to the sponsors' warrants):
	•	in whole and not in part;
	•	at a price of $0.01 per warrant;
	•	upon a minimum of 30 days' prior written notice of redemption (the "30-day redemption period"); and
•
if, and only if, the last sale price of our common stock equals or exceeds $14.50 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period. If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a "cashless basis." In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
We may not redeem the sponsors' warrants so long as they are held by the sponsors or their permitted transferees.
Reasons for redemption limitations:	We have established the above conditions to our exercise of redemption rights to:
	•	provide warrant holders with adequate notice of redemption;

	•	permit redemption only after the then-prevailing common stock price is substantially above the warrant exercise price; and
•
ensure a sufficient differential between the then-prevailing common stock price and the warrant exercise price exists so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, there can be no assurance that the price of the common stock will not fall below the $14.50 trigger price or the $7.50 warrant exercise price after the redemption notice is issued. In no event will we be required to settle the exercise of these warrants or the sponsors' warrants discussed below, whether by net cash settlement or otherwise, unless we have a registration statement under the Securities Act in effect covering the shares of common stock issuable upon the exercise of the warrants and sponsors' warrants, as applicable, and a current prospectus relating to these shares of common stock.
Founders' common stock:
In a transaction occurring in July, 2007, Flat Ridge Investments LLC, LLM Structured Equity Fund L.P. and LLM Investors L.P. purchased an aggregate of 4,312,500 shares of our common stock for an aggregate purchase price of $25,000. Subsequent to the purchase of these shares, (i) Flat Ridge Investments LLC transferred at cost an aggregate of 431,252 of these shares to SJC Capital LLC, an entity affiliated with William Cvengros, one of our directors, and Michael P. Castine, Michael Downey and Daniel Gressel, each of whom is a director, (ii) LLM Structured Equity Fund L.P. and LLM Investors L.P. transferred at cost an aggregate of 345,000 of these shares to Capital Management Systems, Inc., (iii) LLM Structured Equity Fund L.P., LLM Investors L.P. and Capital Management Systems, Inc. transferred at cost an aggregate of 215,625 of these shares to James J. Cahill, our chief financial officer and secretary, (iv) LLM Structured Equity Fund L.P. transferred at cost an aggregate of 64,688 of these shares to James J. Cahill and (v) SJC Capital LLC, LLM Structured Equity Fund L.P., LLM Investors L.P., Michael P. Castine, Michael Downey, Daniel Gressel and Capital Management Systems, Inc. transferred at cost an aggregate of 161,721 of these shares to Flat Ridge Investments LLC. In October, 2007, the aggregate outstanding 4,312,500 shares of common stock were increased to 7,187,500 shares of common stock (which includes 937,500 shares of common stock which are subject to repurchase to the extent the underwriters do not exercise their over-allotment option) as a result of a 5-for-3 stock split declared by our board of directors. Subsequent to the stock split, Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P. and Capital Management Systems, Inc. transferred at cost an aggregate of 158,724 of these shares to John Merchant, one of our directors. To the extent the underwriters do not exercise the over-allotment option, we will repurchase up to 937,500 shares from our initial stockholders so that the number of shares of common stock owned by our initial stockholders after this offering will be equal to 20% of the total number of shares outstanding after this offering (assuming none of them purchase units in the offering). The founders' common stock is identical to the shares included in the units being sold in this offering, except that:
•	the founders' common stock is subject to the transfer restrictions described below;
•
the initial stockholders have agreed to vote the founders' common stock in the same manner as a majority of the public stockholders in connection with the vote required to approve our initial business combination and as a result, will not be able to exercise conversion rights (as described below) with respect to the founders' common stock;
•	the initial stockholders have agreed to vote the founders' common stock in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence; and
•
the initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders' common stock if we fail to consummate an initial business combination.

The initial stockholders have agreed not to transfer, assign or sell any of the founders' common stock (as described under "Principal Stockholders — Transfers by Our Initial Stockholders and Our Sponsors")

until one year after the date of the completion of an initial business combination or earlier if, subsequent to our initial business combination, (i) the closing price of our common stock equals or exceeds $14.50 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property; provided however that transfers can be made to permitted transferees (as described under "Principal Stockholders — Transfers by Our Initial Stockholders and Our Sponsors") who agree in writing to be bound to the transfer restrictions, agree to vote in the same manner as a majority of the public stockholders who vote at the special meeting or annual called for the purpose of approving our initial business combination and to vote in favor of the amendment to our amended and restated certificate of incorporation providing for our perpetual existence and waive any rights to participate in any liquidation distribution if we fail to consummate an initial business combination. For so long as the sponsors' warrants are subject to such transfer restrictions they will be held in an escrow account maintained by Continental Stock Transfer & Trust Company.

In addition, the initial stockholders are entitled to registration rights with respect to the founders' common stock under an agreement to be signed on or before the date of this prospectus. The holders of a majority of these shares may elect to exercise these registration rights at any time commencing on the earlier of (i) nine months after the consummation of our initial business combination or (ii) the date the shares are released from escrow.
Sponsors' warrants purchased through private placement:
Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P. and Capital Management Systems, Inc. have entered into agreements with us to invest an aggregate of $5.25 million in us in the form of sponsors' warrants to purchase 5,250,000 shares of our common stock at a price of $1.00 per warrant. The sponsors are obligated to purchase the sponsors' warrants from us upon the consummation of this offering. The sponsors' warrants will be purchased separately and not in combination with common stock or in the form of units. The purchase price of the sponsors' warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus, then the $5.25 million purchase price of the sponsors' warrants will become part of the liquidating distribution to our public stockholders and the sponsors' warrants will expire worthless.
The sponsors' warrants are identical to the warrants included in the units being sold in this offering, except that the sponsors' warrants:
•	are non-redeemable so long as they are held by any of the sponsors or their permitted transferees;
•	are subject to the transfer restrictions described below;
•	will not be exercisable while they are subject to the transfer restrictions described below; and
•	may be exercised by the holders on a cashless basis.

The holders of the warrants included in the units purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the sponsors' warrants will not be issued pursuant to a registration statement so long as they are held by our sponsors and their permitted transferees, the warrant agreement provides that the sponsors' warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

The sponsors have agreed not to transfer, assign or sell any of the sponsors' warrants until the date that is 30 days after the date we complete our initial business combination; provided, however that the transfers can be made to permitted transferees (as described under "Principal Stockholders — Transfers by Our Initial Stockholders and Our Sponsors") who agree in writing to be bound by such transfer restrictions. For so long as the sponsors' warrants are subject to such transfer restrictions they will be held in an escrow account maintained by Continental Stock Transfer & Trust Company.

We will not be required to settle any such warrant exercise, whether by net cash settlement or otherwise, unless we have a registration statement under the Securities Act in effect covering the shares of common stock issuable upon the exercise of the warrants and sponsors' warrants, as applicable, and a current prospectus relating to these shares of common stock. In addition, the sponsors are entitled to registration rights with respect to the sponsors' warrants under an agreement to be signed on or before the date of this prospectus, which allows the holders of a majority of the sponsors' warrants (or underlying securities) to elect to exercise these registration rights at any time after the consummation of our initial business combination. With the exception of the terms noted above, the sponsors' warrants will have terms and provisions that are identical to those of the warrants included in the units being sold in this offering.
Right of first review:
We have entered into a business opportunity right of first review agreement with David A. Minella, our chairman and chief executive officer, who is affiliated with Flat Ridge Investment LLC, one of our sponsors, and Patrick J. Landers, our president and a director, who is affiliated with LLM Structured Equity Fund L.P. and LLM Investors L.P., two of our sponsors, James J. Cahill, our chief financial officer and secretary, William Landman, one of our directors, who is affiliated with Capital Management Systems, Inc., one of our sponsors, and Michael P. Castine, William Cvengros, Michael Downey, Daniel Gressel and John Merchant, each of whom is a director, and each of our sponsors, that provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of Messrs. Minella, Landers, Cahill, Landman, Castine, Cvengros, Downey, Gressel, Merchant and each of our sponsors, and companies or other entities which they manage or control, in the financial services industry with an enterprise value of $195 million or more. Messrs. Minella, Landers, Cahill, Landman, Castine, Cvengros, Downey, Gressel, Merchant and each of our sponsors will, and will cause such companies or entities under their management or control to, first offer any such business opportunity to us and they will not, and will cause each other company or entity under their management or control not to, pursue such business opportunity unless and until our board of directors has determined for any reason that we will not pursue such opportunity. Decisions by us to release Messrs. Minella, Landers, Cahill, Landman, Castine, Cvengros, Downey, Gressel, Merchant and each of our sponsors to pursue any specific business opportunity will be made solely by a majority of our disinterested directors.

Conflicts of Interest:	For a description of potential conflicts of interest see "Risk Factors" and "Management — Conflicts of Interest."
Proposed American Stock Exchange symbols for our:
Units:	"PAX.U"
Common stock:	"PAX"
Warrants:	"PAX.WS"
Proceeds of offering and private placement of sponsors' warrants to be held in trust account and amounts payable prior to trust account distribution or liquidation:
Approximately $245.3 million, or approximately $9.81 per unit (approximately $281.4 million, or approximately $9.79 per unit, if the underwriters' over-allotment option is exercised in full) of the proceeds of this offering and the private placement of the sponsors' warrants will be placed in a trust account at JPMorgan Chase, N.A., with Continental Stock Transfer & Trust Company as trustee, pursuant to an agreement to be signed on the date of this prospectus.

These proceeds include $8.3 million in deferred underwriting discounts and commissions (or approximately $9.5 million if the over-allotment option is exercised in full). We believe that the inclusion in the trust account of the purchase price of the sponsors' warrants and the deferred underwriting discounts and commissions is a benefit to our stockholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our completing an initial business combination. Except as described below, proceeds in the trust account will not be released until the earlier of completion of our initial business combination or our liquidation. Unless and until an initial business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to this offering, and the investigation, selection and negotiation of an agreement with one or more target businesses, except there can be released to us from the trust account (i) interest income earned on the trust account balance to pay any income taxes on such interest and (ii) interest income earned of up to $3.25 million on the trust account balance to fund our working capital requirements, provided that after such release there remains in the trust account a sufficient amount of interest income previously earned on the trust account balance to pay any due and unpaid income taxes on such $3.25 million of interest income (which provision we refer to as the "tax holdback"). With these exceptions, expenses incurred by us while seeking an initial business combination may be paid prior to our initial business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $50,000).
Limited payments to insiders:
There will be no fees, reimbursements or other cash payments paid to awarded to or earned by our initial stockholders, sponsors, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is) other than:
	•	repayment of $200,000 in non-interest bearing loans made to us by Flat Ridge Investments LLC, LLM Structured Equity Fund L.P. and LLM Investors L.P. to cover offering expenses;
	•	a payment of an aggregate of $4,500 per month to Teleos Management, L.L.C., an entity affiliated with Daniel Gressel, one of our directors, and $3,000 per month to LLM Capital Partners LLC, an entity affiliated with Patrick J. Landers, our president and a director, LLM Structured Equity Fund L.P. and LLM Investors L.P., for office space, secretarial and administrative services; and
	•	reimbursement for any expenses incident to this offering and expenses incident to identifying, investigating and consummating an initial business combination with one or more target businesses, none of which have been incurred to date. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $3.25 million on the balance in the trust account (subject to the tax holdback described above), such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements made to our initial stockholders, sponsors, officers, directors or their affiliates, and any reimbursements made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.
All amounts held in the trust account that are not converted to cash, released to us in the form of interest income or payable to the underwriters for deferred discounts and commissions will be released to us on closing of our initial business combination:	All amounts held in the trust account that are not converted to cash (as described below) or previously released to us as interest income to pay taxes on interest or to fund working capital will be released to us upon closing of our initial business combination with one or more target businesses, subject to compliance with the conditions to consummating an initial business combination described below. We will use these funds to pay amounts due to any public stockholders who exercise their conversion rights and to pay the underwriters their deferred underwriting discounts and commissions that are equal to 3.3% of the gross proceeds of this offering, or $8.3 million (or approximately $9.5 million if the underwriters' over-allotment option is exercised in full). Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the target business or businesses. If the initial business combination is paid for using stock or debt securities, we may use the cash released to us from the trust account for general corporate purposes, including but not limited to maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.
Amended and Restated Certificate of Incorporation:
Prior to our consummation of an initial business combination, there will be specific provisions in our amended and restated certificate of incorporation that may not be amended without the unanimous consent of our stockholders, including requirements to seek stockholder approval of an initial business combination and to allow our stockholders to seek conversion of their shares if they do not approve an initial business combination. While we have been advised that the validity of unanimous consent provisions under Delaware law has not been settled, we view these provisions as obligations to our stockholders and will not take any action to amend or waive these provisions. Our amended and restated certificate of incorporation will provide that we will continue in existence only until 24 months after the date of this prospectus. If we have not completed an initial business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed initial business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. Our initial business combination will be approved only if (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of our initial business combination, (ii) a majority of the outstanding shares of our common stock are voted in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and (iii) public stockholders owning not more than 30% of the shares (minus one share) sold in this offering both vote against our initial business combination and exercise their conversion rights. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate life 24 months after the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of an initial business combination.
Stockholders must approve initial business combination:
We will seek stockholder approval before effecting our initial business combination, even if the initial business combination would not ordinarily require stockholder approval under applicable state law. We will consummate our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of our initial business combination, (ii) a majority of the outstanding shares of our common stock are voted in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and (iii) not more than 30% of the shares (minus one share) sold in this offering are voted against the initial business combination and exercise their conversion rights described below. It is important to note that voting against our initial business combination alone will not result in a conversion of your shares into a pro rata share of the trust account, which will only occur when you exercise your conversion rights as described in this prospectus.

In connection with the stockholder vote required to approve our initial business combination, the initial stockholders have agreed to vote the founders' common stock (i) in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving our initial business combination and (ii) in favor of our amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. This voting arrangement does not apply to shares included in units purchased in this offering or shares purchased following this offering in the open market by any of our initial stockholders, sponsors, officers or directors. Accordingly, they may vote these shares in connection with a shareholder vote on a proposed initial business combination any way they choose. As discussed below, however, they have waived any conversion rights in the event they vote against an initial business combination and the initial business combination is approved.

Conditions to consummating our initial business combination:
We will not enter into our initial business combination with an entity which is affiliated with any of our officers, directors, initial stockholders or sponsors, including any businesses that are portfolio companies of our initial stockholders or sponsors or any entity affiliated with our officers, directors, initial stockholders or sponsors.

Our initial business combination must occur with one or more target businesses that collectively have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $8.3 million, or approximately $9.5 million if the underwriters' over-allotment option is exercised in full) at the time of such initial business combination. We may seek to consummate our initial business combination with a target business or businesses with a collective fair market value in excess of 80% of the balance in the trust account. However, we would likely need to obtain additional financing to consummate such an initial business combination, and there is no assurance we would be able to obtain such financing. If we acquire less than 100% of a target business in our initial business combination, the aggregate fair market value of the portion we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target we acquire. We will only consummate a business combination in which we become the controlling shareholder of the target. The key factor that we will rely on in determining controlling shareholder status would be our acquisition of at least 50.1% of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria.
Conversion rights for stockholders voting to reject our initial business combination:
If our initial business combination is approved and completed, public stockholders voting against it will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of interest income of up to $3.25 million on the trust account balance previously released to us to fund our working capital requirements (subject to the tax holdback described in this prospectus). If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination will not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Such public stockholders would only be entitled to convert their shares of common stock into a pro rata share of the aggregate amount on deposit in the trust account in the event that such stockholders elect to vote against a subsequent business combination which is approved by stockholders and completed, or in connection with our dissolution and liquidation. The initial stockholders, sponsors and our officers and directors will not be able to exercise conversion rights with respect to any of our shares that they may acquire prior to, in or after this offering.

Public stockholders who convert their common stock into a pro rata share of the trust account will be paid their conversion price promptly following the consummation of our initial business combination and will continue to have the right to exercise any warrants they own. The initial per share conversion price is approximately $9.81 per share (or approximately $9.79 per share if the underwriters' over-allotment option is exercised in full), without taking into account any interest earned on such funds. Since this amount may be less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. Because converting stockholders will receive their proportionate share of deferred underwriting compensation and the underwriters will be paid the full amount of the deferred underwriting compensation promptly after completion of our initial business combination, the non-converting stockholders will bear the financial effect of such payments to both the converting stockholders and the underwriters.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote being taken with respect to a proposed initial business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the initial business combination and the initial business combination is approved and consummated, as discussed above. In addition, no later than the business day immediately preceding the vote on the initial business combination, the stockholder must present written instructions to our transfer agent stating that the stockholder wishes to convert its shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of our initial business combination. We may also require public stockholders to tender their certificates to our transfer agent or to deliver their shares to our transfer agent electronically using The Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately preceding the vote on the initial business combination. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker to decide whether to pass this cost on to the converting stockholder.

The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed initial business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. As discussed above, a stockholder would have from the time we send out our proxy statement up until the business day immediately preceding the vote on the initial business combination to deliver his shares if he wishes to seek to exercise his conversion rights. The delivery process is within the stockholder's control and, whether he is a record holder or his shares are held in "street name," should be able to be accomplished by the stockholder in a matter of hours simply by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC system. However, because we do not have control over this process or over the brokers or DTC, it may take significantly longer than anticipated to obtain a physical stock certificate. Accordingly, we will only require stockholders to deliver their certificates prior to a vote if, in accordance with AMEX's proxy notification recommendations, the stockholders receive the proxy solicitation materials at least twenty days prior to the meeting.
Liquidation if no initial business combination:
If we are unable to complete an initial business combination within 24 months after the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within ten years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such claims, if any, from the $50,000 of proceeds held outside the trust account and from the $3.25 million of interest income earned on the trust account available to us for working capital (subject to the tax holdback described in this prospectus) we cannot assure you those funds will be sufficient to pay or provide for all creditors' claims. Although we will seek to have all third parties (including any vendors (which means entities that provide goods or services to us) or other entities we engage after this offering) and any prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time. There is no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. David A. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P. have agreed that they will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us.

However, the agreement entered into by Mr. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P. specifically provides for two exceptions to this indemnity; there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Based upon representations from Mr. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P. as to their accredited investor status (as such term is defined in Regulation D under the Securities Act) and that they have sufficient funds available to them to satisfy their indemnification obligations, we believe they will be able to satisfy any indemnification obligations that may arise given the limited nature of the obligations and we will enforce our rights under these indemnification arrangements against each of Mr. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P. However, in the event Mr. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P. have liability to us under these indemnification arrangements, we cannot assure you that they will have the assets necessary to satisfy those obligations.

We expect that all costs and expenses associated with implementing our plan of distribution will be funded from amounts remaining out of the $50,000 of proceeds held outside the trust account and from the $3.25 million in interest income on the balance of the trust account that will be released to us to fund our working capital requirements (subject to the tax holdback described in this prospectus). However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, David A. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P. have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and have agreed not to seek repayment for such expenses.

Our initial stockholders have waived their rights to participate in any liquidation distribution of the funds held in the trust account if we fail to consummate a business combination within 24 months after the date of this prospectus but only with respect to the founder's common stock, and in such event the sponsors' warrants will expire worthless.

If we are unable to conclude an initial business combination and we expend all of the net proceeds from this offering and the sale of the sponsors' warrants not deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share liquidation price will be approximately $9.81 (or approximately $9.79 per share if the underwriters' over-allotment option is exercised in full), or $0.19 less than the per-unit offering price of $10.00 (or $0.21 less than the per-unit offering price of $10.00 if the underwriters' over-allotment is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share liquidation price will not be less than approximately $9.81 (or approximately $9.79 per share if the underwriters' over-allotment option is exercised in full).
Escrow of founders' common stock and sponsors' warrants:
On or prior to the date of this prospectus, our initial stockholders and sponsors will place the founders' common stock and sponsors' warrants into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent until termination of the transfer restrictions applicable to such securities discussed above.
Audit committee to monitor compliance:
Effective upon consummation of this offering, we will establish and will maintain an audit committee to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.
Determination of offering amount:
We determined the size of this offering based on our estimate of the capital required to facilitate our combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. We intend to utilize the proceeds of this offering and the private placement of the sponsors' warrants, our capital stock, debt or a combination of these as the consideration to be paid in an initial business combination. Based on the experience of our management team, we believe that there should be opportunities to acquire one or more target businesses. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify target businesses, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses.

Risks

        We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete an initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 26 of this prospectus.

SUMMARY FINANCIAL DATA

        The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	July 20, 2007
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$(51,460)	$237,073,782
Total assets	$275,336	$237,073,782
Total liabilities	$251,460	$—
Value of common stock which may be converted to cash	$—	$73,574,990
Stockholders' equity	$23,876	$163,498,792

        The "as adjusted" information gives effect to the sale of the units we are offering including the application of the related gross proceeds, the receipt of $5.25 million from the sale of the sponsors' warrants and the payment of the estimated remaining expenses of this offering. The "as adjusted" working capital and "as adjusted" total assets is net of approximately $8.3 million being held in the trust account (or approximately $9.5 million if the underwriters' over-allotment option is exercised in full) representing deferred underwriting discounts and commissions.

        The "as adjusted" working capital and total assets amounts include approximately $237.0 million (which is net of deferred underwriting discounts and commissions of approximately $8.3 million) to be held in the trust account, which will be distributed to us on completion of our initial business combination. We will use the initial trust amount of approximately $245.3 million (or approximately $281.4 million if the underwriters' over-allotment is exercised in full) to pay amounts owed to (i) any public stockholders who exercise their conversion rights and (ii) the underwriters in the amount of approximately $8.3 million (or approximately $9.5 million if the underwriters' over-allotment option is exercised in full) in payment of their deferred underwriting discounts and commissions if a business combination is consummated. All such proceeds will be distributed to us from the trust account only upon the consummation of an initial business combination within 24 months after the date of this prospectus. If an initial business combination is not so consummated, the proceeds held in the trust account, including the deferred underwriting discounts and commission and all interest thereon, net of income taxes on such interest and interest income of up to $3.25 million on the trust account balance previously released to us to fund our working capital requirements (subject to the tax holdback described in this prospectus), will be distributed solely to our public stockholders as part of our liquidation.

        We will not consummate an initial business combination if public stockholders owning 30% or more of the shares sold in this offering vote against the initial business combination and exercise their conversion rights. Accordingly, we may effect an initial business combination if public stockholders owning up to 30% of the shares (minus one share) sold in this offering vote against the initial business combination and exercise their conversion rights. If this occurs, we would be required to convert to cash up to 7,499,999 shares of common stock (or 8,624,999 shares of common stock if the underwriters exercise their over-allotment option in full) at an initial per-share conversion price of approximately $9.81 for approximately $73,574,990 in the aggregate (or approximately $9.79 per share for approximately $84,408,740 in the aggregate if the underwriters exercise their over-allotment option in full). The actual per-share conversion price will be equal to:

  •
  the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of income taxes on such interest and net of interest income on the trust account balance released to us as described above, as of two business days prior to the proposed consummation of the initial business combination,

  •
  divided by the number of shares of common stock sold in this offering.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

  Risks Related to our Business:

We are a newly formed development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

        We are a recently formed development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing an initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning an initial business combination and may be unable to complete an initial business combination. If we expend all of the $50,000 in proceeds from this offering not held in trust and interest income earned of up to $3.25 million (subject to the tax holdback described in this prospectus) on the balance of the trust account that may be released to us to fund our working capital requirements in seeking an initial business combination, but fail to complete such a combination, we will never generate any operating revenues.

We may not be able to consummate an initial business combination within the required time frame, in which case, we would be forced to liquidate our assets.

        Pursuant to our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, we will have 24 months in which to complete an initial business combination. If we fail to consummate an initial business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating. The foregoing requirements are set forth in Article Sixth of our amended and restated certificate of incorporation and may not be eliminated except in connection with, and upon consummation of, an initial business combination. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of an initial business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding an initial business combination, nor taken any direct or indirect actions to locate or search for a target business.

If we are unable to consummate an initial business combination and are forced to liquidate, our public stockholders may receive less than $10.00 per share.

        If we are unable to complete an initial business combination within 24 months after the date of this prospectus and are forced to liquidate our assets, the per-share liquidation distribution may be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking an initial business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of an initial business combination.

If we are unable to consummate an initial business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

        We have 24 months in which to complete an initial business combination. We have no obligation to return funds to investors prior to such date unless we consummate an initial business combination prior thereto and only then in cases where investors have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete an initial business combination. Accordingly, investors' funds may be unavailable to them until such date.

You will not be entitled to protections normally afforded to investors of blank check companies.

        Since the net proceeds of this offering are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a "blank check" company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5.0 million upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination in some circumstances than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our consummation of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see "Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419."

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete an initial business combination.

        We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that an initial business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a "no-shop" provision (a provision in letters of intent designed to keep target businesses from "shopping" around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

We may require stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

        We may require public stockholders who wish to convert their shares to either tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System at any time up until the business day immediately preceding the day on which the vote is taken at the stockholder meeting held for the purpose of approving the initial business combination. In order to obtain a physical stock certificate, a stockholder's broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. The delivery process is within the stockholder's control and, whether he is a record holder or his shares are held in "street name," should be able to be accomplished by the stockholder in a matter of hours simply by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC system. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.

If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

        We must conduct a due diligence investigation of the target businesses we intend to acquire. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will reveal all material issues that may affect a particular target business, or that factors outside the control of the target business and outside of our control will not later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing in connection with, or after, our initial business combination.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete an initial business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete our initial business combination.

        Of the net proceeds of this offering, only $50,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. A substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial stockholders to operate or may be forced to liquidate. Our initial stockholders are under no obligation to advance funds in such circumstances.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders may be less than approximately $9.81 per share (or $9.79 per share if the underwriters' over-allotment option is exercised in full).

        Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses with which we negotiate, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. There is also no guarantee that a court would uphold the validity of such agreements. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination.

        Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders and, as a result, the per-share liquidation price could be less than $9.81 (or less than $9.79 if the underwriters' over-allotment option is exercised in full) due to claims of such creditors. If we liquidate before the completion of an initial business combination and distribute to our public stockholders the proceeds held in trust, David A. Minella, our chairman and chief executive officer, LLM Structured Equity Fund L.P. and LLM Investors L.P. have agreed that they will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, the agreement entered into by Mr. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P. specifically provides for two exceptions to this indemnity; there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from Mr. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P., such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. The measures described above are the only actions we will take to ensure that the funds in the trust account are not depleted by claims against the trust. Because we will seek to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of Mr. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P. having any such obligations is minimal. Based upon respresentations from Mr. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P. as to their accredited investor status (as such term is defined in Regulation D under the Securities Act) and that they have sufficient funds available to them to satisfy their indemnification obligations to us, we believe they will be able to satisfy any indemnification obligations that may arise and we will enforce our rights under these indemnification arrangements against each of Mr. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P. However, in the event Mr. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P. have liability to us under these indemnification arrangements, we cannot assure you that they will have the assets necessary to satisfy those obligations. Therefore, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $9.81 (or less than $9.79 if the underwriters' over-allotment option is exercised in full), plus interest, due to such claims.

        Additionally, if we file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.81 per share (or at least $9.79 per share if the underwriters' over-allotment option is exercised in full).

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

        If we are unable to complete an initial business combination within 24 months after the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within ten years after the date of dissolution. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent ten years prior to distributing the funds held in the trust account to stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors that we engage after the consummation of this offering (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. We intend to have all vendors that we engage after the consummation of this offering and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. Accordingly, we believe the claims that could be made against us should be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust account. However, we cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

        If we file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute to our public stockholders the proceeds held in the trust account promptly after 24 months after the date of this prospectus, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duties to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to expire worthless.

        No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless, at the time such holder seeks to exercise such warrant, we have a registration statement under the Securities Act in effect covering the shares of common stock issuable upon the exercise of the warrants and a current prospectus relating to these shares of common stock. Under the terms of the warrant agreement, we have agreed to use our best efforts to have a registration statement in effect covering shares of common stock issuable upon exercise of the warrants from the date the warrants became exercisable and to maintain a current prospectus relating to these shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise, whether by net cash settlement or otherwise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants held by public stockholders may have no value, we will have no obligation to settle the warrants for cash, the market for such warrants may be limited, such warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the shares of common stock included in the units.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

        No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of an initial business combination), we expect to either continue to be listed on a national securities exchange, which would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants and they may expire worthless if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Since we have not yet selected any target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business' operations.

        Because we have not yet identified a prospective target business, investors in this offering currently have not basis to evaluate the possible merits or risks of the target business' operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of such entities. Although our management will evaluate the risks inherent in a particular target business, we cannot assure you that they will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target business. Except for the limitation that a target business have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) and be in the financial services industry, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate.

If the private placement is not concluded in compliance with applicable law, our sponsors may have the right to rescind their warrant purchases. Their rescission rights, if any, may require us to refund an aggregate of $5,250,000 to our sponsors, thereby reducing the amount in the trust account available to us to consummate a business combination, or, in the event we do not complete a business combination within the period prescribed by this offering, the amount available to our public stockholders upon our liquidation.

        Although we believe that we have conducted the private placement in accordance with applicable law, there is a risk that the sponsors' warrants should have been registered under the Securities Act of 1933, as amended, and applicable blue sky laws. Although our sponsors have waived their rights, if any, to rescind their warrant purchases as a remedy for our failure to register these securities, their waiver may not be enforceable in light of the public policy underlying Federal and state securities laws. If the sponsors bring a claim against us and successfully assert rescission rights, we may be required to refund an aggregate of $5,250,000, plus interest, to them, thereby reducing the amount in the trust account available to us to consummate a business combination, or, in the event we do not complete a business combination within the period prescribed by this offering, the amount available to our public stockholders upon our liquidation.

Your only opportunity to evaluate and affect the investment decision regarding a potential initial business combination will be limited to voting for or against the initial business combination submitted to our stockholders for approval.

        At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential initial business combination will be limited to voting for or against the initial business combination submitted to our stockholders for approval. In addition, a proposal that you vote against could still be approved if a sufficient number of public stockholders vote for the proposed initial business combination. Alternatively, a proposal that you vote for could still be rejected if a sufficient number of public stockholders vote against the proposed initial business combination.

We will not be required to obtain an opinion from an independent investment banking firm as to the fair market value of the target business unless our board of directors is unable to independently determine the fair market value or unless we seek to acquire or merge with a registered broker-dealer.

        The fair market value of a target business or businesses will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow, and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criterion. If we wish to merge with or acquire a registered broker-dealer, we will obtain an opinion with respect to the fair market value of the target business from an independent investment bank that meets the requirements of a "qualified independent underwriter" under the NASD rules. In all other instances, we will have no obligation to obtain or provide you with an opinion with respect to the fair market value of the target business. While our board of directors will use one or more standards generally accepted by the financial community in determining the fair market value of a target business or businesses, we cannot assure you that our board of directors will not overvalue a potential target. If the board of directors does overvalue a potential target, a stockholder's only recourse will be to vote against the proposed business combination.

We may issue shares of our capital stock or debt securities to complete an initial business combination. Issuance of our capital stock would reduce the equity interest of our stockholders and may cause a change in control of our ownership, while the issuance of debt securities may have a significant impact on our ability to utilize our available cash.

        Our amended and restated certificate of incorporation, which will be in effect at the time of consummation of this offering, will authorize the issuance of up to 72,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the purchase of the sponsors' warrants (assuming no exercise of the underwriters' over-allotment option and our repurchase of 937,500 shares of founders' common stock from the initial stockholders), there will be 10,500,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants, including the sponsors' warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete an initial business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

  •
  may significantly reduce your equity interest in this offering;

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  may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

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  may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

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  may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of our company; and

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  may adversely affect prevailing market prices for our common stock.

        Similarly, if we issue debt securities, it could result in:

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  default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

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  acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

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  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

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  our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

        The value of your investment in us may decline if any of these events occur.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

        It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the initial business combination for any number of reasons including those beyond our control such as that 30% or more of our public stockholders vote against the initial business combination and opt to have us convert their stock for a pro rata share of the trust account even if a majority of our stockholders approve the initial business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Our ability to successfully effect an initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following an initial business combination.

        Our ability to successfully effect an initial business combination is dependent upon the efforts of our key personnel, including David A. Minella, our chairman and chief executive officer, Patrick J. Landers, our president and a director, and James J. Cahill, our chief financial officer and secretary. We believe that our success depends on the continued service of Messrs. Minella, Landers and Cahill, at least until we have consummated an initial business combination. We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. In addition, Messrs. Minella, Landers and Cahill are not required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential initial business combinations and monitoring the related due diligence. We do not have any employment agreements with, or key-man insurance on the lives of, any of these individuals. The unexpected loss of the services of any of these individuals could have a detrimental effect on us.

        The role of our key personnel in the target business cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following an initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after an initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following an initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

        Our key personnel will be able to remain with us after the consummation of an initial business combination only if they are able to negotiate employment or consulting agreements in connection with the initial business combination. Such negotiations would take place simultaneously with the negotiation of the initial business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the consummation of an initial business combination will not be the determining factor in our decision to proceed with any potential business combination.

Our officers' and directors' interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public stockholders' best interest.

        Unless we consummate our initial business combination, our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $3.25 million (subject to the tax holdback described in this prospectus) that may be released to us as working capital. These amounts are based on management's estimates of the funds needed to finance our operations for the next 24 months and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. We do not have a policy that prohibits our officers and directors from negotiating for the reimbursement of such expenses by a target business. If the owners of the target business do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers or directors could influence our officers' and directors' motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate an initial business combination.

        Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of an initial business combination. All of our executive officers and certain directors are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers' and directors' other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate an initial business combination. We cannot assure you that these conflicts will be resolved in our favor. See "Management — Conflicts of Interest."

Certain of our executive officers, directors and sponsors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

        Certain of our executive officers, directors and sponsors are now, and all of them may in the future become, affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us. As of the date of this prospectus, Patrick J. Landers, our president and a director, is affiliated with LLM Capital Partners LLC, a private equity firm based in Boston, and Annascaul Advisors LLC, a FINRA affiliated firm, Michael P. Castine is affiliated with Dover Management LLC, an investment advisory firm, William Cvengros is affiliated with National Retirement Partners Inc., a retirement plan advisory services firm, Michael Downey is affiliated with the Alliance Bernstein Funds, Daniel Gressel is affiliated with Teleos Management LLC, a hedge fund management firm, and William Landman is affiliated with Capital Management Systems Inc. See "Management — Conflicts of Interest." Furthermore, each of our principals may become involved with subsequent blank check companies similar to our company, although they have agreed not to participate in the formation of, or become an officer or director of, any blank check company that may complete an initial business combination with an entity in the financial services industry until the earlier of (i) the date on which we have entered into a definitive agreement regarding our initial business combination or (ii) 24 months after the date of this prospectus. Additionally, our officers, directors and sponsors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe contractual or other fiduciary duties. Accordingly, they may have fiduciary obligations and other conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

        We have entered into a business opportunity right of first review agreement with David A. Minella, our chairman and chief executive officer, who is affiliated with Flat Ridge Investments LLC, one of our sponsors, and Patrick J. Landers, our president and a director, who is affiliated with LLM Structured Equity Fund L.P. and LLM Investors L.P., two of our sponsors, James J. Cahill, our chief financial officer and secretary, William Landman, one of our directors, who is affiliated with Capital Management Systems, Inc., one of our sponsors, and Michael P. Castine, William Cvengros, Michael Downey, Daniel Gressel and John Merchant, each of whom is a director, and each of our sponsors, which provides that we will have a right of first review with respect to business combination opportunities of Messrs. Minella, Landers, Cahill, Landman, Castine, Cvengros, Downey, Gressel, Merchant and each of our sponsors, and companies or other entities which they manage or control, in the financial services industry with an enterprise value of $195 million or more. See "Management — Conflicts of Interest."

Certain of our directors and entities affiliated with certain of our officers and directors, own shares of our common stock issued prior to the offering and some of them will own warrants following this offering. These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for an initial business combination.

        Certain of our directors and entities affiliated with certain of our officers and directors, own shares of our common stock that were issued prior to this offering in consideration for an aggregate purchase price of $25,000. Additionally, Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P. and Capital Management Systems, Inc. are purchasing 3,150,000, 1,646,400, 33,600 and 420,000 sponsors' warrants, respectively, each at a purchase price of $1.00 per warrant, upon consummation of this offering. Such purchasers have waived their right to receive distributions with respect to the founders' common stock upon our liquidation if we are unable to consummate an initial business combination. Accordingly, the founders' common stock as well as the sponsors' warrants will be worthless if we do not consummate an initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing an initial business combination.

        Consequently, our directors' and officers' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors' ability to trade our securities and subject us to additional trading restrictions.

        We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. Although after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which only requires that we meet certain requirements relating to stockholders' equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to an initial business combination. Additionally, in connection with our initial business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

        If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

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  a limited availability of market quotations for our securities;

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  a determination that our common stock is a "penny stock" which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

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  a limited amount of news and analyst coverage for our company; and

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  a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

        Our initial business combination must be with a target business having a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of such acquisition, although this may entail the simultaneous acquisitions of several businesses or assets at the same time. However, we may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating an initial business combination with only a single entity, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

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  solely dependent upon the performance of a single business, or

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  dependent upon the development or market acceptance of a single or limited number of products, processes or services.

        This lack of diversification could make us more vulnerable to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to an initial business combination.

        Alternatively, if we determine to simultaneously acquire several businesses or assets, which are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations. We may seek to effect our initial business combination with one or more privately held companies, which may present certain challenges to us including the lack of available information about these companies.

        In pursuing our acquisition strategy, we may seek to effect our initial business combination with one or more privately held companies. By definition, very little public information exists about these companies, and we could be required to make our decision whether to pursue a potential initial business combination on the basis of limited information.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

        When we seek stockholder approval of our initial business combination, we will offer each public stockholder (but not our initial stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the initial business combination and the initial business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate an initial business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We may proceed with a business combination even if public stockholders owning up to 7,499,999 of the shares sold in this offering exercise their conversion rights.

        We may proceed with a business combination as long as public stockholders owning less than 30% of the shares (minus one share) sold in this offering exercise their conversion rights. Accordingly, public stockholders holding up to 30% of the shares (minus one share) sold in this offering, or 7,499,999 shares of common stock, may exercise their conversion rights and we could still consummate a proposed business combination. We have set the conversion percentage at 30% (minus one share) in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders. While there are a few other offerings similar to ours which include conversion provisions greater than 20%, the 20% threshold is customary and standard for offerings similar to ours.

        Our business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

        We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of an initial business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating an initial business combination. If we are unable to consummate an initial business combination with a target business within the prescribed time period, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete an initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

        Although we believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be available to us, will be sufficient to allow us to consummate an initial business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the initial business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Even if we do not need additional financing to consummate an initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after an initial business combination.

Our initial stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

        Upon consummation of this offering, our initial stockholders (including all of our officers and directors) will collectively own approximately 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). None of our initial stockholders have any current intention to purchase units in this offering. Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of an initial business combination, in which case all of the current directors will continue in office until at least the consummation of the initial business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert control at least until the consummation of an initial business combination. None of our sponsors, nor, to our knowledge, any of our other initial stockholders, officers, directors or any of their affiliates, has any current intention to purchase additional securities, other than as disclosed in this prospectus. In the event that our sponsors, initial stockholders, officers or directors purchase additional shares of our common stock, we believe that they will vote any such shares acquired by them in favor of our initial business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. Thus, any additional purchase of shares of our common stock by our sponsors, initial stockholders, officers or directors would likely allow them to exert additional influence over the approval of our initial business combination.

Our initial stockholders paid an aggregate of $25,000, or $0.004 per share, for the founders' common stock and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

        The difference between the public offering price per share (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. Our initial stockholders acquired the founders' common stock at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 31% or $3.12 per share (the difference between the pro forma net tangible book value per share of $6.88, and the initial offering price of $10.00 per unit).

Our management's ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

        If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a "cashless basis." In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" and (y) the fair market value. The "fair market value" shall mean the average reported last sales prices of our common stock for the ten trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrants for cash. This will have the effect of reducing the potential "upside" of the holder's investment in our company.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

        We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $14.50 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect an initial business combination.

        We will be issuing warrants to purchase 25,000,000 shares of common stock (or 28,750,000 shares of common stock if the underwriters' over-allotment option is exercised) as part of the units offered by this prospectus and the sponsors' warrants to purchase 5,250,000 shares of common stock (an aggregate of 30,250,000 warrants if the underwriters' over-allotment option is not exercised and 34,000,000 warrants if the underwriters' over-allotment option is exercised). To the extent we issue shares of common stock to effect an initial business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the initial business combination. Accordingly, our warrants may make it more difficult to effectuate an initial business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our initial stockholders or our sponsors or their permitted transferees exercise their registration rights with respect to the founders' common stock or sponsors' warrants and underlying securities, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect an initial business combination.

        The initial stockholders or their permitted transferees are entitled to up to three demands that we register the resale of the founders' common stock at any time generally commencing nine months after the consummation of our initial business combination. Additionally, our sponsors or their permitted transferees are entitled to up to three demands that we register the resale of their sponsors' warrants and underlying shares of common stock at any time after we consummate an initial business combination. We will bear the cost of registering these securities. If such individuals exercise their registration rights with respect to all of their securities, then there will be an additional 6,250,000 shares (assuming no exercise of the underwriters' over-allotment option and our repurchase of the 937,500 shares of founders' common stock sold to our initial stockholders) of common stock and 5,250,000 warrants (as well as 5,250,000 shares of common stock underlying the warrants) eligible for trading in the public market. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate an initial business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into an initial business combination with us or will request a higher price for their securities because of the potential negative effect the exercise of such rights may have on the trading market for our common stock.

The determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than typically would be the case if we were an operating company rather than an acquisition vehicle.

        Prior to this offering, there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the results of a negotiation between the underwriters and us.

        The determination of our per-unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management's assessment of the financial requirements necessary to complete our initial business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate our initial business combination and we would be forced to either find additional financing or liquidate, or we may have too great an amount in the trust account to identify a prospect having a fair market value of at least 80% of the amount held in our trust account (excluding deferred underwriting discounts and commissions).

If we effect an initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

        We may effect an initial business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business' home jurisdiction, including any of the following:

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  rules and regulations or currency conversion or corporate withholding taxes on individuals;

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  tariffs and trade barriers;

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  regulations related to customs and import/export matters;

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  longer payment cycles;

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  tax issues, such as tax law changes and variations in tax laws as compared to the United States;

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  currency fluctuations and exchange controls;

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  challenges in collecting accounts receivable;

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  cultural and language differences;

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  employment regulations;

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  crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

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  deterioration of political relations with the United States.

        We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect an initial business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

        If we effect an initial business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete an initial business combination.

        A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

        If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete an initial business combination, including:

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  restrictions on the nature of our investments; and

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  restrictions on the issuance of securities.

        In addition, we may have imposed upon us certain other burdensome requirements, including:

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  registration as an investment company;

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  adoption of a specific form of corporate structure; and

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  reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

        Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

        There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our stockholders with target business financial statements, we may not be able to complete an initial business combination with some prospective target businesses.

        We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

        Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2008. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management's evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

There may be tax consequences associated with our acquisition, holding and disposition of target companies and assets.

        We may incur significant taxes in connection with: effecting acquisitions; holding, receiving payments from, and operating target companies and assets; and disposing of target companies and assets.

  Risks Related to the Financial Services Industry:

        Business combinations with companies with operations in the financial services industry entail special considerations and risks. If we are successful in completing a business combination with a target business with operations in the financial services industry, we will be subject to, and possibly adversely affected by, the following risks:

The financial services industry faces substantial regulatory and litigation risks and conflicts of interest, and, after the consummation of a business combination with a company in the financial services industry, we may face legal liability and reduced revenues and profitability if our services are not regarded as compliant or for other reasons.

        The financial services industry is subject to extensive regulation. Many regulators, including U.S. and foreign government agencies and self-regulatory organizations, as well as state securities commissions and attorneys general, are empowered to conduct administrative proceedings and investigations that can result in, among other things, censure, fine, the issuance of cease-and-desist orders, prohibitions against engaging in some lines of business or the suspension or expulsion of a broker-dealer or investment adviser. The requirements imposed by regulators are designed to ensure the integrity of the financial markets and to protect customers and other third parties who deal with financial services firms and are not designed to protect our stockholders. Regulations and investigations may result in limitations on our activities such as the restrictions imposed on several leading securities firms as part of a settlement these firms reached with federal and state securities regulators and self-regulatory organizations in 2003 to resolve investigations into equity research analysts' alleged conflicts of interest.

        Governmental and self-regulatory organizations, including the SEC, the FINRA and national securities exchanges such as the New York Stock Exchange, impose and enforce regulations on financial services companies. U.S. self-regulatory organizations adopt rules, subject to approval by the SEC, that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered broker-dealers and investment advisers. For example, U.S. broker-dealers are subject to rules and regulations that cover all aspects of the securities business including: sales methods and trade practices; use and safekeeping of customer funds and securities; capital structures; recordkeeping; the preparation of research; the extension of credit; and the conduct of officers and employees. The types of regulations to which investment advisers are subject are also extensive and include: recordkeeping; fee arrangements; client disclosure; custody of customer assets; and the conduct of officers and employees.

        The SEC, the FINRA and various regulatory agencies also have stringent rules with respect to the maintenance of specific levels of net capital by securities brokerage firms. Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the SEC and suspension or expulsion from the FINRA and other regulatory bodies, which ultimately could prevent any broker-dealer that we acquire or acquire control of from conducting broker-dealer activities. In addition, a change in the net capital rules, the imposition of new rules or any unusually large charge against net capital could limit the operations of broker-dealers, which could harm our business if we were to consummate a business combination with a securities brokerage firm.

        The regulatory environment in which we will operate is also subject to modifications and further regulations. New laws or regulations or changes in the enforcement of existing laws or regulations applicable to us may adversely affect our business, and our ability to function in this environment will depend on our ability to constantly monitor and react to these changes. For example, recently the insurance industry has been subject to a significant level of scrutiny by various regulatory bodies, including state attorneys general and insurance departments, concerning certain practices within the insurance industry. These practices include, without limitation, the receipt of contingent commissions by insurance brokers and agents from insurance companies and the extent to which such compensation has been disclosed, bid rigging and related matters. As a result of these and related matters, including actions taken by the New York State Attorney General, there have been a number of proposals to modify various state laws and regulations regarding insurance agents and brokers, including proposals by the National Association of Insurance Commissioners, that could impose additional legal obligations, including disclosure obligations, on us if we were to offer insurance or other financial products.

        In recent years, the volume of claims and amount of damages claimed in litigation and regulatory proceedings against financial services firms has been increasing. After our business combination, our engagement agreements or arrangements may include provisions designed to limit our exposure to legal claims relating to our services, but these provisions may not protect us or may not be adhered to in all cases. We also will be subject to claims arising from disputes with employees for alleged discrimination or harassment, among other things. The risk of significant legal liability is often difficult to assess or quantify and its existence and magnitude often remain unknown for substantial periods of time. As a result, we may incur significant legal expenses in defending against litigation. Substantial legal liability or significant regulatory action against us could materially adversely affect our business, financial condition or results of operations or cause significant reputational harm to us, which could seriously harm our business.

        Financial services firms are subject to numerous conflicts of interest or perceived conflicts of interest. We will need to adopt various policies, controls and procedures to address or limit actual or perceived conflicts and regularly seek to review and update our policies, controls and procedures. However, these policies, controls and procedures may result in increased costs, additional operational personnel and increased regulatory risk. Failure to adhere to these policies and procedures may result in regulatory sanctions or client litigation. There have been a number of highly publicized cases involving fraud or other misconduct by employees in the financial services industry in recent years, and we run the risk that employee misconduct could occur. It is not always possible to deter or prevent employee misconduct and the precautions we take to prevent and detect this activity may not be effective in all cases.

After the consummation of our initial business combination, we will face strong competition from financial services firms, many of whom have the ability to offer clients a wider range of products and services than we may be able to offer, which could lead to pricing pressures that could materially adversely affect our revenue and profitability.

        After consummation of our initial business combination in the financial services industry, we will compete with other firms — both domestic and foreign — on a number of bases, including the quality of our employees, transaction execution, our products and services, innovation, reputation and price. We may fail to attract new business and we may lose clients if, among other reasons, we are not able to compete effectively. We will also face significant competition as result of a recent trend toward consolidation in this industry. In the past several years, there has been substantial consolidation and convergence among companies in the financial services industry. In particular, a number of large commercial banks, insurance companies and other broad-based financial services firms have established or acquired broker-dealers or have merged with other financial institutions. Many of these firms have the ability to offer a wide range of products such as loans, deposit-taking, insurance, brokerage, investment management and investment banking services, which may enhance their competitive position. They also have the ability to support investment banking with commercial banking, insurance and other financial services revenue in an effort to gain market share, which could result in pricing pressure on other businesses. The passage of the Gramm-Leach-Bliley Act in 1999 reduced barriers to large institutions providing a wide range of financial services products and services. We believe, in light of increasing industry consolidation and the regulatory overhaul of the financial services industry, that competition will continue to increase from providers of financial services products.

The financial services industry has inherent risks, which may affect our net income and revenues.

        The financial services business is, by its nature, subject to numerous and substantial risks, including volatile trading markets and fluctuations in the volume of market activity. Consequently, our net income and revenues are likely to be subject to wide fluctuations, reflecting the effect of many factors, including: general economic conditions; securities market conditions; the level and volatility of interest rates and equity prices; competitive conditions; liquidity of global markets; international and regional political conditions; regulatory and legislative developments; monetary and fiscal policy; investor sentiment; availability and cost of capital; technological changes and events; outcome of legal proceedings; changes in currency values; inflation; credit ratings; and the size, volume and timing of transactions. These and other factors could affect the stability and liquidity of securities and future markets, and the ability of issuers, other securities firms and counterparties to perform their obligations.

        A reduced volume of securities and futures transactions and reduced market liquidity generally results in lower revenues from principal transactions and commissions. Lower price levels for securities may result in a reduced volume of transactions and may also result in losses from declines in the market value of securities held in proprietary trading and underwriting accounts, particularly in volatile or illiquid markets, or in markets influenced by sustained periods of low or negative economic growth, including the risk of losses resulting from the ownership of securities, trading and the failure of counterparties to meet commitments. In particular, if we consummate a business combination with an investment management firm, our business could be expected to generate lower revenue in a market or general economic downturn. Under a typical arrangement for an investment management business, the investment advisory fees we could receive would be based on the market value of the assets under management. Accordingly, a decline in the prices of securities would be expected to cause our revenue and income to decline by:

  •
  causing the value of the assets under management to decrease, which would result in lower investment advisory fees;

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  causing negative absolute performance returns for some accounts which have performance-based incentive fees, resulting in a reduction of revenue from such fees; or

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  causing some of our clients to withdraw funds from our investment management business in favor of investments they perceive as offering greater opportunity and lower risk, which also would result in lower investment advisory fees.

Many financial services firms face credit risks which, if not properly managed, could cause revenues and net income to decrease.

        Many types of financial services firms, including banks and broker-dealers, lend funds to their customers. Among the risks all lenders face is the risk that some of their borrowers will not repay their loans. The ability of borrowers to repay their obligations may be adversely affected by factors beyond our control, including local and general economic and market conditions. A substantial portion of the loans may be secured by liens on real estate or securities. These same factors may adversely affect the value of real estate and securities as collateral. If we enter into a business combination with a firm that makes loans, we would maintain an allowance for loan losses to reflect the level of losses determined by management to be inherent in the loan portfolio. However, the level of the allowance and the amount of the provisions would only be estimates based on management's judgment, and actual losses incurred could materially exceed the amount of the allowance or require substantial additional provisions to the allowance, either of which would likely have a material adverse effect on our revenues and net income.

Members of the United States Congress are reviewing the tax laws applicable to investment partnerships, including the taxation of "carried interest," and these laws could be changed in a manner that materially impacts the asset management sector within the broader asset management industry.

        Some members of the United States Congress are considering legislative proposals to treat all or part of the income, including capital gain and dividend income, recognized by an investment partnership and allocable to a partner affiliated with the sponsor of the partnership (i.e. "carried interest") as ordinary income to such partner for U.S. federal income tax purposes. Depending on the specific provisions, the enactment of any such legislation could materially increase taxes payable by equity holders of certain asset management businesses and/or materially increase the tax liability of asset management businesses and thus reduce the value of their outstanding equity. In the event that we acquire a business in the asset management sector, any such change in the U.S. Federal tax laws may have a material adverse effect on our profitability by increasing our tax liabilities, which could adversely affect the value of our common stock.

We may be subject to significant regulatory requirements in connection with our efforts to consummate a business combination with a financial services firm, which may result in our failure to consummate our initial business combination within the required time frame and may force us to liquidate.

        Acquisitions of financial services companies are often subject to significant regulatory requirements and consents, and we will not be able to consummate a business combination with certain types of financial services companies without complying with applicable laws and regulations and obtaining required governmental or client consents. For example, if we were to attempt to acquire or acquire control of an investment management firm, we would have to obtain consents of the firm's investment management clients or enter into new contracts with them, and there is no assurance that we would be able to obtain such consents or enter into new contracts. Similarly, if we were to attempt to acquire certain banks, we would be required to obtain the approvals of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and/or state banking commissions. If our acquisition target were an insurance company, state insurance commissioners in the states where the insurance company does business would review an acquisition transaction and could prevent it by withholding their consent. The acquisition of a business in other sectors of the financial services industry may require similar approvals or consents.

        We may not receive any such required approvals or we may not receive them in a timely manner, including as a result of factors or matters beyond our control. Satisfying any statutory or regulatory requirements may delay the date of our completion of our initial business combination beyond the required time frame (24 months after the date of this prospectus). If we fail to consummate our initial business combination within the required time frame, we may be forced to liquidate.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management's expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predicts," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

  •
  ability to complete our initial business combination;

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  success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

  •
  officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

  •
  potential ability to obtain additional financing to complete our initial business combination;

  •
  pool of prospective target businesses;

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  the ability of our officers and directors to generate a number of potential investment opportunities;

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  potential change in control if we acquire one or more target businesses for stock;

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  our public securities' potential liquidity and trading;

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  listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange following our initial business combination;

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  use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

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  financial performance following this offering; or

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  regulatory and operational risks associated with acquiring a regulated financial services business.

        The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading "Risk Factors." Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

        We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the sponsors' warrants, will be as set forth in the following table:

	Without Over- Allotment Option	With Over- Allotment Option Exercised
Offering gross proceeds	$250,000,000	$287,500,000
Proceeds from sale of sponsors' warrants	5,250,000	5,250,000

Total gross proceeds	$255,250,000	$292,750,000
Offering expenses(1)(2)
Underwriting discount (7% of offering gross proceeds)	$17,500,000	$20,125,000
Legal fees and expenses	350,000	350,000
Printing expenses	65,000	65,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	15,447	15,447
FINRA filing fee	51,000	51,000
American Stock Exchange fees	75,000	75,000
Miscellaneous expenses	92,553	92,553
Initial trustee fees	1,000	1,000

Total offering expenses	$18,200,000	$20,825,000

Proceeds after offering expenses	$237,050,000	$271,925,000

Net offering proceeds held in trust	$237,000,000	$271,875,000
Deferred underwriting discounts and commissions held in trust	$8,250,000	$9,487,500

Total held in trust	$245,250,000	$281,362,500

Net offering proceeds not held in trust	$50,000	$50,000
Working capital funded from net proceeds not held in trust and interest earned on monies held in trust(3)(4)
Legal and accounting expenses in connection with any business combination, due diligence of prospective target businesses, including fees for market research or consultants used to perform due diligence, if any, and reimbursement of out-of-pocket due diligence expenses incurred by our management team	$1,300,000	$1,300,000
Payment for office space, administrative and support services to Teleos Management, L.L.C. and LLM Capital Partners LLC ($7,500 per month for up to 24 months)	$180,000	$180,000
Legal and accounting fees relating to SEC reporting obligations	$100,000	$100,000
Working capital to cover miscellaneous expenses(5)	$1,720,000	$2,207,500

Total	$3,300,000	$3,787,500

(1)
A portion of the offering expenses have been paid from the $200,000 advance we received from Flat Ridge Investments LLC, LLM Structured Equity Fund L.P. and LLM Investors L.P. described below. This advance will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

(2)
These are estimates only. Our actual expenses for some or all of these items may differ from the estimates set forth herein.

(3)
The amount of net proceeds from this offering not held in trust will remain constant at $50,000 even if the underwriters' over-allotment option is exercised. In addition, $3,250,000 of interest income earned on the amounts held in the trust account (subject to the tax holdback described in this prospectus) will be available to us to pay for our working capital requirements potentially including the items described above. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

(4)
These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

(5)
The miscellaneous expenses may include deposits or down payments for a proposed initial business combination, corporate franchise taxes, director and officer liability insurance premiums, brokers' retainer fees, consulting fees, finders' fees and fees payable to Continental Stock Transfer & Trust Company for serving as trustee and our transfer agent.

        If the underwriters determine that the size of this offering should be increased it will result in a proportionate increase in the amount of interest we may withdraw from the trust account. Assuming a 20% increase in the size of this offering, the per-share conversion or liquidation rate could decrease by as much as approximately $0.03 (or $0.03 if the underwriters' over-allotment option is exercised in full).

        A total of approximately $245.3 million (or approximately $281.4 million if the underwriters' over-allotment option is exercised in full), of the net proceeds from this offering and the sale of the sponsors' warrants described in this prospectus, including $8.3 million (or approximately $9.5 million if the underwriters' over-allotment option is exercised in full) of deferred underwriting discounts and commissions will be placed in a trust account at JPMorgan Chase, N.A., with Continental Stock Transfer & Trust Company, as trustee. Except for a portion of the interest income that may be released to us, or used to pay taxes, the proceeds held in trust will not be released from the trust account until the earlier of the completion of an initial business combination or our liquidation. All amounts held in the trust account that are not converted to cash or released to us as interest income, or used to pay taxes, will be released promptly after closing of our initial business combination with one or more target businesses which collectively have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $8.3 million, or approximately $9.5 million if the underwriters' over-allotment option is exercised in full) at the time of such business combination, subject to (i) a majority of our public stockholders voting in favor of the initial business combination, (ii) a majority of the outstanding shares of our common stock being voted in favor of the amendment to our amended and restated certificate of incorporation providing for our perpetual existence and (iii) public stockholders holding not more than 30% of the shares (minus one share) sold in this offering electing to exercise their conversion rights, and subject to such deferred underwriting discount and commission having been paid to the underwriters. We will only consummate a business combination in which we become the controlling shareholder of the target. The key factor that we will rely on in determining controlling shareholder status would be our acquisition of at least 50.1% of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria. Upon release of funds from the trust account and after payment of the conversion price to any public stockholders who exercise their conversion rights, the underwriters will receive their deferred underwriting discounts and commissions, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs. If the initial business combination is paid for using stock or debt securities, we may use the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

        We have agreed to pay Teleos Management, L.L.C., an entity affiliated with Daniel Gressel, one of our directors, a total of $4,500 per month and LLM Capital Partners LLC, an entity affiliated with Patrick J. Landers, our president and a director, LLM Structured Equity Fund L.P. and LLM Investors L.P., a total of $3,000 per month for office space, administrative services and secretarial support. This arrangement is being agreed to by each of Teleos Management, L.L.C. and LLM Capital Partners LLC for our benefit and is not intended to provide Mr. Gressel or Mr. Landers compensation in lieu of a salary or other remuneration because it is anticipated that the expenses to be paid by Teleos Management, L.L.C. and LLM Capital Partners LLC, a total of $7,500 per month will approximate the monthly respective reimbursements. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon completion of an initial business combination or our liquidation, we will cease paying these monthly fees.

        We expect that due diligence of prospective target businesses will be performed by some or all of the members of our management team and may include engaging market research firms and/or third party consultants. No compensation of any kind, including finders' and consulting fees, will be paid to awarded to or earned by any of our initial stockholders, sponsors, officers or directors, or to any of their respective affiliates, for services rendered prior to or in connection with the consummation of an initial business combination, other than a total of $7,500 per month for office space and administrative services, including secretarial support. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review and approve all expense reimbursements made to our initial stockholders, sponsors, officers or directors and their respective affiliates (other than the $7,500 monthly payment described above) and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

        We believe that amounts not held in trust as well as the interest income of up to $3.25 million earned on the trust account balance that may be released to us subject to the tax holdback (as described in more detail in this prospectus) will be sufficient to pay the costs and expenses to which such proceeds are allocated as well as any additional expenses that may be incurred by us in connection with this offering over and above the amounts specified in this "Use of Proceeds" section. This belief is based on the fact that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of an initial business combination. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete any initial business combination, we believe that following the completion of this offering, it will take a significant amount of time to find a prospective target business and take all of the steps necessary to complete an initial business combination. We anticipate that, even at an interest rate of 3% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. Given the limited amount of time it will take to generate $3.25 million of interest on the trust account, we anticipate receiving such interest income generally shortly after we incur working capital expenses. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, or if interest payments are not available to fund the expenses at the time we incur them, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us. To the extent that the underwriters exercise their over-allotment option, the maximum amount of interest income we may withdraw from the trust account will proportionally increase. In addition, if the underwriters determine that the size of this offering should be increased, it will result in a proportionate increase in the amount of interest we may withdraw from the trust account. Assuming a 20% increase in the size of this offering (but no exercise of the underwriters' over-allotment option), the amount of interest we may withdraw will proportionally increase up to $3.9 million. We will use such proportionate increase in interest income to cover our working capital expenses. If our expenses exceed the amounts not held in the trust account and the interest income that may be released to us from the trust account (subject to the tax holdback described in this prospectus), such out-of-pocket expenses could not be reimbursed by us unless we consummate an initial business combination. Since the role of our officers and directors after an initial business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to current officers and directors after our initial business combination. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed by us prior to the closing of our initial business combination. If the owners of the target business do not agree to such repayment, this could cause our officers and directors to view such potential initial business combination unfavorably and result in a potential conflict of interest. There is no limit on the amount of such expenses reimbursable by us to such persons. A public stockholder will be entitled to receive funds from the trust account only in the event of our liquidation if we fail to complete a business combination within the allotted time or if the public stockholder seeks to convert such shares into cash in connection with a business combination that the public stockholder voted against and that we actually complete. In no other circumstances will a public stockholder have any right or interest of any kind in or to funds in the trust account.

        To the extent that our capital stock is used in whole or in part as consideration to effect an initial business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business' operations, for strategic acquisitions and for marketing, research and development of existing or new products or services. Such funds could also be used to repay any operating expenses or finders' fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

        As of the date of this prospectus, Flat Ridge Investments LLC, LLM Structured Equity Fund L.P. and LLM Investors L.P. advanced to us a total of $200,000, a portion of which was used to pay certain expenses of this offering referenced in the line items above for the SEC registration fee, FINRA registration fee, American Stock Exchange fee and accounting and legal fees and expenses. These advances are non-interest bearing, unsecured and are due at the earlier of July 10, 2008 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in the trust account and interest released from the trust account.

        The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States "governmental securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Interest income earned on the trust account balance released to us to pay any tax obligations and, in addition, interest income earned of up to $3.25 million (subject to the tax holdback described in this prospectus) on the trust account balance may be releasable to us from the trust account to fund working capital requirements.

        On completion of our initial business combination, the underwriters will receive the deferred underwriters' discounts and commissions held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance in the trust account, the underwriters have agreed (i) on our liquidation to forfeit any rights or claims to the deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of income taxes payable on such interest, to the public stockholders on a pro rata basis.

        If the underwriters determine the size of the offering should be increased or decreased, a stock dividend or a repurchase of founders' common stock by us, as applicable, would be effectuated so that the number of shares of common stock owned by our initial stockholders after this offering will be equal to 20% of the total number of shares outstanding after this offering (assuming none of them purchase units in the offering). Such an increase in offering size will also result in a proportionate increase in the amount of interest we may withdraw from the trust account.

DIVIDEND POLICY

        We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of our initial business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after our initial business combination is completed. The payment of any dividends subsequent to our initial business combination will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

DILUTION

        The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus or the sponsors' warrants and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the sponsors' warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

        At July 20, 2007, our net tangible book value was a deficiency of $51,460, or approximately ($0.01) per share of common stock. After giving effect to the sale of 25,000,000 shares of common stock included in the units we are offering by this prospectus, the sale of the sponsors' warrants and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at July 20, 2007 would have been $163,498,792, or $6.88 per share, representing an immediate increase in net tangible book value of $6.89 per share to the initial stockholders and an immediate dilution of $3.12 per share or approximately 31% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $73,574,990 less than it otherwise would have been because if we effect an initial business combination, the conversion rights to the public stockholders (but not our initial stockholders) may result in the conversion into cash of up to 30% of the aggregate number of the shares (minus one share) sold in this offering at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of $8.3 million in deferred underwriting discounts and commissions) as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

        The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units or the sponsors' warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(0.01)
Increase attributable to new investors	6.89

Pro forma net tangible book value after this offering		6.88(1)

Dilution to new investors		$3.12(1)

        The following table sets forth information with respect to our initial stockholders and the new investors:

					Average
	Shares Purchased		Total Consideration
					Price Per Share
	Number	Percentage	Amount	Percentage
Initial stockholders(1)	6,250,000	20.00%	$24,906	0.01%	$0.004
New investors	25,000,000	80.00%	$250,000,000	99.99%	$10.00

	31,250,000	100.0%	$250,024,906	100.0%

        The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(51,460)
Net proceeds from this offering and sale of sponsors' warrants	237,050,000
Offering costs excluded from net tangible book value before this offering	75,336
Less: Repurchase of founders' shares	(94)
Less: Proceeds held in trust subject to conversion to cash (2)	(73,574,990)

$163,498,792

Denominator:
Shares of common stock outstanding prior to this offering	6,250,000 (1)
Shares of common stock included in the units offered	25,000,000
Less: Shares subject to conversion	(7,499,999)

23,750,001

(1)
Assumes no exercise of the underwriters' over-allotment option and our repurchase of 937,500 shares of founders' common stock from the initial stockholders. Adjusted to reflect the number of shares outstanding after giving effect to the 5-for-3 stock split declared by our board of directors in October, 2007.

(2)
Does not include the deduction for the deferred underwriting discounts and commissions (approximately $0.33 per share or $8.3 million) which will be distributed to public stockholders on completion of our initial business combination.

CAPITALIZATION

        The following table sets forth our capitalization at July 20, 2007 and as adjusted to give effect to the sale of our units, the sponsors' warrants and the application of the estimated net proceeds derived from the sale of such securities:

	July 20, 2007
	Actual		As Adjusted(1)
Notes payable to stockholders(2)	$200,000		$-0-
Common stock, 0 and 7,499,999 shares of which are subject to possible conversion at conversion value(3)	-0-		73,574,990

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	-0-		-0-

Common stock, $0.0001 par value, 72,000,000 shares authorized; 7,187,500(4) shares issued and outstanding; 23,750,001(5) shares issued and outstanding (excluding 7,499,999 shares subject to possible conversion), as adjusted	719	(6)	2,375
Additional paid-in capital	24,281	(6)	163,497,541
Deficit accumulated during the development stage	(1,124)		(1,124)

Total stockholders' equity	23,876	(6)	163,498,792

Total capitalization	$223,876	(6)	$237,073,782

(1)
Includes the $5.25 million we will receive from the sale of the sponsors' warrants.

(2)
Notes payable to stockholders are promissory notes issued in the amount of $200,000 in the aggregate to Flat Ridge Investments LLC, LLM Structured Equity Fund L.P. and LLM Investors L.P. The notes are non-interest bearing and are payable on the earlier of July 10, 2008 or the consummation of this offering.

(3)
If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 30% of the aggregate number of shares (minus one share) sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially approximately $9.81 per share, or approximately $9.79 per share if the underwriters' over-allotment option is exercised in full), before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, as of two business days prior to the proposed consummation of our initial business combination, divided by the number of shares sold in this offering.

(4)
Includes 937,500 shares of founders' common stock subject to repurchase if the underwriters do not exercise their over-allotment option.

(5)
Assumes no exercise of the underwriters' over-allotment option and our repurchase of 937,500 shares of founders' common stock from the initial stockholders.

(6)
Assuming a repurchase of 937,500 shares of founders' common stock by us if the underwriters do not exercise their over-allotment option, the value of outstanding common stock would be $625, the additional paid-in capital would remain the same, the total stockholders' equity would be $23,782 and total capitalization would be $223,782.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Overview

        We were formed on July 9, 2007, to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets in the financial services industry. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Accordingly, we cannot assure you that we will be able to locate or enter into a business combination with a target business on favorable terms or at all.

        We intend to effect an initial business combination using cash from the proceeds of this offering and the private placements of the sponsors' warrants, our capital stock, debt or a combination of cash, stock and debt. We are seeking to raise $250 million in connection with this offering of our units and to deposit approximately $245.3 million in the aggregate (or approximately $281.4 million in the aggregate if the underwriters' over-allotment option is exercised in full) into a trust account until we effect our initial business combination. The size of this offering was determined after taking into account previous transactional experience of our sponsors, as well as the underwriters' evaluation of the overall market conditions for transactions similar in structure and scope to our offering. We believe that the amount to be held in trust after the consummation of this offering, when taken together with the interest income earned on the trust account which we may withdraw and any financing arrangements that we may enter into, will provide us with the flexibility to effect our initial business combination at a number of different price levels at or in excess of the value of the trust account.

        The issuance of additional shares of our common stock or any number of shares of our preferred stock:

  •
  may significantly reduce your equity interest in this offering;

  •
  may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

  •
  may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

  •
  may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of our company; and

  •
  may adversely affect prevailing market prices for our common stock.

        Similarly, if we issue debt securities, it could result in:

  •
  default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

  •
  acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

  •
  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

  •
  our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

Results of Operations and Known Trends or Future Events

        We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering and the concurrent private sale of the sponsors' warrants. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

        Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founders' common stock (of which we will repurchase up to 937,500 shares, at a price equal to $0.0001 per share, to the extent the underwriters do not exercise their over-allotment option), and an advance from each of Flat Ridge Investments LLC, LLM Structured Equity Fund L.P. and LLM Investors L.P. that is more fully described below. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $700,000 and underwriting discounts and commissions of $17.5 million (or approximately $20.1 million if the underwriters' over-allotment option is exercised in full) and (ii) the sale of the sponsors' warrants for an aggregate purchase price of $5.25 million, will be approximately $237.1 million (or approximately $271.9 million if the underwriters' over-allotment option is exercised in full). Approximately $245.3 million (or approximately $281.4 million if the underwriters' over-allotment option is exercised in full), will be held in trust, which includes $8.3 million (or approximately $9.5 million if the underwriters' over-allotment option is exercised in full) of deferred underwriting discounts and commissions. The remaining $50,000 will not be held in trust.

        We will use substantially all of the net proceeds of this offering in connection with acquiring one or more target businesses, including identifying and evaluating prospective target businesses, selecting one or more target businesses, and structuring, negotiating and consummating the initial business combination. To the extent we use our capital stock in whole or in part as consideration for an initial business combination, the proceeds held in the trust account (less amounts paid to any public stockholders who exercise their conversion rights and deferred underwriting discounts and commissions paid to the underwriters) as well as any other net proceeds not expended prior to that time will be used to finance the operations of the target business or businesses. Such working capital funds could be used in a variety of ways including continuing or expanding the target business' operations and for strategic acquisitions. Such funds could also be used to repay any operating expenses or finders' fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

        Following consummation of this offering, we believe the funds available to us outside of the trust account, together with interest income of up to $3.25 million on the balance of the trust account to be released to us for working capital requirements (subject to the tax holdback described in this prospectus), will be sufficient to allow us to operate for at least the next 24 months, assuming an initial business combination is not completed during that time. If the underwriters determine that the size of this offering should be increased it could result in a proportionate increase in the amount of interest we may withdraw from the trust account. Assuming a 20% increase in the size of this offering, the per-share conversion or liquidation rate could decrease by as much as approximately $0.03 (or $0.03 if the underwriters' over-allotment option is exercised in full). We expect our primary liquidity requirements during the next 24 months to include approximately $1,300,000 for expenses for the due diligence and investigation of a target business or businesses; an aggregate of $180,000 for office space, administrative services and support payable to Teleos Management, L.L.C., an entity affiliated with Daniel Gressel, one of our directors, and LLM Capital Partners LLC, an entity affiliated with Patrick J. Landers, our president and a director, LLM Structured Equity Fund L.P. and LLM Investors L.P., representing $7,500 per month for up to 24 months; $100,000 for legal and accounting fees relating to our SEC reporting obligations; and approximately $1,720,000 for general working capital that will be used for miscellaneous expenses (including directors and officers liability insurance), and reserves including additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section entitled "Use of Proceeds." We anticipate that, even at an interest rate of 3% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. Given the limited amount of time it will take to generate $3.25 million of interest on the trust account, we anticipate receiving such interest income generally shortly after we incur working capital expenses. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, or if interest payments are not available to fund the expenses at the time we incur them, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable.

        We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to the consummation of our initial business combination. However, we will rely on the funds available to us outside of the trust account and interest earned of up to $3.25 million on the trust account (subject to the tax holdback described in this prospectus) to fund such expenditures and if our estimates of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to convert into cash a significant number of shares of public stockholders voting against our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

        As of the date of this prospectus, Flat Ridge Investments LLC, LLM Structured Equity Fund L.P. and LLM Investors L.P. have advanced on our behalf a total of $200,000 for payment of offering expenses. This advance is non-interest bearing, unsecured and is due at the earlier of July 10, 2008 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not placed in the trust account and interest income released to us from the trust account.

        We are obligated, commencing on the date of this prospectus, to pay Teleos Management, L.L.C., an entity affiliated with Daniel Gressel, one of our directors, and LLM Capital Partners LLC, an entity affiliated with Patrick J. Landers, our president and a director, LLM Structured Equity Fund L.P. and LLM Investors L.P., an aggregate monthly fee of $7,500 for office space and general and administrative services.

        Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P. and Capital Management Systems, Inc. have committed to purchase 3,150,000, 1,646,400, 33,600 and 420,000 sponsors' warrants, respectively, at $1.00 per warrant (for a total purchase price of $5.25 million) from us. These purchases will take place on a private placement basis simultaneously with to the consummation of this offering. The purchase price of the sponsors' warrants has been determined to be the fair value of such warrants as of the purchase date. However, if it is determined, at the time of the offering that the fair value of the sponsors' warrants exceeds the $1.00 purchase price, we would record compensation expense for the excess of the fair value of the sponsors' warrants on the day of purchase over the $1.00 purchase price in accordance with SFAS 123(R).

PROPOSED BUSINESS

Introduction

        We are a recently organized Delaware blank check company formed to complete an initial business combination with one or more businesses or assets in the financial services industry. To date, our efforts have been limited to organizational activities as well as activities related to this offering. No evaluations of, or discussions with, any potential acquisition candidate occurred prior to our formation, nor did any of our principals have any direct or indirect contact with any potential acquisition candidate prior to our formation. We do not have any specific initial business combination under consideration nor have we or anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Accordingly, we cannot assure you that we will be able to locate or enter into a business combination with a target business on favorable terms or at all.

        We are seeking to raise $250 million in connection with this offering of our units and to deposit approximately $245.3 million in the aggregate (or approximately $281.4 million in the aggregate if the underwriters' over-allotment option is exercised in full) into a trust account until we effect our initial business combination. The size of this offering was determined after taking into account previous transactional experience of our sponsors, as well as the underwriters' evaluation of the overall market conditions for transactions similar in structure and scope to our offering. We believe that the amount to be held in trust after the consummation of this offering, when taken together with the interest income earned on the trust account which we may withdraw and any financing arrangements that we may enter into, will provide us with the flexibility to effect our initial business combination at a number of different price levels at or in excess of the value of the trust account.

Overview of the Financial Services Industry

        According to the U.S. Bureau of Economic Analysis, the financial services industry has been a leading contributor to the U.S. gross domestic product, or GDP, for more than a decade. In 2006, the financial services industry contributed 20.8% to the GDP. From 1996 through 2006, corporate profits in the financial industry grew at a compound annual rate of 11.4%, as compared to 5.6% for non-financial industries (Source: U.S. Department of Commerce, Bureau of Economic Analysis news release dated June 28, 2007; www.bea.gov). As the domestic financial services industry continues to expand internationally over the next decade, we believe it will continue to be an important contributor to global economic growth.

        Financial services refers to services provided by the finance industry. The financial services industry includes entities of various types that deal with the management of money and provide a broad array of financial services to their customers. These include, among others:

  •
  private equity firms;

  •
  hedge fund advisers;

  •
  investment management firms;

  •
  money management firms;

  •
  funds of funds firms;

  •
  brokerage firms;

  •
  investment banks;

  •
  commercial banks;

  •
  registered investment advisers;

  •
  investment management consulting companies;

  •
  insurance companies;

  •
  specialty finance companies;

  •
  business development companies;

  •
  commercial credit companies;

  •
  mortgage brokers and mortgage lending companies;

  •
  consumer finance companies;

  •
  financial service subsidiaries of consumer retail companies;

  •
  non-bank lending companies;

  •
  reinsurance companies;

  •
  venture capital companies;

  •
  small business investment companies; and

  •
  businesses which provide any type of support services for financial service companies.

We may consummate our initial business combination with any of these types of entities.

        Within the universe of potential targets set forth above, an important focus for us will be on the asset management sector of the financial services industry. The asset management business involves managing investments on behalf of third parties in exchange for contracted fees and other income. The sector manages trillions of dollars of assets and consists of several subsectors including, but not limited to, the following:

  •
  Institutional equity and fixed income managers — Institutional investment managers manage portfolios of equity, fixed income and other securities on behalf of institutional clients including, but not limited to, public and corporate pension plans, foundations and endowments.

  •
  Mutual fund managers — Mutual fund managers invest client assets in open-end and/or closed-end investment pools according to specific investment objectives and constraints.

  •
  Hedge funds — Hedge funds generally refer to privately held and unregistered investment vehicles managed with the primary aim of delivering positive risk-adjusted returns under all market conditions. Hedge funds typically differ from traditional asset vehicles such as mutual funds either by the strategies they employ or the asset classes in which they invest. Asset classes in which hedge funds may invest include liquid and illiquid securities, derivatives instruments, pools of loans or other financial assets, asset-backed securities and a variety of other non-traditional assets such as distressed securities. Strategies employed by hedge funds include asset based lending; equity long-short convertible arbitrage; distressed securities; equity market neutral; fixed income arbitrage; merger arbitrage; and global macro and other quantitative and non-quantitative strategies. These strategies can employ methods including use of leverage, short positions, hedging, swaps, arbitrage derivatives and quantitative or other methods.

  •
  Private equity funds — Private equity funds generally refer to portfolios of non-actively traded common equity, preferred stock or mezzanine or distressed debt securities of private companies, but such funds may include investments in such equity or debt securities of public companies. Private equity funds also may include investments that constitute either control or minority positions in private companies or investments in an array of real estate securities or assets, including those made through special purpose funds that have risk-return characteristics similar to those of other private equity investments and venture capital investments.

  •
  High net worth managers — High net worth managers provide investment management and related services to high net worth individuals and families.

  •
  Financial planning firms — Financial planning firms work with clients to identify and achieve financial objectives, including asset allocation, investment management and tax, estate and retirement planning.

  •
  Real estate investment managers, property managers and brokers — Real estate investment managers buy, manage and sell real estate properties on behalf of separate account clients and commingled investment pools. Real estate property managers oversee the day-to-day operations and business plans for real estate properties. Real estate brokers generate commissions for arranging sales and leases of real estate properties.

  •
  Retail and institutional brokerage firms — Brokerage firms provide investment advice, trade execution services, investment research and other services to individual and institutional clients, typically in return for commissions.

  •
  Specialty trading companies — Specialty trading companies execute trades on behalf of third parties and their own accounts and may focus on (i) financial instruments, including stocks, bonds and currencies and (ii) physical commodities including industrial metals, chemicals, energy and timber and the derivative contracts related to these assets.

  •
  Turnkey asset management platforms — Turnkey asset management platforms provide financial advisors with investment allocation advice, investment manager recommendations, investment performance reporting and related advisory services for the benefit of the financial advisors' clients.

        Over the past several years, the demand for asset management services has increased. According to the Federal Reserve Board's Flow of Funds report, American households' and non-profit organizations' ownership of corporate equities and mutual fund shares has grown to represent nearly 15% of their total assets as of the first quarter of 2007, as compared to approximately 10% two decades earlier (Source: Flow of Funds Accounts of the United States, Federal Reserve statistical release, Flows and Outstandings First Quarter 2007, dated June 7, 2007; Flow of Funds Accounts of the United States, Annual Flows and Outstandings 1985-1994, dated June 7, 2007). This trend toward increasing equity ownership is significant, because most of the firms in our target universe have operations related to the management of financial assets.

        In addition, we believe technological advances will provide investment management firms with greater access to new markets and more robust information delivered on a real-time basis, both of which will improve operating efficiency. Over the last decade, the proliferation of media coverage worldwide via the internet, the development of electronic trading capabilities and the enhancement of back office software have significantly altered the economic fundamentals of the financial services industry. While we intend to focus on identifying a target business in the asset management sector, we are not required to complete our initial business combination with a target business in this sector. If we make a decision to focus on a different sector of the financial services industry or we are unable to identify a suitable target business in the asset management sector, the advantages of the asset management sector discussed above would be inapplicable.

Competitive Advantages

        We believe that potential acquisition targets may favor us over some other potential purchasers of their businesses, venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic, for the following reasons:

  Status as a public company

        We believe our structure will make us an attractive business combination partner to these types of target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock. We believe target businesses will find this method a cheaper, quicker and more certain process to becoming a public company than the typical initial public offering. Once public, we believe the target business would then have greater access to capital and additional means of incentivizing management consistent with stockholders' interests. It can offer further benefits by augmenting a company's profile among potential new customers and vendors and aid in attracting talented employees.

        While we believe that our status as a public company makes us an attractive business partner, some potential target businesses may view the inherent limitations in our status as a blank check company as a deterrent and may prefer to effect a business combination with a well established entity. See "Risk Factors" on page 26.

  Financial Position

        With a trust account initially in the amount of $245.3 million (or $281.4 million if the underwriters' over-allotment option is exercised in full), we offer a target business a variety of options such as providing the owners of a target business with shares in a public company and a public means to sell such shares, providing for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate a business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

  Management Expertise

        Each of David A. Minella, our chairman of the board and chief executive officer, Patrick J. Landers, our president and a director, and James J. Cahill, our chief financial officer and secretary, has substantial experience in the financial services industry. Mr. Minella has served as an officer and director of various financial services companies during his 32 years in the financial services industry. Mr. Landers is a managing director of LLM Capital Partners LLC, a private equity firm, and the president and CEO of Annascaul Advisors LLC, an affiliated FINRA member firm. Mr. Cahill has managed a financial advisory firm and served as CFO and a director for Value Asset Management, or VAM, a strategic investment management holding company.

        Mr. Minella has significant experience in the asset management sector of the financial services industry. Mr. Minella is the former CEO and director of VAM, where he was responsible for its overall business strategy, acquisitions and financial results. Under Mr. Minella's leadership, VAM acquired a controlling interest in five separate investment management firms. All of the original acquisitions have been sold.

        Previously, Mr. Minella was the president and CEO of the asset management division of Liechtenstein Global Trust, or LGT, a wealth and asset management firm, where he was responsible for the overall business strategy and financial results. In various positions during his tenure at LGT, Mr. Minella led LGT's acquisition of Chancellor Capital Management, a large U.S. equity investment firm, established its U.S. mutual fund business through the broker-dealer community, reestablished its institutional separate account capabilities, and developed the firm's global equity sector expertise.

        Mr. Landers has significant experience in the investment banking and private equity sectors of the financial services industry. Prior to holding his current positions, Mr. Landers was an investment banker at Dillon, Read & Co. Inc., an investment banking firm, and subsequently at UBS AG, an investment banking firm.

        LLM Capital Partners LLC, or LLM, is a private equity firm that manages limited partnerships that make growth equity investments in middle market companies. LLM's professionals have worked together since 1991 and have significant experience in the investment management and investment banking businesses, including having made a $45 million investment in VAM in 1998.

        LLM's investment professionals have for the past 25 years sourced and made investments both as principals and as investment bankers. We believe that we will benefit from the extensive deal sourcing contacts as well as the specific company and industry investment experience of each of the LLM investment professionals.

        Mr. Cahill has significant experience in the money management, private equity and investment banking sectors of the financial services industry. Prior to co-founding a financial advisory firm in 2004, Mr. Cahill held positions with VAM, where he was responsible for all acquisition activity and financial administration, including sourcing and effecting transactions, and PaineWebber Incorporated, where he was an investment banker, responsible for sourcing and effecting transactions in the private equity, mergers and acquisitions, and public equity and debt marketplaces.

        Each of our officers, as well as each of our directors and our sponsors, has agreed not to participate in the formation of, or become an officer or director of, any blank check company that may complete an initial business combination with an entity in the financial services industry until the earlier of (i) the date on which we have entered into a definitive agreement regarding our initial business combination or (ii) 24 months after the date of this prospectus.

Effecting a Business Combination

  General

        We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the sponsors' warrants, our capital stock, debt or a combination of these as the consideration to be paid in an initial business combination. While substantially all of the net proceeds of this offering and the private placement of the sponsors' warrants are allocated to completing an initial business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we engage in an initial business combination with a target business using our capital stock and/or debt financing as the consideration to fund the combination, proceeds from this offering and the private placement of the sponsors' warrants will then be used to undertake additional acquisitions or to fund the operations of the target business on a post-combination basis. We may seek to effect an initial business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

        We do not have any specific initial business combination under consideration and we have not, nor has anyone on our behalf, contacted or been contacted by any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Accordingly, we cannot assure you that we will be able to locate or enter into a business combination with a target business on favorable terms or at all.

        Prior to completion of an initial business combination, we will seek to have all vendors, prospective target businesses or other entities, which we refer to as potential contracted parties or a potential contracted party, that we engage, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. If a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. If a potential contracted party refuses to execute such a waiver, then David A. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P. will be liable to cover the potential claims made by such party against the trust account for services rendered and goods sold, in each case to us.

        However, the agreement entered into by Mr. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P. specifically provides for two exceptions to this indemnity; there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, there is no guarantee that vendors, prospective target businesses or other entities will execute such waivers, or even if they execute such waivers that they would be prevented from bringing claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to seek recourse against our assets, including the funds held in the trust account. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination. In addition, the indemnification provided by Mr. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P. is limited to claims by vendors that do not execute such valid and enforceable waivers as described above. Claims by target businesses or other entities and vendors that execute such valid and enforceable agreements would not be indemnified by Mr. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P. Based on representations made to us by Mr. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P., we currently believe that each of them has substantial means and is capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations, but we have not asked either of them for any security or funds for such an eventuality. We will enforce our rights under these indemnification arrangements against each of Mr. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P., but despite our belief, we cannot assure you Mr. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P. will be able to satisfy those obligations. The indemnification obligations may be substantially higher than they currently foresee or expect and/or their financial resources may deteriorate in the future. As a result, the steps outlined above may not effectively mitigate the risk of creditors' claims reducing the amounts in the trust account.

        Subject to the requirement that a target business or businesses have a collective fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $8.3 million, or approximately $9.5 million if the underwriters' over-allotment option is exercised in full) at the time of our initial business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses in the financial services industry. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete an initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

  Sources of target businesses

        We anticipate that potential target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder's fee, consulting fee or other compensation to be determined in an arm's length negotiation based on the terms of the transaction. Payment of finders' fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. Although it is possible that we may pay finders' fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event, however, will any of our sponsors, initial stockholders, officers or directors, or any of their respective affiliates, be paid any finder's fee, consulting fee or other compensation prior to, or with respect to the initial business combination (regardless of the type of transaction that it is). We will not enter into an initial business combination with a target business that is affiliated with any of our sponsors, initial stockholders, officers or directors, including any businesses that are either portfolio companies of our sponsors or initial stockholders or any entity affiliated with our sponsors, initial stockholders, officers or directors.

        Affiliates of our sponsors, initial stockholders, officers and directors to whom the foregoing restrictions on payment of finders fees and consummation of an initial business combination apply include:

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  Minella Capital Management LLC, which is affiliated with David A. Minella, our chairman and chief executive officer;

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  LLM Capital Partners LLC, which is affiliated with LLM Structured Equity Fund L.P. and LLM Investors L.P., two of our sponsors, and Patrick J. Landers, our president and a director;

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  CMS Fund Advisers, Inc., CMS Investment Resources, Inc. and all 43 CMS Investment Resources, Inc. sponsored funds, which are affiliated with Capital Management Systems, Inc., one of our sponsors, and William Landman, one of our directors;

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  Annascaul Advisors, which is affiliated with Mr. Landers;

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  Milestone Business Developments LLC, which is affiliated with James J. Cahill, our chief financial officer and secretary;

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  Dover Management LLC, which is affiliated with Michael P. Castine, one of our directors;

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  National Retirement Partners Inc., which is affiliated with William Cvengros, one of our directors;

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  Teleos Management LLC, which is affiliated with Daniel Gressel, one of our directors; and

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  Cullen, Murphy & Co., P.C., which is affiliated with John Merchant, one of our directors.

  Selection of a target business and structuring of an initial business combination

        Subject to the requirement that our initial business combination must be with a target business or businesses with a collective fair market value that is at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $8.3 million, or approximately $9.5 million if the underwriters' over-allotment option is exercised in full) at the time of such initial business combination and that the target business be in the financial services industry, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We will only consummate a business combination in which we become the controlling shareholder of the target.

        The key factor that we will rely on in determining controlling shareholder status would be our acquisition of at least 50.1% of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria.

        We have not established any other specific attributes, criteria (financial or otherwise) or guidelines for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including, but not limited to, one or more of the following:

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  financial condition and results of operations;

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  expected returns on the investment;

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  growth potential;

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  brand recognition and potential;

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  experience and skill of management and availability of additional personnel;

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  with respect to asset management businesses, historical investment performance of product and growth of assets under management;

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  capital requirements;

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  stage of development of the business and its products or services;

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  existing distribution arrangements and the potential for expansion;

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  degree of current or potential market acceptance of the products or services;

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  impact of regulation on the business;

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  costs associated with effecting the initial business combination; and

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  industry leadership, sustainability of competitive position and attractiveness of product offerings of target businesses.

        These criteria are not intended to be all-inclusive. We may enter into our initial business combination with a target business that does not meet these criteria or guidelines. Any evaluation relating to the merits of a particular business combination may be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, as well as review of financial and other information which will be made available to us. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may affect the applicable target business, or that factors outside the control of the target business and outside of our control will not later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and may not have an immediate impact on our liquidity, reporting charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

        We will seek to acquire a business whose operations can be improved and enhanced with our capital resources and where there are substantial opportunities for both organic and acquisition growth.

        The time required to select and evaluate a target business and to structure and complete the initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which an initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

  Fair market value of target business or businesses

        The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $8.3 million, or approximately $9.5 million if the underwriters' over-allotment option is exercised in full) at the time of such initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target we acquire. We may seek to consummate an initial business combination with an initial target business or businesses with a collective fair market value in excess of 80% of the balance in the trust account. However, we would likely need to obtain additional financing to consummate such an initial business combination and have not taken any steps to obtain any such financing.

        We will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of $8.3 million, or approximately $9.5 million if the underwriter's over-allotment option is exercised in full). The minimum target size provides investors and our officers and directors with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for our initial business combination. The determination of net assets requires an acquiring company to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the ongoing nature of legal, accounting and other expenses that will be incurred immediately before and at the time of an initial business combination, the balance of an acquiring company's total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of $8.3 million, or approximately $9.5 million if the underwriters' over-allotment option is exercised in full) for the fair market value of the target business or businesses with which we combine so that our officers and directors will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove, a proposed initial business combination that the target business or businesses will meet the minimum valuation criterion for our initial business combination.

        The fair market value of a target business or businesses will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority with respect to the satisfaction of such criterion. Furthermore, if we seek to merge with or acquire a registered broker-dealer, we will engage an independent investment bank that meets the requirements of a "qualified independent underwriter" under the NASD rules to render an opinion with respect to the fair market value of the target business. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with our initial business combination, and that such independent investment banking firm will be a consenting expert. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion unless we seek to acquire or merge with a registered broker-dealer. Furthermore, we will not be required to obtain an opinion as to whether our initial business combination is fair to our public stockholders. Our board will make its decision with respect to an acquisition consistent with its fiduciary obligations to all stockholders and, consequently, will consider those factors concerning the proposed acquisition that it deems relevant in reaching an informed decision.

  Lack of business diversification

        While we may seek to effect business combinations with more than one target business, because our initial business combination must be with one or more target businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $8.3 million, or approximately $9.5 million if the underwriters' over-allotment option is exercised in full) at the time of such business combination, we expect to complete only a single business combination, although this may entail a simultaneous combination with one or more businesses or assets at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, in the proxy solicitation materials distributed to our stockholders in connection with our initial business combination we may be required to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

        A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the business could fall below the required fair market value threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $8.3 million, or approximately $9.5 million if the underwriters' over-allotment option is exercised in full).

        Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating an initial business combination with only a single entity, our lack of diversification may subject us to negative economic, competitive and regulatory developments affecting the financial services industry or a sector of the financial services industry.

  Limited ability to evaluate the target business' management

        Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting an initial business combination with that business, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our executive officers or directors will remain associated in some capacity with us following an initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to an initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

        Following an initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

  Opportunity for stockholder approval of business combination

        Prior to the completion of an initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of an initial business combination will be taken only if the initial business combination is approved. We will only consummate an initial business combination if stockholders vote both in favor of such business combination and the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence.

        In connection with seeking stockholder approval of an initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

        In connection with the vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their founders' common stock in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement does not apply to shares included in units purchased in this offering or shares purchased following this offering in the open market by any of our initial stockholders, sponsors, officers or directors. Accordingly, they may vote these shares at such meeting any way they choose.

None of our sponsors, nor, to our knowledge, any of our other initial stockholders, officers, directors or any of their affiliates, has any current intention to purchase additional securities other than as disclosed in this prospectus. However, in the event that our sponsors, initial stockholders, officers or directors purchase additional shares of our common stock, we believe that they will vote any such shares acquired by them in favor of our initial business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. Thus, any additional purchase of our common stock by our sponsors, initial stockholders, officers or directors would likely allow them to exert additional influence over the approval of our initial business combination. We will proceed with our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of our initial business combination, (ii) a majority of the outstanding shares of our common stock are voted in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and (iii) public stockholders owning no more than 30% of the shares (minus one share) sold in this offering both exercise their conversion rights and vote against our initial business combination. In the event we fail to complete an initial business combination, our initial stockholders will participate in any liquidation distributions with respect to any shares of common stock purchased by them following consummation of the offering, but not with respect to their founders' common stock.

  Conversion rights

        At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the initial business combination and the initial business combination is approved and completed. Our initial stockholders will not have such conversion rights with respect to the founders' common stock or any other shares of common stock owned by them, directly or indirectly.

        The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes on such interest, and net of interest income of up to $3.25 million previously released to us to fund our working capital requirements (calculated as of two business days prior to the consummation of the proposed initial business combination), divided by the number of shares sold in this offering. The initial per-share conversion price would be approximately $9.81 (or approximately $9.79 per share if the underwriters' over-allotment option is exercised in full), or $0.19 less than the per-unit offering price of $10.00 (or $0.21 less than the per-unit offering price of $10.00 if the underwriters' over-allotment is exercised in full).

        An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed initial business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the initial business combination and the initial business combination is approved and completed. In addition, no later than the business day immediately preceding the vote on the business combination, the stockholder must present written instructions to our transfer agent stating that the stockholder wishes to convert its shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the close of the initial business combination. We may require public stockholders to tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately preceding the vote on the business combination. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed initial business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. The purpose of the requirement for physical or electronic delivery prior to the stockholder meeting is two-fold. First, it insures that a converting stockholder's election to convert is irrevocable once the business combination is approved and second, it insures that we will know the amount of the proceeds that we will be able to use to consummate the business combination. Traditionally, in contrast to the requirement for physical or electronic delivery prior to the stockholder meeting, in order to perfect conversion rights in connection with a blank check company's initial business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an "option window" after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price. Thus, we would not have any control over the process and the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would survive past the consummation of the business combination until the converting holder delivered his certificate for conversion at the conversion price or such stockholder sold his shares in the open market. The requirement for physical or electronic delivery prior to the meeting is two-fold. First, it ensures that a converting stockholder's election to convert is irrevocable once the business combination is approved. Second, it ensures that we will know the amount of proceeds that we will be able to use to consummate our initial business combination.

        If we elect to require physical delivery of the share certificates, we would expect that stockholders would have to comply with the following steps. If the shares are held in street name, stockholders must instruct their account executive at the stockholders' bank or broker to withdraw the shares from the stockholders' account and request that a physical certificate be issued in the stockholders' name. Our transfer agent will be available to assist with this process. The delivery process is within the stockholder's control and, whether he is a record holder or his shares are held in "street name," should be able to be accomplished by the stockholder in a matter of hours simply by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC system. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than anticipated to obtain a physical stock certificate. Accordingly, we will only require stockholders to deliver their certificates prior to a vote if, in accordance with AMEX's proxy notification recommendations, the stockholders receive the proxy solicitation materials at least twenty days prior to the meeting. Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholder meeting will not be converted into cash. In the event a stockholder tenders his or her shares and decides prior to the stockholder meeting that he or she does not want to convert his or her shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and our initial business combination is not completed, these shares will not be converted into cash and the physical certificates representing these shares will be returned to the stockholder.

        There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker to decide whether to pass this cost on to the converting stockholder. However, this fee would be incurred whether or not we require stockholders seeking to exercise their conversion rights to tender their shares prior to the meeting as the need to deliver the shares is a requirement of conversion whenever such delivery must be effectuated. Accordingly, this would not result in any increased cost to stockholders when compared to the traditional process.

        The steps outlined above will make it more difficult for our stockholders to exercise their conversion rights. In the event that it takes longer than anticipated to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.

        If a stockholder votes against the initial business combination but fails to properly exercise its conversion rights, such stockholder will not have its shares of common stock converted to its pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivers his certificate for conversion and subsequently decides prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to public stockholders who elect conversion will be distributed promptly after completion of our initial business combination. Public stockholders who convert their stock into their share of the trust account will retain any warrants they still hold.

        We will not complete our proposed initial business combination if public stockholders owning 30% or more of the shares sold in this offering exercise their conversion rights. The initial conversion price will be approximately $9.81 per share (or approximately $9.79 per share if the underwriters' over-allotment option is exercised in full). As this amount may be lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

        If a vote on an initial business combination is held and the initial business combination is not approved, we may continue to try to consummate an initial business combination with a different target until 24 months after the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Those public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

  Liquidation if no initial business combination

        Our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, will provide that we will continue in existence only until 24 months after the date of this prospectus. This provision may not be amended except in connection with the consummation of our initial business combination. If we have not completed an initial business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state. We view this provision terminating our corporate life by 24 months after the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our initial business combination.

        If we are unable to complete an initial business combination within 24 months after the date of this prospectus, as soon as practicable thereafter, we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within ten years after such date. Payment or reasonable provision for payment of claims will be made in the discretion of the board of directors based on the nature of the claim and other factors deemed relevant by the board of directors. Claims may be satisfied by direct negotiation and payment, purchase of insurance to cover the claim(s), setting aside money as a reserve for future claims, or otherwise as determined by the board of directors in its discretion. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. We will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than $9.81 (or $9.79 if the underwriters' over-allotment option is exercised in full) due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

        We will notify the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than ten business days to effectuate such distribution. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their founders' common stock. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We expect that all costs and expenses associated with implementing our plan of distribution will be funded from amounts remaining out of the $50,000 of proceeds held outside the trust account and from the $3.25 million in interest income on the balance of the trust account that will be released to us to fund our working capital requirements (subject to the tax holdback described in this prospectus). However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, David A. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P. have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and have agreed not to seek repayment for such expenses.

        If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $9.81, or $0.19 less than the per-unit offering price of $10.00 (or $9.79, or $0.21 less than the per-unit offering price of $10.00 if the underwriters' over-allotment option is exercised in full). The per share liquidation price includes $8.3 million in deferred underwriting discounts and commissions (or approximately $9.5 million if the underwriters' over-allotment option is exercised in full) that would also be distributable to our public stockholders.

        The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. David A. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P. have agreed that they will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, the agreement entered into by Mr. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P. specifically provides for two exceptions to this indemnity; there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Based upon representations from Mr. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P. as to their accredited investor status (as such term is defined in Regulation D under the Securities Act) and that they have sufficient funds available to them to satisfy their indemnification obligations, we believe they will be able to satisfy any indemnification obligations that may arise given the limited nature of the obligations and we will enforce our rights under these indemnification arrangements against Mr. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P. However, in the event Mr. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P. have liability to us under these indemnification arrangements, we cannot assure you that they will have the assets necessary to satisfy those obligations. Accordingly, the actual per-share liquidation price could be less than $9.81 (or $9.79 if the underwriters' over-allotment option is exercised in full), plus interest, due to claims of creditors. Additionally, if we file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.81 per share (or $9.79 per share if the underwriters' over-allotment option is exercised in full).

        Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon an initial business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

        If we file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our public stockholders. Furthermore, because we intend to distribute to our public stockholders the proceeds held in the trust account promptly after 24 months after the date of this prospectus, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duties to our creditors and/or having acted in bad faith, and thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

  Amended and Restated Certificate of Incorporation

        Our amended and restated certificate of incorporation, which will be in effect upon the consummation of this offering will set forth certain requirements and restrictions relating to this offering that apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

  •
  prior to the consummation of our initial business combination, we will submit such business combination to our stockholders for approval even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law;

  •
  we may consummate the initial business combination only if (i) the initial business combination is approved by a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting, (ii) the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by a majority of the outstanding shares of our common stock and (iii) public stockholders owning no more than 30% of the shares (minus one share) sold in this offering vote against the initial business combination and exercise their conversion rights;

  •
  if our initial business combination is approved and consummated, public stockholders who voted against the initial business combination and exercised their conversion rights will receive their pro rata share of the trust account;

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  if our initial business combination is not consummated within 24 months after the date of this prospectus, then our existence will terminate and we will distribute all amounts in the trust account and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders;

  •
  upon the consummation of this offering, approximately $245.3 million, or approximately $281.4 million if the underwriters' over-allotment option is exercised in full (including $8.3 million (or approximately $9.5 million if the underwriters' over-allotment option is exercised in full) of deferred underwriting discounts and commissions) shall be placed into the trust account;

  •
  we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

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  prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

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  our audit committee will monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;

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  the audit committee will review and approve all payments made to our initial stockholders, sponsors, officers, directors and our and their affiliates, other than the payment of an aggregate of $7,500 per month to Teleos Management, L.L.C., an entity affiliated with Daniel Gressel, one of our directors, and LLM Capital Partners LLC, an entity affiliated with Patrick J. Landers, our president and a director, LLM Structured Equity Fund L.P. and LLM Investors L.P., for office space, secretarial and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval; and

  •
  we will not enter into our initial business combination with an entity which is affiliated with any of our officers, directors, sponsors or initial stockholders.

        Our amended and restated certificate of incorporation will require that prior to the consummation of our initial business combination we obtain unanimous consent of our stockholders to amend these provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders' statutory rights to amend the corporate charter. In that case, these provisions could be amended without unanimous consent, and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management or board may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 30% of the shares (minus one share) sold in this offering have the ability to be converted to cash by public stockholders exercising their conversion rights and that, despite such conversions, the business combination may still proceed.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

        The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	Approximately $231.8 million of the net offering proceeds, as well as the $5.25 million net proceeds from the sale of the sponsors' warrants and $8.3 million in deferred underwriting discounts and commissions, will be deposited into a trust account at JPMorgan Chase, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee.	Approximately $209.3 million of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interest in the account.
Investment of net proceeds
Approximately $231.8 million of the net offering proceeds, as well as the $5.25 million net proceeds from the sale of the sponsors' warrants and $8.3 million in deferred underwriting discounts and commissions held in trust will be invested only in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.
Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds
Interest on proceeds from the trust account that may be paid to stockholders in connection with our initial business combination or our liquidation is reduced by (i) any taxes paid or due on the interest generated and, only after such taxes have been paid or funds sufficient to pay such taxes have been set aside, (ii) up to $3.25 million that can be used for working capital purposes (subject to the tax holdback described in this prospectus), and (iii) in the event of our liquidation for failure to consummate an initial business combination within the allotted time, interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.
Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of an initial business combination.
Limitation on fair value or net assets of target business
	The target business that we acquire in our initial business combination must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $8.3 million) at the time of such acquisition. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represents at least 80% of the maximum offering proceeds.

Trading of securities issued
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 45th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our (i) having filed the Current Report on Form 8-K described below and (ii) having issued a press release announcing when such separate trading will begin.
No trading of the units or the underlying common stock and warrants would be permitted until the completion of our initial business combination. During this period, the securities would be held in the escrow or trust account.

In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including any proceeds we receive from the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. For more information, please see "Description of Securities — Units."
Exercise of the warrants
The warrants cannot be exercised until the later of the completion of an initial business combination or fifteen months from the date of this prospectus (assuming in each case that there is an effective registration statement covering the shares of common stock underlying the warrants in effect) and, accordingly, will be exercised only after the trust account has been terminated and distributed.
The warrants could be exercised prior to the completion of our initial business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
Stockholders will have the opportunity to vote on our initial business combination. Each stockholder will be sent a proxy statement containing information required by the SEC in connection with our proposed initial business combination. A stockholder following the procedures described in this prospectus is given the right to convert his, her or its shares into a pro rata share of the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of income taxes on such interest and net of interest income of up to $3.25 million previously released to us to fund our working capital requirements (subject to the tax holdback described in this prospectus). However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.
A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would have the opportunity to notify the company in writing within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities will be issued.
Business combination deadline
Pursuant to our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, our corporate existence will cease 24 months after the date of this prospectus except for the purposes of winding up our affairs and liquidating. However, if we complete an initial business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.
If an acquisition has not been consummated within 18 months after the effective date of the company's initial registration statement, funds held in the trust or escrow account would be returned to investors.

If we are unable to complete a business combination within 24 months after the date of this prospectus, our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute to our public stockholders the proceeds, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in this prospectus.
Release of funds
Except with respect to interest income earned on the trust account balance released to us to pay any income taxes on such interest and interest income of up to $3.25 million on the balance in the trust account released to us to fund our working capital requirements (subject to the tax holdback described in this prospectus), the proceeds held in the trust account will not be released to us until the earlier of the completion of our initial business combination or the failure to complete our initial business combination within the allotted time.
The proceeds held in the escrow account will not be released until the earlier of the completion of an initial business combination or the failure to consummate an initial business combination within the allotted time.

Competition

        In identifying, evaluating and selecting a target business for an initial business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Finally, we will also face competition from other blank check companies which may seek to identify and consummate business combinations with target businesses in the financial services industry. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

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  our obligation to seek stockholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;

  •
  our obligation to convert into cash up to 30% of our shares (minus one share) of common stock held by our public stockholders who vote against the initial business combination and exercise their conversion rights may reduce the resources available to us for our initial business combination;

  •
  our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

  •
  the requirement to acquire one or more businesses or assets that have a fair market value equal to at least 80% of the balance of the trust account at the time of the acquisition (excluding deferred underwriting discounts and commissions of $8.3 million, or approximately $9.5 million if the underwriters' over-allotment option is exercised in full) could require us to acquire the assets of several businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate our initial business combination.

        Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination.

Regulation

        Acquisitions of financial services companies are often subject to significant regulatory requirements and consents, and we will not be able to consummate a business combination with certain types of financial services companies without complying with applicable laws and regulations and obtaining required governmental or client consents. For example, if we were to attempt to acquire or acquire control of an investment management firm, we would be required to obtain consents of the firm's investment management clients or enter into new contracts with them, and there is no assurance that we would be able to obtain such consents or enter into new contracts. Similarly, if we were to attempt to acquire certain banks, we would be required to obtain the approvals of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and/or state banking commissions. If our acquisition target were an insurance company, state insurance commissioners in the states where the insurance company does business would review the acquisition transaction and could prevent it by withholding their consent. The acquisition of a business in other sectors of the financial services industry may require similar approvals or consents.

        We may not receive any such required approvals or we may not receive them in a timely manner, which may be a result of factors or matters beyond our control. Satisfying any statutory or regulatory requirements may delay the date of our completion of our initial business combination beyond the required time frame (24 months after the date of this prospectus). If we fail to consummate our initial business combination within the required time frame, we will be forced to liquidate.

        Because we intend to acquire, or acquire control of, one or more operating businesses in the financial services industry, following our initial business combination, we will become subject to the regulatory regimes that govern the business or businesses we acquire. The financial services industry is subject to extensive regulation. Many regulators, including U.S. and foreign government agencies and self-regulatory organizations, as well as state securities commissions and attorneys general, are empowered to conduct administrative proceedings and investigations that can result in, among other things, censure, fine, the issuance of cease-and-desist orders, prohibitions against engaging in some lines of business or the suspension or expulsion of a broker-dealer or investment adviser. The requirements imposed by regulators are designed to ensure the integrity of the financial markets and to protect customers and other third parties who deal with financial services firms and are not designed to protect our stockholders. Regulations and investigations may result in limitations on our activities such as the restrictions imposed on several leading securities firms as part of a settlement these firms reached with federal and state securities regulators and self-regulatory organizations in 2003 to resolve investigations into equity research analysts' alleged conflicts of interest.

        Governmental and self-regulatory organizations, including the SEC, the FINRA and national securities exchanges such as the New York Stock Exchange, impose and enforce regulations on financial services companies. U.S. self-regulatory organizations adopt rules, subject to approval by the SEC, that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered broker-dealers and investment advisers. For example, U.S. broker-dealers are subject to rules and regulations that cover all aspects of the securities business including sales methods and trade practices; use and safekeeping of customer funds and securities; capital structures; recordkeeping; the preparation of research; the extension of credit and the conduct of officers and employees. The types of regulations to which investment advisers are subject are also extensive and include: recordkeeping; fee arrangements; client disclosure; custody of customer assets; and the conduct of officers and employees.

        The SEC, the FINRA and various regulatory agencies also have stringent rules with respect to the maintenance of specific levels of net capital by securities brokerage firms. Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the SEC and suspension or expulsion from the FINRA and other regulatory bodies, which ultimately could prevent any broker-dealer that we acquire, or acquire control of, from conducting broker-dealer activities. In addition, a change in the net capital rules, the imposition of new rules or any unusually large charge against net capital could limit the operations of broker-dealers, which could harm our business if we were to consummate a business combination with a securities brokerage firm.

        The regulatory environment in which we operate is also subject to modifications and further regulations. New laws or regulations or changes in the enforcement of existing laws or regulations applicable to us may adversely affect our business, and our ability to function in this environment will depend on our ability to constantly monitor and react to these changes. For example, recently the insurance industry has been subject to a significant level of scrutiny by various regulatory bodies, including state attorneys general and insurance departments, concerning certain practices within the insurance industry. These practices include, without limitation, the receipt of contingent commissions by insurance brokers and agents from insurance companies and the extent to which such compensation has been disclosed, bid rigging and related matters. As a result of these and related matters, including actions taken by the New York State Attorney General, there have been a number of proposals to modify various state laws and regulations regarding insurance agents and brokers, including proposals by the National Association of Insurance Commissioners, that could impose additional legal obligations, including disclosure obligations, on us if we were to offer insurance or other financial products.

Facilities

        We currently maintain our executive offices at 695 East Main Street, Stamford, Connecticut, and we also maintain an office at 265 Franklin Street, 20th Floor, Boston, Massachusetts. The cost for this space is included in the $7,500 per-month fee described above that Teleos Management, L.L.C. and LLM Capital Partners LLC charge us for general and administrative services. We believe, based on rents and fees for similar services in the New York and Boston metropolitan areas that the fee charged by each of Teleos Management, L.L.C. and LLM Capital Partners LLC., is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

        We currently have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the initial business combination and the stage of the initial business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the initial business combination (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We presently expect each of our executive officers to each devote at least approximately ten hours per week to our business. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

        We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

        We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

        We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2008, as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

        There is no material litigation currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Directors and Executive Officers

        Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
David A. Minella	55	Chairman of the Board and Chief Executive Officer
Patrick J. Landers	51	Director and President
James J. Cahill	44	Chief Financial Officer and Secretary
Michael P. Castine	53	Director
William Cvengros	58	Director
Michael Downey	63	Director
Daniel Gressel	53	Director
William Landman	54	Director
John Merchant	59	Director

        David A. Minella — Chairman of the Board and Chief Executive Officer.    Mr. Minella has been our chairman and chief executive officer since our inception in July, 2007. Mr. Minella has been the managing member of Minella Capital Management LLC, a financial services advisory firm, since December, 2006 and the managing member of Flat Ridge Investments LLC, a private investment vehicle, since July, 2007. Between 1997 and March, 2007, Mr. Minella served as the CEO and a director of Value Asset Management LLC, or VAM, a strategic investment management holding company. At VAM, Mr. Minella was responsible for its overall business strategy, acquisitions and financial results. Under Mr. Minella's leadership, VAM acquired a controlling interest in five separate investment management firms: Dalton Hartman Greiner and Maher, New York, NY; Harris Bretall Sullivan and Smith, San Francisco, CA; Hillview Capital Advisors, LLC, New York, NY; Grosvenor Capital Management LP, Chicago, IL; and MDT Advisers LLC, Cambridge, MA. All of the original acquisitions have been sold.

        From 1995 to 1997, Mr. Minella was the president and CEO of the asset management division of Liechtenstein Global Trust, or LGT, a wealth and asset management firm, where he was responsible for the overall business strategy and financial results. During Mr. Minella's tenure as LGT's CEO, he also led LGT's acquisition of Chancellor Capital Management, a large U.S. equity investment firm. Mr. Minella originally joined the LGT group in 1987 as the head of its U.S. subsidiaries, GT Capital Management and GT Global. Mr. Minella established its U.S. mutual fund business through the broker-dealer community, reestablished LGT's institutional separate account capabilities, and developed the firm's global equity sector expertise.

        Currently, Mr. Minella serves as a director of Lindsell Train Japan Fund and Lindsell Train Global Media Fund, both offshore hedge funds managed out of London, UK. In addition, Mr. Minella is a member of the Executive Council at Bunker Hill Capital Management, a private equity firm in Boston, Massachusetts, the former chairman of the board of directors of MDT Advisers LLC and a former board member of the Investment Company Institute. Mr. Minella holds a B.S. in accounting from Bentley College.

        Patrick J. Landers — Director and President.    Mr. Landers has been a director and our president since August, 2007. Mr. Landers currently serves as the president and CEO of Annascaul Advisors LLC, a FINRA member firm, and a managing director of LLM Capital Partners LLC, a private equity firm based in Boston. Mr. Landers has served in these capacities since 2003 and 2004, respectively. From 2001 to 2003, Mr. Landers was president of Landers Partners LLC, a financial advisory firm that he founded. From 1981 until 2001, Mr. Landers was an investment banker at Dillon, Read & Co. Inc., an investment banking firm, and subsequently at UBS AG, an investment banking firm, after UBS AG's acquisition of Dillon, Read & Co. Inc. Mr. Landers currently serves as a director of The Endurance International Group, Inc., a web hosting company. Mr. Landers has also served as a director of Connell Limited Partnership, an industrial conglomerate, Haas Publishing Company, a publishing company, and Student/Sponsor Partners, a New York educational foundation established to help disadvantaged youth attain a quality high school education. Mr. Landers is a graduate of Williams College and received his M.P.P.M. from Yale University.

        James J. Cahill — Chief Financial Officer and Secretary.    Mr. Cahill has been our chief financial officer and secretary since September, 2007. Mr. Cahill has served as the chief financial officer of Minella Capital Management LLC, an entity affiliated with David A. Minella, our chairman and chief executive officer, since October 2007. From 2004 to August, 2007, Mr. Cahill was the managing member of Milestone Business Developments LLC, a financial advisory firm that he co-founded. In 1995, Mr. Cahill joined Value Asset Management LLC, or VAM, a strategic investment management holding company, as a vice president. From January, 2001 to 2004, Mr. Cahill served as an executive vice president and the chief financial officer of VAM and from December, 2001 to 2004, Mr. Cahill served as a director. At VAM, Mr. Cahill was responsible for acquisitions and financial administration. From August, 2002 to June, 2004, Mr. Cahill was the chief financial officer of MDT Advisers LLC, a subsidiary of VAM, and is a former director of that firm. Mr. Cahill received an M.B.A. from the University of Pennsylvania's Wharton School of Business in 1991 and a B.S. in mechanical engineering from Boston University in 1985.

        Michael P. Castine — Director.    Mr. Castine has been a director since August, 2007. Mr. Castine has served as the president of Dover Management LLC, an investment advisory firm, since 2003, and a member of Dover Corporate Responsibility Management LLC, a mutual fund investment firm, since 2005. From 1999 to 2003, Mr. Castine served as a partner and global sector head in the executive search division of TMP Worldwide. Prior to 1999, Mr. Castine was a partner of the Highland Group, an executive recruiting firm, which he and his partners sold to TMP Worldwide in 1999. Previously, from 1987 to 1997, Mr. Castine was employed by Spencer Stuart, an executive recruiting firm, where he built the investment management practice and co-headed the financial services practice including investment management, investment banking, insurance, real estate, private banking and private equity on a global platform.

        Mr. Castine also served as the Director of International Communication and Information for the National Security Council from 1986 to 1987 and as the Deputy Director of the Office of Private Sector Initiatives in the White House under President Ronald Reagan from 1981 to 1984. In addition, from 1979 to 1981, he worked for the U.S. House of Representatives as an aid to Congressman Jack Kemp.

        Mr. Castine currently serves on the board of several nonprofit organizations including Brunswick School, the Communities in Schools Leadership Council, Connecticut Chapter of the Knights of Malta, and the Ronald Reagan Presidential Library Foundation.

        Mr. Castine has a masters degree in public administration from Harvard University and a B.A. in political science from Fredonia College.

        William Cvengros — Director.    Mr. Cvengros has been a director since August, 2007. Mr. Cvengros is the managing member and chief executive officer of SJC Capital LLC, his personal consulting and investment business, which was formed in 2002. Mr. Cvengros joined National Retirement Partners, Inc., a retirement plan advisory services firm, in an advisory capacity in March, 2005, and has served as chairman of the board of directors since December, 2005. From 2002 to 2004, Mr. Cvengros was a venture partner and advisory board member of the Edgewater Funds, a private equity firm. From its inception in 1998 until its sale in 2005, Mr. Cvengros was chairman of the board of directors of PacketVideo Corporation, a privately-held company providing wireless multi-media software and services for mobile applications. From 1994 to 2000, Mr. Cvengros served as the CEO, president and a director of PIMCO Advisors Holdings L.P., a publicly traded investment management firm, from 1986 to 1994, he served as chairman of the board of directors of Pacific Investment Management Company, an investment management firm, and from 1990 to 1994, he served as vice chairman of the board of directors and chief investment officer of Pacific Life Insurance Company, an insurance company.

        Mr. Cvengros currently serves as a director of HK Enterprise Group, a producer of gourmet foods, and ACG Corporation, an aviation equipment trust sponsored by Pacific Life. Mr. Cvengros received an M.B.A. from Northwestern University's Kellogg Graduate School of Management in 1972 and a B.A. in economics from the University of Notre Dame in 1970. Mr. Cvengros is also a Chartered Financial Analyst.

        Michael Downey — Director.    Mr. Downey has been a director since September, 2007. Since 2002, Mr. Downey has been a private investor. In May, 2003, Mr. Downey was appointed as an independent consultant to Bear Stearns, Inc., an investment banking and securities brokerage firm, and since that time he has been responsible for the procurement of independent research according to a 2003 settlement agreement between the SEC, NASD (now FINRA), New York Stock Exchange, and ten of the largest U.S. investment firms to address issues of conflicts of interest within their businesses. From 1997 to December 2003, Mr. Downey was the managing partner of Lexington Capital, L.L.C., a private investment advisory firm. From 1993 to 1996, Mr. Downey was a private investor. From 1968 to 1993, Mr. Downey was employed at Prudential Securities, Inc., an investment firm, in various roles, most recently as chairman and CEO of Prudential Mutual Fund Management. Mr. Downey currently serves as chairman of the board of directors of Asia Pacific Fund, Inc., a closed-end fund, and a director of The Merger Fund, an open-end mutual fund, and Alliance Bernstein Mutual Funds. Formerly, Mr. Downey served as a director of Value Asset Management LLC. Mr. Downey received an M.B.A. from Syracuse University and a B.A. in economics from Le Moyne College.

        Daniel Gressel — Director.    Mr. Gressel has been a director since August, 2007. Mr. Gressel formed Teleos Management, L.L.C., a hedge fund management firm, in 1991 and since such time has served as its president, managing member and portfolio manager. Prior to forming Teleos Management, L.L.C., Mr. Gressel was a portfolio manager at G.T. Capital Management, an investment management firm, from 1988 to 1991. From 1986 to 1988, he worked as an economist for G.T. Management (Asia) in Hong Kong and, from 1984 to 1986, he traded futures and options for his own account on the Comex and New York Futures Exchange. Mr. Gressel currently serves as a director of Teleos Asset Management, LLC and the Yankee Institute, a public policy think tank. Mr. Gressel received a B.S. in business administration from Ohio State University, and an M.A. and Ph.D. in economics from the University of Chicago.

        William Landman — Director.    Mr. Landman has been a director since September, 2007. Mr. Landman has been a vice-president and director of CMS Fund Advisors, Inc., an investment advisory firm, since its inception in 2002. Mr. Landman joined CMS Investment Resources, Inc., a broker-dealer firm, and Capital Management Systems, Inc., an insurance and investment firm, as a principal in 1987. Mr. Landman has served as a vice president of CMS Investment Resources, Inc. since 1987, and has served as a director of that firm since May, 2003. Mr. Landman has served as a vice president and a director of Capital Management Systems, Inc. since May, 2003. Mr. Landman received a J.D. from the University of Pittsburgh Law School and a B.A. from the University of Pittsburgh. Mr. Landman is admitted to the Florida and Pennsylvania Bars.

        John Merchant, C.P.A. — Director.    Mr. Merchant has been a director since October, 2007. Mr. Merchant is the owner and a director of Cullen, Murphy & Co., P.C., a public accounting firm located in Massachusetts, and has served as its president since 1996. Mr. Merchant has been employed by the firm since 1981 and, prior to becoming president, held various positions including staff accountant, manager, and vice-president. Mr. Merchant is a certified public accountant and received a B.A. degree in accounting, an M.S. degree in finance, and an M.S. degree in taxation from Bentley College.

Number and Terms of Office of Directors

        Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Michael P. Castine and William Landman, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of William Cvengros, Michael Downey and Daniel Gressel, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of David A. Minella, Patrick J. Landers and John Merchant, will expire at the third annual meeting of stockholders.

        These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. Collectively, through their positions described above, our directors have extensive experience in the financial services and private equity businesses.

Executive Officer and Director Compensation

        None of our executive officers or directors has received any cash or other compensation for services rendered to us in any capacity. Commencing on the date of this prospectus through the earlier of our consummation of our initial business combination or our liquidation, we will pay Teleos Management, L.L.C., an entity affiliated with Daniel Gressel, one of our directors, and LLM Capital Partners LLC, an entity affiliated with Patrick J. Landers, our president and a director, LLM Structured Equity Fund L.P. and LLM Investors L.P., a total of $7,500 per month for office space and administrative services, including secretarial support. This arrangement is being agreed to by Teleos Management, L.L.C. and LLM Capital Partners LLC for our benefit and is not intended to provide Mr. Gressel or Mr. Landers compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party. Other than this $7,500 per-month fee, no compensation of any kind, whether from us or any entity affiliated with us, including finders' and consulting fees, will be paid to awarded to or earned by any of our initial stockholders, sponsors, officers or directors, in each case in any capacity, or to any of their respective affiliates, for any services rendered prior to or in connection with the consummation of our initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $3.25 million on the balance in the trust account (subject to the tax holdback described in this prospectus), such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination. After our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management's motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of an initial business combination will be a determining factor in our decision to proceed with any potential business combination.

Director Independence

        The American Stock Exchange requires that a majority of our board must be composed of "independent directors," which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company's board of directors would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director.

        Our board of directors has determined that each of Michael P. Castine, William Cvengros, Michael Downey, Daniel Gressel and John Merchant is an independent director as such term is defined under the rules of the American Stock Exchange and Rule 10A-3 of the Exchange Act. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

        We will not enter into our initial business combination with an entity which is affiliated with any of our officers, directors, sponsors or initial stockholders. All affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. All affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

        Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Michael P. Castine, William Cvengros, Michael Downey as the chairman, Daniel Gressel and John Merchant, each of whom has been determined to be "independent" as defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. The audit committee's duties, which are specified in our Audit Committee Charter, include, but are not limited to:

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  reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Annual Report on Form 10-K;

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  discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

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  discussing with management major risk assessment and risk management policies;

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  monitoring the independence of the independent auditor;

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  verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

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  inquiring and discussing with management our compliance with applicable laws and regulations;

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  pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

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  appointing or replacing the independent auditor;

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  determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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  establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

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  monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

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  reviewing and approving all payments made to our initial stockholders, sponsors, officers or directors and their respective affiliates, other than a payment of an aggregate of $7,500 per month to Teleos Management, L.L.C., an entity affiliated with Daniel Gressel, one of our directors, and LLM Capital Partners LLC, an entity affiliated with Patrick J. Landers, our president and a director, LLM Structured Equity Fund L.P. and LLM Investors L.P., for office space, secretarial and administrative services. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Financial Experts on Audit Committee

        The audit committee will at all times be composed exclusively of "independent directors" who, as required by the American Stock Exchange, are able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

        In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication. The board of directors has determined that Michael Downey satisfies the American Stock Exchange's definition of financial sophistication and also qualifies as an "audit committee financial expert," as defined under rules and regulations of the SEC.

Nominating Committee

        Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Michael P. Castine, William Cvengros, Daniel Gressel and Michael Downey, each of whom is an independent director under the American Stock Exchange's listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

        The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

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  should have demonstrated notable or significant achievements in business, education or public service;

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  should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

  •
  should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

        The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person's candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Acquisition Committee

        Effective upon consummation of this offering, we will establish an acquisition committee of the board of directors, which will initially consist of David A. Minella and Patrick J. Landers. The acquisition committee is responsible for considering potential target businesses for our initial business combination. Pursuant to our amended and restated bylaws, which will be in effect upon consummation of this offering, our board of directors will not have authority to consider a potential initial business combination opportunity unless and until the acquisition committee has first unanimously recommended such initial business combination opportunity to the board of directors.

Code of Ethics and Committee Charters

        As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC's web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Conflicts of Interest

        Potential investors should also be aware of the following other potential conflicts of interest:

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  None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

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  Our directors and members of our management team may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Some of our officers and directors are now and may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company, although each of our officers, directors and sponsors has agreed not to participate in the formation of, or become an officer or director of, any blank check company that may complete an initial business combination with an entity in the financial services industry until the earlier of (i) the date on which we have entered into a definitive agreement regarding our initial business combination or (ii) 24 months after the date of this prospectus.

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  The founders' common stock and sponsors' warrants are subject to transfer restrictions (and in the case of the sponsors' warrants, restrictions on exercise) and will not be released from escrow until specified dates after consummation of our initial business combination. In addition, the sponsors' warrants purchased by the sponsors and any warrants which our initial stockholders, sponsors, officers and directors may purchase in this offering or in the aftermarket will expire worthless if an initial business combination is not consummated. Additionally, our initial stockholders, including our directors, will not receive liquidation distributions with respect to any of their founders' common stock. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect an initial business combination with.

  •
  Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to an initial business combination.

        In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

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  the corporation could financially undertake the opportunity;

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  the opportunity is within the corporation's line of business; and

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  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

        Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

        In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, we have entered into a business opportunity right of first review agreement with David A. Minella, our chairman and chief executive officer, who is affiliated with Flat Ridge Investments LLC, one of our sponsors, and Patrick J. Landers, our president and a director, who is affiliated with LLM Structured Equity Fund L.P. and LLM Investors L.P., two of our sponsors, James J. Cahill, our chief financial officer and secretary, William Landman, one of our directors, who is affiliated with Capital Management Systems, Inc., one of our sponsors, and Michael P. Castine, William Cvengros, Michael Downey, Daniel Gressel and John Merchant, each of whom is a director, and each of our sponsors, which provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of which Messrs. Minella, Landers, Cahill, Landman, Castine, Cvengros, Downey, Gressel, Merchant and each of our sponsors, and companies or other entities which they manage or control become aware, in the financial services industry with an enterprise value of $195 million or more.

        In connection with the vote required for our initial business combination, all of the initial stockholders, have agreed to vote the founders' common stock in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to the founders' common stock. If they purchase shares of common stock as part of this offering or in the open market, however, they would be entitled to vote such shares as they choose on a proposal to approve an initial business combination; however, in no event could they exercise conversion rights and convert their shares into a portion of the trust account.

        To further minimize potential conflicts of interest, we have agreed not to consummate an initial business combination with an entity which is affiliated with any of our officers, directors, sponsors or initial stockholders, including any businesses that are either portfolio companies of our initial stockholders or sponsors or any entity affiliated with our officers, directors, initial stockholders or sponsors. Furthermore, in no event will any of our initial stockholders, sponsors, officers or directors, or any of their respective affiliates, be paid any finder's fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate the consummation of an initial business combination.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

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  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

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  each of our officers and directors; and

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  all our officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the sponsors' warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

			Approximate Percentage of Outstanding Common Stock
	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(1)			Before Offering	After Offering
Flat Ridge Investments LLC	3,271,753		52.3%	10.5%
LLM Structured Equity Fund L.P.(2)	1,475,404		23.6%	4.7%
LLM Investors L.P.(2)	30,110		0.5%	0.1%
Capital Management Systems, Inc.(3)	376,378		6.0%	1.2%
SJC Capital LLC	138,021		2.2%	0.4%
Michael P. Castine	138,021		2.2%	0.4%
Daniel Gressel	138,021		2.2%	0.4%
David A. Minella(4)	3,271,753		52.3%	10.5%
William Cvengros(5)	138,021		2.2%	0.4%
Michael Downey	138,021		2.2%	0.4%
James J. Cahill	406,250		6.5%	1.3%
John Merchant	138,021		2.2%	0.4%
LLM Advisors LLC(6)	1,505,514		24.1%	4.8%
All directors and executive officers as a group (7 individuals)	4,368,108	(7)	69.9%	14.0%

(1)
Unless otherwise indicated, the business address of each of the individuals is c/o 695 East Main Street, Stamford, Connecticut 06901.

(2)
Business address is 265 Franklin Street, 20th Floor, Boston, Massachusetts 02110.

(3)
Voting and disposition decisions with respect to shares held by Capital Management Systems, Inc. are made by a majority of the board of directors of Capital Management Systems, Inc., and Mark I. Solomon, a majority shareholder and director of Capital Management Systems, Inc., must be one of those voting in favor of such decision. Mr. Solomon disclaims beneficial ownership of any shares in which he does not have a pecuniary interest. The business address of Capital Management Systems, Inc. and Mr. Solomon is 308 E. Lancaster Avenue, Suite 300, Wynnewood, Pennsylvania 19096.

(4)
David A. Minella is the Managing Member of Flat Ridge Investments LLC, and may be considered to have beneficial ownership of Flat Ridge Investment's interest in us. Mr. Minella disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

(5)
William Cvengros is the Managing Member of SJC Capital LLC, and may be considered to have beneficial ownership of SJC Capital's interest in us. Mr. Cvengros disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

(6)
LLM Advisors LLC, the indirect general partner of each of LLM Structured Equity Fund L.P. and LLM Investors L.P., may be considered to have beneficial ownership of LLM's interest in us. LLM Advisors LLC disclaims beneficial ownership of any shares in which it does not have a pecuniary interest.

(7)
Assumes no exercise of the underwriters' over-allotment option and our repurchase of 937,500 shares of founders' common stock from the initial stockholders.

        Immediately after this offering (assuming no exercise of the underwriters' over-allotment option by the underwriters), our initial stockholders will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination. If the underwriters do not exercise all or a portion of the over-allotment option, we will repurchase up to an aggregate of 937,500 shares of founders' common stock. We will be entitled to repurchase only a number of shares necessary to maintain the initial stockholders' 20% ownership interest in our outstanding common stock after giving effect to the offering and the exercise, if any, of the underwriters' over-allotment option (assuming none of them purchase units in the offering).

Transfers by Our Initial Stockholders and Our Sponsors

        On the date of this prospectus, our initial stockholders and sponsors will place the founders' common stock and sponsors' warrants into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent, until termination of the following transfer restrictions during which time the sponsors' warrants will not be exercisable. The initial stockholders have agreed not to transfer, assign or sell any of the founders' common stock until one year after the date of the completion of an initial business combination or earlier if, subsequent to our initial business combination, (i) the closing price of our common stock equals or exceeds $14.50 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property; provided however that transfers can be made to permitted transferees who agree in writing to be bound by the transfer restrictions, agree to vote in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving our initial business combination and to vote in favor of the amendment to our amended and restated certificate of incorporation providing for our perpetual existence and waive any rights to participate in any liquidation distribution if we fail to consummate an initial business combination. The sponsors have agreed not to transfer, assign or sell any of the sponsors' warrants until the date that is 30 days after the date we complete our initial business combination; provided however that the transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions.

        For purposes of the transfer restrictions described above, permitted transferee means a transfer (i) to our officers or directors, any affiliates or family members of any of our officers or directors or any affiliates of our sponsors, (ii) in the case of an initial stockholder (other than our sponsors), by gift to a member of the initial stockholder's immediate family or a trust, the beneficiary of which is a member of the initial stockholder's immediate family, an affiliate of the initial stockholder or to a charitable organization, (iii) in the case of an initial stockholder (other than our sponsors) by virtue of the laws or descent and distribution upon death of the initial stockholder (other than our sponsors), (iv) with respect to our sponsors by virtue of the laws of the state of Delaware or our sponsors'

organizational documents upon dissolution of such sponsor, (v) in the case of an initial stockholder (other than our sponsors) pursuant to a qualified domestic relations order, (vi) in the event of our liquidation prior to our completion of our initial business combination or (vii) in the event of our consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummation of our initial business combination, provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

        In addition, in connection with the vote required to approve our initial business combination, the initial stockholders have agreed to vote the founders' common stock in the same manner as a majority of the public stockholders and have agreed to vote in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. As a result, the initial stockholders will not be able to exercise conversion rights with respect to the founders' common stock (or any other shares of our common stock owned by them directly or indirectly); and they have agreed to waive their rights to participate in any liquidation distribution with respect to the founders' common stock if we fail to consummate an initial business combination. The voting arrangement referenced above shall not apply to shares included in units purchased in this offering or shares purchased following this offering in the open market by any of our initial stockholders, sponsors, officers or directors. Accordingly, they may vote these shares in connection with a shareholder vote on a proposed business combination any way they choose but have agreed to waive any conversion rights.

        Our initial stockholders will hold registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These stockholders will be entitled to make up to three demands that we register such securities for sale under the Securities Act. In addition, these stockholders will have "piggy-back" registration rights to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period described above. We will bear the costs and expenses of filing any such registration statement.

        We consider our sponsor and initial stockholder, Flat Ridge Investments LLC, and David A. Minella, our chairman and chief executive officer, to be our "promoters," as this term is defined under U.S. federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On July 18, 2007, we issued an aggregate of 4,312,500 shares of our common stock to Flat Ridge Investments LLC, LLM Structured Equity Fund L.P. and LLM Investors L.P., for an aggregate purchase price of $25,000 in cash. Subsequent to the purchase of these shares, (i) Flat Ridge Investments LLC transferred at cost an aggregate of 431,252 of these shares to SJC Capital LLC, an entity affiliated with William Cvengros, one of our directors, and Michael P. Castine, Michael Downey and Daniel Gressel, each of whom is a director, (ii) LLM Structured Equity Fund L.P. and LLM Investors L.P. transferred at cost an aggregate of 345,000 of these shares to Capital Management Systems, Inc., (iii) LLM Structured Equity Fund L.P., LLM Investors L.P. and Capital Management Systems, Inc. transferred at cost an aggregate of 215,625 of these shares to James J. Cahill, our chief financial officer and secretary, (iv) LLM Structured Equity Fund L.P. transferred at cost an aggregate of 64,688 of these shares to James J. Cahill and (v) SJC Capital LLC, LLM Structured Equity Fund L.P., LLM Investors L.P., Michael P. Castine, Michael Downey, Daniel Gressel and Capital Management Systems, Inc. transferred at cost an aggregate of 161,721 of these shares to Flat Ridge Investments LLC. In October, 2007, the aggregate outstanding 4,312,500 shares of common stock were increased to 7,187,500 shares of common stock (which includes 937,500 shares of common stock which are subject to repurchase to the extent the underwriters do not exercise their over-allotment option) as a result of a 5-for-3 stock split declared by our board of directors. Subsequent to the stock split, Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P. and Capital Management Systems, Inc. transferred at cost an aggregate of 158,724 of these shares to John Merchant, one of our directors.

        To the extent the underwriters do not exercise their over-allotment option, our initial stockholders have agreed to allow us to repurchase, at a price equal to $0.0001 per share, an aggregate of up to 937,500 shares of founders' common stock. Only a number of shares necessary for our initial stockholders to maintain their collective 20% ownership interest in our common stock will be subject to repurchase by us. If such shares are repurchased, we would record the aggregate fair value of the shares purchased to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the shares of common stock repurchased and the price equal to $0.0001 per share (which would be an aggregate total of approximately $94 for all 937,500 shares). Upon receipt, such repurchased shares would then be immediately cancelled, which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

        The initial stockholders holding a majority of such shares are entitled to make up to three demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time generally commencing nine months after the consummation of our initial business combination. In addition, these stockholders have certain "piggy-back" registration rights with respect to registration statements filed by us subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses of registering these securities.

        Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P. and Capital Management Systems, Inc. have agreed to purchase an aggregate of 5,250,000 warrants at a price of $1.00 per warrant ($5.25 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. The proceeds from the sale of the sponsors' warrants in the private placement will be deposited into the trust account and subject to the trust agreement and will be part of the funds distributed to our public stockholders in the event we are unable to complete an initial business combination. The sponsors' warrants are identical to the warrants included in the units being sold in this offering, except that the sponsors' warrants (i) are non-redeemable so long as they are held by any of the sponsors or their permitted transferees, (ii) are subject to certain transfer restrictions as described in more detail in this prospectus and will not be exercisable while they are subject to these transfer restrictions and (iii) may be exercised for cash or on a cashless basis, as described in this prospectus. The sponsors have agreed not to transfer, assign or sell any of the sponsors' warrants until the date that is 30 days after the date we complete our initial business combination; provided however that transfers can be made before such time to permitted transferees who agree in writing to be bound by such transfer restrictions. For so long as the sponsors' warrants are subject to such transfer restrictions they will be held in an escrow account maintained by Continental Stock Transfer & Trust Company.

        The holders of the majority of these sponsors' warrants (or underlying shares) are entitled to make up to three demands that we register these securities pursuant to the registration rights agreement referred to above. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after we consummate an initial business combination. In addition, these holders will have certain "piggy-back" registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statement.

        Each of Teleos Management, L.L.C., an entity affiliated with Daniel Gressel, one of our directors, and LLM Capital Partners LLC, an entity affiliated with Patrick J. Landers, our president and a director, LLM Structured Equity Fund L.P. and LLM Investors L.P., has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay Teleos Management, L.L.C., $4,500 per month and LLM Capital Partners LLC, $3,000 per month for these services. This arrangement is solely for our benefit and is not intended to provide Mr. Gressel or Mr. Landers compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York and Boston metropolitan areas, that the fee charged by each of Teleos Management, L.L.C. and LLM Capital Partners LLC is at least as favorable as we could have obtained from an unaffiliated person.

        As of the date of this prospectus, Flat Ridge Investments LLC, LLM Structured Equity Fund L.P. and LLM Investors L.P. have advanced to us an aggregate of $200,000 to cover expenses related to this offering. The loans will be payable without interest on the earlier of July 10, 2008 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

        We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $3.25 million on the balance in the trust account (subject to the tax holdback described in this prospectus), such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all payments made to our initial stockholders, sponsors, officers and directors, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

        We have entered into a business opportunity right of first review agreement with David A. Minella, our chairman and chief executive officer, who is affiliated with Flat Ridge Investments LLC, one of our sponsors, and Patrick J. Landers, our president and a director, who is affiliated with LLM Structured Equity Fund L.P. and LLM Investors L.P., two of our sponsors, James J. Cahill, our chief financial officer and secretary, William Landman, one of our directors, who is an affiliate of Capital Management Systems, Inc., one of our sponsors, and Michael P. Castine, William Cvengros, Michael Downey, Daniel Gressel and John Merchant, each of whom is a director, and each of our sponsors, which provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of which Messrs. Minella, Landers, Cahill, Landman, Castine, Cvengros, Downey, Gressel, Merchant and each of our sponsors, and companies or other entities which they manage or control become aware, in the financial services industry with an enterprise value of $195 million or more.

        Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders' fees, consulting fees or other similar compensation, will be paid to awarded to or earned by any of our initial stockholders, sponsors, officers or directors, or to any of their respective affiliates, prior to or with respect to the initial business combination (regardless of the type of transaction that it is).

        After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

        All ongoing and future transactions between us and any director or member of our management team, initial stockholders, sponsors, or their respective affiliates, including financing, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable than are available from unaffiliated third parties. Such transactions will require prior approval in each instance by our audit committee. We will not enter into our initial business combination with an entity which is affiliated with any of our officers, directors, sponsors or initial stockholders. All affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. All affiliated transactions must be approved by a majority of our independent and disinterested directors.

        Our initial stockholders purchased 4,312,500 shares (which was increased to 7,187,500 shares through a stock split declared by our board of directors in October, 2007) in transactions occurring in July, August and September, 2007, an amount that is 20% of the total of the number of shares that will be outstanding after this offering, assuming that the underwriters exercise the over-allotment option in full (assuming none of them purchase units in the offering). To the extent the underwriters do not exercise the over-allotment option in full, we will repurchase up to 937,500 shares (after giving effect to the stock split declared by our board of directors in October, 2007) from our initial stockholders, at a price equal to $0.0001 per share, so that the number of shares of common stock owned by our initial stockholders after this offering will be 20% of the total number of shares outstanding after this offering (assuming none of them purchase units in the offering). If the underwriters determine the size of the offering should be increased or decreased, a stock dividend, stock combination or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial stockholders' ownership at 20% of the total number of shares outstanding after this offering (assuming none of them purchase units in the offering).

DESCRIPTION OF SECURITIES

        Our authorized capital stock consists of 72,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. As of the date of this prospectus, 7,187,500 shares of common stock are outstanding (after giving effect to the 5-for-3 stock split declared by our board of directors in October 2007), held by ten stockholders of record. No shares of preferred stock are currently outstanding. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

Units

        Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants comprising the units will begin separate trading on the 45th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our (i) having filed the Current Report on Form 8-K described below and (ii) having issued a press release announcing when such separate trading will begin.

        In no event will the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly upon the consummation of this offering. If the underwriters' over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters' over-allotment option.

Common Stock

        As of the date of this prospectus, there were 7,187,500 shares of our common stock outstanding (after giving effect to the 5-for-3 stock split declared by our board of directors in October 2007) held by ten stockholders of record. This number includes an aggregate of up to 937,500 shares of founders' common stock that are subject to repurchase by us, at a price equal to $0.0001 per share, to the extent the over-allotment option is not exercised by the underwriters. Only a number of shares necessary for our initial stockholders to maintain their collective 20% ownership interest in our common stock will be subject to repurchase by us (assuming none of them purchase units in the offering). Upon closing of this offering (assuming no exercise of the underwriters' over-allotment option and the repurchase by us of 937,500 shares of founders' common stock), 31,250,000 shares of our common stock will be outstanding. Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor.

        Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

        In connection with the vote required for our initial business combination, all of our initial stockholders have agreed to vote the founders' common stock in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or shares purchased following this offering in the open market. However, our initial stockholders, sponsors, officers and directors have agreed to waive any conversion rights with respect to such shares. Additionally, our initial stockholders will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

        We will proceed with our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of our initial business combination, (ii) a majority of the outstanding shares of our common stock are voted in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and (iii) public stockholders holding no more than 30% of the shares (minus one share) sold in this offering exercise their conversion rights. Voting against our initial business combination alone will not result in conversion of a stockholder's shares into a pro rata share of the trust account. A stockholder must have also exercised the conversion rights for a conversion to be effective. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes on such interest, and net of interest income of up to $3.25 million previously released to us to fund our working capital requirements (calculated as of two business days prior to the consummation of the proposed initial business combination), divided by the number of shares sold in this offering. The initial per-share conversion price would be approximately $9.81 (or approximately $9.79 per share if the underwriters' over-allotment option is exercised in full), or $0.19 less than the per-unit offering price of $10.00 (or $0.21 less than the per-unit offering price of $10.00 if the underwriters' over-allotment is exercised in full).

        Pursuant to our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, if we do not consummate our initial business combination within 24 months after the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to our initial business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest not previously released to us to fund working capital requirements and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and any assets remaining available for distribution to them. If we do not complete our initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters' discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon, net of income taxes payable on such interest. Our initial stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate an initial business combination with respect to the founders' common stock. Our initial stockholders will therefore not participate in any liquidation distribution with respect to such shares. They will, however, participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

        Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account plus any interest earned thereon, net of income taxes payable on such interest and net of interest income of up to $3.25 million on the trust account balance previously released to us to fund our working capital requirements (subject to the tax holdback described in this prospectus), if they vote against our initial business combination and our initial business combination is approved and completed. Public stockholders who convert their common stock into their pro rata share of the trust account will retain any warrants they own if they previously purchased units or warrants.

        The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding shares of preferred stock. There are no shares of preferred stock presently outstanding.

  Founders' Common Stock

        In transactions occurring in July, August, September and October, 2007, Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P., Capital Management Systems, Inc., James J. Cahill, our chief financial officer and secretary, SJC Capital LLC, an entity affiliated with William Cvengros, one of our directors, and Michael P. Castine, Michael Downey and Daniel Gressel, each of whom is a director, purchased 4,312,500 shares of our common stock for an aggregate purchase price of $25,000. In October, 2007, the aggregate outstanding 4,312,500 shares of common stock were increased to 7,187,500 shares of common stock as a result of a 5-for-3 stock split declared by our board of directors. Subsequent to the stock split, Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P. and Capital Management Systems, Inc. transferred at cost an aggregate of 158,724 of these shares to John Merchant, one of our directors. The aggregate outstanding 7,187,500 share of common stock includes an aggregate of up to 937,500 shares (after giving effect to the stock split declared by our board of directors in October, 2007) of common stock that are subject to repurchase by us, at a price equal to $0.0001 per share, to the extent the over-allotment option is not exercised by the underwriters. Only a number of shares necessary for our initial stockholders to maintain their collective 20% ownership interest in our common stock will be subject to repurchase by us (assuming none of them purchase units in the offering). The founders' common stock is identical to the shares included in the units being sold in this offering, except that:

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  the founders' common stock is subject to the transfer restrictions described below; the initial stockholders have agreed to vote the founders' common stock in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving our initial business combination; and as a result, our initial stockholders will not be able to exercise conversion rights (as described below) with respect to the founders' common stock;

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  the initial stockholders have agreed to vote the founders' common stock in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence; and

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  the initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders' common stock if we fail to consummate an initial business combination.

        The initial stockholders have agreed not to transfer, assign or sell any of the founders' common stock until one year after the date of the completion of our initial business combination or earlier if, subsequent to our initial business combination, (i) the closing price of our common stock equals or exceeds $14.50 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property; provided, however, that transfers can be made to permitted transferees (as described under "Principal Stockholders — Transfers by Our Initial Stockholders and Our Sponsors") who agree in writing to be bound to the foregoing transfer restrictions, agree to vote in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving our initial business combination and to vote in favor of the amendment to our amended and restated certificate of incorporation providing for our perpetual existence and waive any rights to participate in any liquidation distribution if we fail to consummate our initial business combination. For so long as the sponsors' warrants are subject to such transfer restrictions they will be held in an escrow account maintained by Continental Stock Transfer & Trust Company.

        In addition, the initial stockholders or their permitted transferees are entitled to registration rights with respect to founders' common stock under an agreement to be signed on or before the date of this prospectus.

Preferred Stock

        Our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, will provide that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, the designations, powers, and preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions, applicable to the shares of each series of preferred stock. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management by diluting the stock ownership or voting rights of a person seeking to obtain control of our company or remove existing management. Our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, will prohibit us, prior to our initial business combination, from issuing capital stock, including preferred stock, which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect an initial business combination. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

  Public Stockholders' Warrants

        Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

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  the completion of an initial business combination; or

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  fifteen months from the date of this prospectus.

        However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption.

        At any time while the warrants are exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants available and current throughout the 30-day redemption period, we may call the outstanding warrants (except as described below with respect to the sponsors' warrants) for redemption:

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  in whole and not in part;

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  at a price of $.01 per warrant;

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  upon not less than 30 days' prior written notice of redemption to each warrant holder; and

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  if, and only if, the reported last sale price of the common stock equals or exceeds $14.50 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders.

        The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of the warrants.

        We have established these redemption criteria to provide warrant holders with a significant premium to the initial warrant exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we issue notice of redemption of the warrants, each warrant holder shall be entitled to exercise his or her warrant prior to the scheduled redemption date. However, there can be no assurance that the price of common stock will exceed the redemption trigger price or the warrant exercise price after the redemption notice is issued.

        If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant (including the insider warrants) to do so on a "cashless basis." If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the "fair market value" in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination. If we call our warrants for redemption and our management does not take advantage of this option, our sponsors and their respective transferees would still be entitled to exercise their sponsor warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price except in certain circumstances.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account. In no event may the warrants be net cash settled. Warrant holders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to these shares of common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to these shares of common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless. As a result, an investor may have paid the full unit price solely for the shares of common stock included in the units.

        No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, we will round up the number of shares of common stock to be issued to the warrant holder to the nearest whole number of shares.

  Sponsors' Warrants

        The sponsors' warrants are identical to the Warrants included in the units being sold in this offering, except that the sponsors' warrants:

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  are non-redeemable so long as they are held by any of the sponsors or their permitted transferees;

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  are subject to the transfer restrictions described below;

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  will not be exercisable while they are subject to the transfer restrictions described below; and

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  may be exercised for cash or on a cashless basis as described below.

        Although the shares of common stock issuable pursuant to the sponsors' warrants will not be issued pursuant to a registration statement so long as they are held by the sponsors and their permitted transferees, our warrant agreement provides that the sponsors' warrants may not be exercised unless we have an effective registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering and a related current prospectus is available.

        If holders of the sponsors' warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the sponsors and their affiliates and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

        The sponsors have agreed not to transfer, assign or sell any of the sponsors' warrants until the date that is 30 days after the date we complete our initial business combination; provided, however, that transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions. For so long as the sponsors' warrants are subject to such transfer restrictions they will be held in an escrow account maintained by Continental Stock Transfer & Trust Company.

        In addition, the sponsors or their permitted transferees are entitled to registration rights with respect to the sponsors' warrants under an agreement to be signed on or before the date of this prospectus.

Our Transfer Agent and Warrant Agent

        The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Broadway, New York, New York 10004.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

  Staggered board of directors

        Our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, will provide that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

  Special meeting of stockholders

        Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer, our chairman or secretary.

  Advance notice requirements for stockholder proposals and director nominations

        Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the 90th day and not earlier than the close of business on the 120th day, prior to the meeting. For any annual meeting of stockholders for which less than 90 days notice or public disclosure of the date of the annual meeting is given or made to stockholders, a stockholder's notice shall be timely if delivered to or mailed and received at our principal executive offices not later than the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

  Authorized but unissued shares

        Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

        Our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, will provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

        Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors' and officers' liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

        These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Securities Eligible for Future Sale

        Immediately after this offering (assuming no exercise of the underwriters' over-allotment option and the repurchase by us of 937,500 shares of founders' common stock) we will have 31,250,000 shares of common stock outstanding. Of these shares, the 25,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 6,250,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

  Rule 144

        In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

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  1% of the total number of shares of common stock then outstanding, which will equal 312,500 shares immediately after this offering (or 359,375 if the underwriters exercise their over-allotment option in full); or

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  the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions, notice requirements and the availability of current public information about us.

  Rule 144(k)

        Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell his shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

  SEC position on Rule 144 sales

        The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, would act as "underwriters" under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 would not be available for resale transactions by our initial stockholders or their affiliates despite technical compliance with the requirements of Rule 144, and such securities may be resold only through a registered offering.

  Registration rights

        The holders of the founders' common stock, as well as the holders of the sponsors' warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to three demands that we register such securities. The holders of the majority of the founders' common stock can elect to exercise these registration rights at any time generally commencing nine months after the consummation of our initial business combination. The holders of a majority of the sponsors' warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate an initial business combination. In addition, the holders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statement.

Listing

        We have applied to have our units listed on the American Stock Exchange under the symbol "PAX.U" and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols "PAX" and "PAX.WS," respectively.

        Based upon the proposed terms of this offering, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which consist of the following:

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  stockholders equity of at least $4.0 million;

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  total market capitalization of at least $50.0 million;

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  aggregate market value of publicly held shares of at least $15.0 million;

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  minimum public distribution of at least 1,000,000 units with a minimum of 400 public holders; and

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  a minimum market price of $2.00 per unit.

UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

        The following is a general summary of certain material U.S. federal income and estate tax consequences to an investor of the acquisition, ownership and disposition of our units, common stock and warrants, which we refer to collectively as our securities, purchased by the investor pursuant to this offering. This discussion assumes that holders of our securities will hold our securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not address all aspects of U.S. federal taxation that may be relevant to a holder of our securities in light of that holder's particular circumstances. In addition, this discussion does not address (a) U.S. estate or gift tax laws except to the limited extent set forth below, (b) state, local or foreign tax consequences, or (c) the special tax rules that may apply to certain investors, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, tax-exempt entities, governments or agencies or instrumentalities thereof, regulated investment companies, real estate investment trusts, S corporations, taxpayers whose functional currency is not the U.S. dollar, U.S. expatriates or former long-term residents of the U.S., or investors that acquire, hold, or dispose of our securities as part of a straddle, hedge, wash sale (except to the limited extent described below), constructive sale or conversion transaction or other integrated investment. Additionally, the discussion does not consider the tax treatment of entities treated as partnerships for U.S. federal tax purposes or other pass-through entities or persons who hold our securities through such entities. The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. Thus, partnerships, other pass-through entities and persons holding our securities through such entities should consult their own tax advisors.

        This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated under the Code, judicial opinions, and published rulings and procedures of the U.S. Internal Revenue Service ("IRS"), all as in effect on the date of this Prospectus and all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

        As used in this Prospectus, the term "U.S. person" means a person that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the U.S., (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person. As used in this discussion, the term "U.S. holder" means a beneficial owner of our securities that is a U.S. person and the term "non-U.S. holder" means a beneficial owner of our securities (other than an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. person.

        This discussion is only a summary of certain material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our securities. Each prospective investor in our securities is urged to consult its own tax advisors with respect to the particular tax consequences to it of the acquisition, ownership and disposition of our securities, including the effect of any federal tax laws other than income and estate tax laws, any state, local, or foreign tax laws, and any applicable tax treaty.

General

        There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for a unit between the share of common stock and the warrant included in that unit based on their respective relative fair market values. A holder's initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

        The foregoing treatment of the common stock and warrants and a holder's purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the U.S. federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for U.S. federal tax purposes.

U.S. Holders

  Taxation of Distributions

        If we pay cash distributions to U.S. holders of shares of our common stock, the distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder's adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under "U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock" below.

        Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the applicable holding period requirements are satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of the limitation on the deduction of investment interest), if the applicable holding period requirements are satisfied, dividends we pay to a non-corporate U.S. holder generally will constitute "qualified dividends" that will be subject to tax at the maximum tax rate accorded to capital gains for tax years beginning on or before December 31, 2010, after which the tax rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. There is substantial uncertainty as to whether the conversion rights with respect to the common stock, described above under "Proposed Business — Effecting a Business Combination — Conversion rights", may suspend the running of the applicable holding period with respect to the dividends received deduction or the capital gains tax rate on qualified dividends, as the case may be.

  Possible Constructive Dividends

        If an adjustment is made to the number of shares of common stock for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in a constructive distribution that could be taxable as a dividend to the U.S. holder of the warrant. Conversely, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to the U.S. holders of shares of our common stock.

  Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

        In general, a U.S. holder must treat any gain or loss recognized upon a sale, taxable exchange, or other taxable disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for the common stock so disposed of exceeds one year. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock may suspend the running of the applicable holding period for this purpose. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market values of the common stock and the warrant included in the unit) and (ii) the U.S. holder's adjusted tax basis in the common stock so disposed of. A U.S. holder's adjusted tax basis in its common stock generally will equal the U.S. holder's acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 15% for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20%. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

  Conversion of Common Stock

        In the event that a U.S. holder converts our common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If that redemption qualifies as a sale of common stock by the U.S. holder for federal income tax purposes, the U.S. holder will be treated as described under "U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock" above. If that redemption does not qualify as a sale of common stock for federal income tax purposes, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether that redemption qualifies for sale treatment will depend largely on the percentage of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is "substantially disproportionate" with respect to the U.S. holder, (2) results in a "complete termination" of the U.S. holder's interest in us or (3) is "not essentially equivalent to a dividend" with respect to the U.S. holder. These tests are explained more fully below.

        In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include the common stock issuable upon exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the conversion of common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the conversion. There will be a complete termination of a U.S. holder's interest if either (1) all of the shares of our stock actually and constructively owned by the U.S. holder are converted or (2) all of the shares of our stock actually owned by the U.S. holder are converted and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a U.S. holder's conversion results in a "meaningful reduction" of the U.S. holder's proportionate interest in us. Whether the conversion will result in a meaningful reduction in a U.S. holder's proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a "meaningful reduction."

        If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described under "U.S. Holders — Taxation of Distributions", above. After the application of those rules, any remaining tax basis of the U.S. holder in the converted common stock will be added to the U.S. holder's adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder's adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

        Persons who actually or constructively own 5% (or, if our stock is not then publicly traded, 1%) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such persons should consult with their own tax advisors in that regard. A U.S. holder should consult with its own tax advisors as to the tax consequences to it of an exercise of the conversion right.

  Exercise of a Warrant

        Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder will not be required to recognize taxable gain or loss by reason of its exercise of a warrant. The U.S. holder's tax basis in the share of our common stock it receives upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder's initial investment in the warrant (i.e., the portion of the U.S. holder's purchase price for a unit that is allocated to the warrant, as described above under "— General") and the exercise price (i.e., initially $7.50 per share of our common stock). The U.S. holder's holding period for the share of our common stock received upon exercise of the warrant will begin on the date following the date of exercise (or possibly on the date of exercise) of the warrant and will not include the period during which the U.S. holder held the warrant.

        The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder's basis in the common stock received would equal the holder's basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. holder's holding period in the common stock would be treated as commencing on the date following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

        It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder's tax basis in the warrants deemed surrendered. In this case, a U.S. holder's tax basis in the common stock received would equal the sum of the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder's tax basis in the warrants exercised. A U.S. holder's holding period for the common stock would commence on the date following the date of exercise (or possibly on the date of exercise) of the warrant.

        Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

  Sale, Taxable Exchange, Redemption or Expiration of a Warrant

        Upon a sale, taxable exchange (other than by exercise), or redemption of a warrant, a U.S. holder will recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the common stock included in the unit) and (ii) the U.S. holder's tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder's purchase price for a unit that is allocated to the warrant, as described above under "— General"). Upon expiration of a warrant (whether or not held as part of a unit at the time of expiration), a U.S. holder will recognize a loss in an amount equal to the U.S. holder's tax basis in the warrant (determined as described in the preceding sentence). Any such gain or loss would generally be treated as capital gain or loss and will be long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical securities.

Non-U.S. Holders

  Taxation of Distributions

        In general, any distributions we make to a non-U.S. holder of our common stock (including any constructive distributions treated as dividends on the warrants as described in "— U.S. Holders — Possible Constructive Dividends", above), to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder's conduct of a trade or business within the U.S., generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder's adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. holder's adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under "Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants" below. In addition, if we determine that we are likely to be classified as a "United States real property holding corporation" (see "Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants" below), we will withhold 10% of any distribution that exceeds our current and accumulated earnings and profits, which withheld amount may be claimed by the non-U.S. holder as a credit against the non-U.S. holder's federal income tax liability.

        Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder's conduct of a trade or business within the U.S. (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate tax rates applicable to U.S. persons. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

  Exercise of a Warrant

        The U.S. federal income tax treatment of a non-U.S. holder's exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. holder, as described under "U.S. Holders — Exercise of a Warrant" above.

  Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

        A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

  •
  the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the U.S. (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder);

  •
  the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and certain other conditions are met; or

  •
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of the five year period ending on the date of disposition or the non-U.S. holder's holding period for the security disposed of, and, generally, in the case where shares of our common stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or indirectly, more than 5% of our common stock or warrants, as applicable, at any time during the shorter of the five year period ending on the date of disposition or the non-U.S. holder's holding period for the security disposed of. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

        Unless an applicable tax treaty provides otherwise, gain described in the first and third bullet points above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional "branch profits tax" at a 30% rate. Gain described in the second bullet point above (which may be offset by U.S. source capital losses) will be subject to a flat 30% U.S. federal income tax. The gross proceeds from transactions that generate gains described in the third bullet point above will generally be subject to a 10% withholding tax, which may be claimed by the non-U.S. holder as a credit against the non-U.S. holder's federal income tax liability. Non-U.S. holders should consult any income tax treaties applicable to them, as those treaties may provide for different rules.

        Although we currently are not a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination. We will be classified as a United States real property holding corporation if the fair market value of our "United States real property interests" equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for federal income tax purposes.

  Conversion of Common Stock

        The characterization for U.S. federal income tax purposes of a non-U.S. holder's conversion of our common stock into a right to receive cash pursuant to an exercise of a conversion right generally will correspond to the U.S. federal income tax characterization of the exercise of such a conversion right by a U.S. holder, as described under "U.S. Holders — Conversion of Common Stock" above, and the consequences of the conversion to the non-U.S. holder will be as described above under "Non-U.S. Holders — Taxation of Distributions" and "Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants," as applicable.

Federal Estate Tax

        Shares of our common stock or warrants owned or treated as owned by an individual who is not a U.S. citizen or a resident of the U.S. (as specifically defined for U.S. federal estate tax purposes) at the time of his or her death will be included in the individual's gross estate for U.S. federal estate tax purposes unless an applicable estate tax or other treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

        We must report annually to the IRS and to each holder the amount of dividends or other distributions we pay to such holder on our shares of common stock and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. In the case of a non-U.S. holder, the IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

        The gross amount of dividends and proceeds from the disposition of our securities paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be subject to backup withholding at the applicable rate (currently 28%).

        Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale by a non-U.S. holder of common stock or warrants outside the U.S. through a foreign office of a foreign broker that does not have certain specified connections to the U.S.. However, if a non-U.S. holder sells common stock or warrants through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN) to the broker of its status as a non-U.S. holder or such non-U.S. holder is an exempt recipient. Information reporting (but not backup withholding) also would apply if a non-U.S. holder sells common stock or warrants through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the U.S., unless in any such case the broker has documentary evidence that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

        Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules may be refunded or credited against the holder's U.S federal income tax liability, if any, if the required information is furnished to the IRS in a timely manner.

UNDERWRITING

        Citigroup Global Markets Inc. is acting as sole bookrunning manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter's name.

Underwriter	Number of Units
Citigroup Global Markets Inc.
Ladenburg Thalmann & Co. Inc.
I-Bankers Securities, Inc.

Total	25,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

        The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $            per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $            per unit on sales to other dealers. After the underwriters purchase the units from us, if all of the units are not sold by the underwriters to the public at the initial offering price, the representative may change the public offering price and the other selling terms. Citigroup Global Markets Inc. has advised us that the underwriters do not intend sales to discretionary accounts to exceed 5% of the total number of units offered by them.

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 3,750,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter's initial purchase commitment.

        We and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, transfer, pledge, dispose of or hedge, directly or indirectly, any of our units, warrants, shares or any other securities convertible into or exchangeable for our common stock. Citigroup Global Markets Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. The 180-day lock-up period will be automatically extended if: (1) during the last 17 days of the 180-day period we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the 180-day period, we announce that we will release earnings results during the 16-day period following the last day of the 180-day period, in which case the restrictions will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or event.

        In addition, the initial stockholders have agreed, subject to certain exceptions, not to transfer, assign or sell any of the founders' common stock until one year after the date we complete our initial business combination, and the purchasers of the sponsors' warrants have agreed, subject to certain exceptions, not to transfer, assign or sell any of the sponsors' warrants until we complete our initial business combination.

        In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), an offer of our units described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to our units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our units may be made to the public in that Relevant Member State at any time:

  •
  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  •
  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

  •
  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each purchaser of our units described in this prospectus located within a Relevant Member State will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

        For the purpose of this provision, the expression an "offer of units to the public" in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        The sellers of the units have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

        This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive ("Qualified Investors") that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

        Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorite des Marches Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorite Des Marches Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

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  used in connection with any offer for subscription or sale of the units to the public in France.

        Such offers, sales and distributions will be made in France only:

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  to qualified investors (investisseurs qualifies) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monetaire et financier; or

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  to investment services providers authorized to engage in portfolio management on behalf of third parties or in a transaction that, in accordance with article L.411-2-II- 1 (degree)-or-2(degree)-or 3(degree) of the French Code monetaire et financier and article 211-2 of the General Regulations (Reglement General) of the Autorite Des Marches Financiers, does not constitute a public offer (appel public a l'epargne).

        The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monetaire et financier.

        Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the underwriters. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

        We have applied to have the units listed on the American Stock Exchange under the symbol "PAX.U" and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols "PAX" and "PAX.WS," respectively.

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional units.

	Paid By Prospect Acquisition Corp.
	No Exercise	Full Exercise
Per Unit	$0.70	$0.70
Total	$17,500,000	$20,125,000

        The amounts paid by us in the table above include $8.3 million in deferred underwriting discounts and commissions (or approximately $9.5 million if the over-allotment option is exercised in full), an amount equal to 3.3% of the gross proceeds of this offering, which will be placed in a trust account until completion of our initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters' discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon, net of income taxes payable on such interest, to the public stockholders.

        In connection with the offering, Citigroup Global Markets Inc. on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of units made in an amount up to the number of units represented by the underwriters' over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

        The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc. repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        We estimate that our portion of the total expenses of this offering payable by us will be $700,000 exclusive of underwriting discounts and commissions.

        The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

        A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. Citigroup Global Markets Inc. may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. Citigroup Global Markets Inc. will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future and we may pay the underwriters of this offering or any entity with which they are affiliated a finder's fee or other compensation for services rendered to us in connection with the consummation of a business combination.

LEGAL MATTERS

        The validity of the securities offered in this prospectus is being passed upon for us by Bingham McCutchen LLP. Akin Gump Strauss Hauer & Feld LLP is acting as counsel for the underwriters in this offering.

EXPERTS

        The financial statements of Prospect Acquisition Corp. at July 20, 2007 and for the period from July 9, 2007 (date of inception) through July 20, 2007 included in this prospectus and registration statement have been audited by Goldstein Golub Kessler LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance on such report given upon such firm's authority as an expert in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

        Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC's website at www.sec.gov.

        You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, NE, Washington, DC 20549.

        You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

PROSPECT ACQUISITION CORP.
(a development stage company)
Index to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Prospect Acquisition Corp.

        We have audited the accompanying balance sheet of Prospect Acquisition Corp. (a development stage company) as of July 20, 2007, and the related statements of operations, stockholders' equity, and cash flows for the period from July 9, 2007 (date of inception) to July 20, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prospect Acquisition Corp. as of July 20, 2007 and the results of its operations and its cash flows for the period from July 9, 2007 (date of inception) to July 20, 2007, in conformity with United States generally accepted accounting principles.

GOLDSTEIN GOLUB KESSLER LLP

New York, New York
August 3, 2007, except for the third paragraph
of Note 1, Note 2, the third paragraph of Note 6,
and Note 7, as to which the date is October 16, 2007

Prospect Acquisition Corp.
(a development stage company)
Balance Sheet
July 20, 2007

Assets
Current asset:
Cash	$200,000
Non-current assets:
Deferred offering costs	75,336

Total assets	$275,336

Liabilities and Stockholders' Equity
Current liabilities:
Accrued expenses	$1,124
Accrued offering costs	50,336
Notes payable to stockholders	200,000

Total liabilities	$251,460

Commitments
Stockholders' equity
Common equity, $0.0001 par value; 8,000,000 shares authorized; 7,187,500 shares issued and outstanding	$719
Additional paid-in-capital	24,281
Deficit accumulated during the development stage	(1,124)

Total stockholders' equity	$23,876

Total liabilities and stockholders' equity	$275,336

See notes to financial statements.

Prospect Acquisition Corp.
(a development stage company)
Statement of Operations
For the period from July 9, 2007 (date of inception) through July 20, 2007

Formation and operating costs	$1,124

Net loss	$(1,124)

Weighted average number of common shares outstanding	7,187,500

Net loss per share	$(0.00)

See notes to financial statements.

Prospect Acquisition Corp.
(a development stage company)
Statement of Stockholders' Equity
For the period from July 9, 2007 (date of inception) through July 20, 2007

				Deficit Accumulated During the Development Stage
	Common Stock
			Additional Paid-in Capital		Total Stockholders' Equity
	Shares	Amount
Common shares issued to initial stockholders on July 18, 2007 at approximately $0.003 per share	7,187,500	$719	$24,281	$—	$25,000
Net loss	—	—	—	(1,124)	(1,124)

Balance at July 20, 2007	7,187,500	$719	$24,281	$(1,124)	$23,876

See notes to financial statements.

Prospect Acquisition Corp.
(a development stage company)
Statement of Cash Flows
For the period from July 9, 2007 (date of inception) through July 20, 2007

Cash flows from operating activities
Net loss	$(1,124)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities
Increase in accrued expenses	1,124

Net cash used in operating activities	—

Cash flows from financing activities
Proceeds from sale of shares of common stock	$25,000
Proceeds from notes payable to stockholders	200,000
Payment of deferred offering costs	(25,000)

Net cash provided by financing activities	$200,000

Net increase in cash	$200,000
Cash at beginning of period	—

Cash at end of period	$200,000

Supplemental disclosure of non-cash financing activity
Accrual of deferred offering costs	$50,336

See notes to financial statements.

Prospect Acquisition Corp.
(a development stage company)
Notes to Financial Statements

1.     Organization, Business Operations and Significant Accounting Policies

        Prospect Acquisition Corp. (the "Company") was incorporated in Delaware on July 9, 2007 as a blank check company formed for the purpose of acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more operating businesses or assets in the financial services industry (a "Business Combination").

        At July 20, 2007, the Company had not yet commenced any operations. All activity through July 20, 2007 relates to the Company's formation and the proposed initial public offering described below. The Company has selected December 31 as its fiscal year end.

        The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering of 25,000,000 units (the "Units") (plus up to an additional 3,750,000 Units solely to cover the exercise of the underwriters' over-allotment option) which is discussed in Note 2 (the "Proposed Offering"). The Company's management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that approximately $9.81 per Unit (or approximately $9.79 if the underwriters' over-allotment option is exercised in full) sold in the Proposed Offering will be held in a trust account (the "Trust Account") and invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its initial Business Combination or (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. A Company officer and two initial stockholders have agreed that they will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company, subject to limited exceptions. However, there can be no assurance that they will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Until the consummation of the initial Business Combination or the liquidation of the Company, proceeds held in the trust account will not be available for the Company's use for any purpose, except there can be released to the Company from the Trust Account (i) interest income earned on the Trust Account balance to pay any income taxes on such interest and (ii) interest income earned of up to $3.25 million on the Trust Account balance to fund the Company's working capital requirements, provided that after such release there remains in the trust account a sufficient amount of interest income previously earned on the trust account balance to pay any due and unpaid income taxes on such $3.25 million of interest income.

        The Company, after signing a definitive agreement for a Business Combination with a target business or businesses, is required to submit such transaction for stockholder approval. In the event that those persons that purchase securities in the Proposed Offering or thereafter ("Public

Stockholders") owning 30% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company's stockholders prior to the Proposed Offering, including all of the directors of the Company (the "Initial Stockholders"), have agreed to vote all of their founding shares of common stock in accordance with the majority of the shares of common stock voted by the Public Stockholders with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer apply.

        With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares into cash from the Trust Account. The per share conversion price will equal the aggregate amount then on deposit in the Trust Account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of income taxes on such interest and net of interest income on the Trust Account balance released to the Company as described above, calculated as of two business days prior to the proposed consummation of the initial Business Combination, divided by the number of shares of common stock sold in the Proposed Offering. Accordingly, Public Stockholders holding not more than 30% of the shares (minus one share) sold in the Proposed Offering may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

        The Company's Certificate of Incorporation will be amended prior to the Proposed Offering to provide that the Company will continue in existence only until 24 months from the effective date of the registration statement relating to the Proposed Offering. If the Company has not completed a Business Combination by such date, its corporate existence will cease except for the purposes of liquidating and winding up its affairs. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including assets in the Trust Account) will be less than the initial public offering price per Unit in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2) because of the expenses of the Proposed Offering, the Company's general and administrative expenses and the anticipated costs of seeking an initial Business Combination.

  Concentration of Credit Risk:

        The Company maintains cash in a bank deposit account which, at times, exceeds federally insured (FDIC) limits. The Company has not experienced any losses on this account.

  Deferred Income Taxes:

        Deferred income tax assets and liabilities are computed for differences between the financial statements and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

  Loss per Share:

        Loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

  Use of Estimates:

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents:

        The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  New Accounting Pronouncements:

        In June 2006, the Financial Accounting Standards Board issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"). This interpretation clarified the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Specifically, FIN 48 clarifies the application of SFAS No. 109 by defining a criterion that an individual tax position must meet for any part of the benefit of that position to be recognized in an enterprise's financial statements. Additionally, FIN 48 provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods of income taxes, as well as the required disclosure and transition. This interpretation is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a significant impact on the Company's financial statements.

        Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

2.     Proposed Public Offering

        The Proposed Offering calls for the Company to offer for public sale 25,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 3,750,000 Units solely to cover the exercise of the underwriters' over-allotment option, if any). Each Unit consists of one share of the Company's common stock and one warrant exercisable for one share of common stock at an exercise price of $7.50 per share (a "Warrant"). Each Warrant will be exercisable on the later of the completion of the initial Business Combination and fifteen months from the effective date of the Proposed Offering, provided in each case that the Company has an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. The Warrants will expire five years from the effective date of the Proposed Offering, unless earlier redeemed. The Company may call the Warrants for redemption, in whole and not in part, at any time after the Warrants become exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants available and current throughout the 30-day Redemption Period defined hereafter, upon a minimum of 30 days' prior written notice of redemption (the "30-day Redemption Period) at a price of $0.01 per Warrant, only in the event that the last sale price of the common stock equals or exceeds $14.50 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which the notice of redemption is sent to the Warrant holder. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants from the date the warrants become exercisable until the warrants expire or are redeemed. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to settle the warrant exercise, whether by net cash settlement or otherwise. Consequently, the Warrants may expire unexercised and unredeemed (and therefore worthless), and, as a result, an investor in the Proposed Offering may effectively pay the full Unit price solely for the shares of common stock included in the Units.

        The Company will pay the underwriters in the Proposed Offering an underwriting discount of 7% of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that 3.3 percentage points of the 7% underwriting fee will not be payable unless the Company completes a Business Combination and have waived their right to receive such payment upon the Company's liquidation if it is unable to complete a Business Combination.

3.     Deferred Offering Costs

        Offering costs consist of legal fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised or expensed in the event that the Proposed Offering is terminated.

4.     Notes Payable to Stockholders

        The Company issued three unsecured promissory notes for $120,000, $78,400 and $1,600 (a total of $200,000) to three Initial Stockholders. The notes are non-interest bearing and are payable on the earlier of July 10, 2008 or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximates its carrying amount.

5.     Income Taxes

        Significant components of the Company's future tax assets are as follows:

Expenses deferred for income tax purposes	$382
Less: valuation allowance	(382)

Total	$—

        Management has recorded a full valuation allowance against its deferred tax assets because it does not believe it is more likely than not that sufficient taxable income will be generated.

        The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

6.     Commitments

        The Company presently occupies office space provided by affiliates of certain of the Company's officers and directors. Such affiliates have agreed that until the Company consummates a Business

Combination, they will make such office space, as well as certain general and administrative services including utilities and administrative support, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliates a total of $7,500 per month for such services commencing on the effective date of the Proposed Offering.

        The Initial Stockholders have waived their right to receive a liquidation distribution with respect to their founding shares upon the Company's liquidation if it is unable to complete a Business Combination.

        Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P. and Capital Management Systems, Inc. have agreed to purchase from the Company, in the aggregate, 5,250,000 warrants for $5,250,000 (the "Sponsor Warrants"). The purchase and issuance of the Sponsor Warrants shall occur simultaneously with the consummation of the Proposed Offering but shall be sold on a private placement basis. All of the proceeds the Company receives from these purchases will be placed in the Trust Account. The Sponsor Warrants to be purchased will be identical to the Warrants included in the Units being offered in the Proposed Offering except that the Sponsor Warrants (i) are non-redeemable so long as they are held by the original purchasers or their permitted transferees, (ii) are subject to certain transfer restrictions and will not be exercisable while they are subject to these transfer restrictions and (iii) maybe exercised for cash or on a cashless basis. The purchase price of the Sponsor Warrants has been determined to be the fair value of such warrants as of the purchase date.

        The Initial Stockholders and holders of the Sponsor Warrants (or underlying securities) will be entitled to registration rights with respect to their founding shares or Sponsor Warrants (or underlying securities), as the case may be, pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. In addition, the Initial Stockholders have certain "piggy-back" registration rights with respect to registration statements filed by the Company generally commencing nine months after the consummation of the Company's initial Business Combination, and the holders of the Sponsor Warrants (or underlying securities) have certain "piggy-back" registration rights on registration statements filed after the Company's consummation of a Business Combination.

7.     Capital Stock

        The Company's original certificate of incorporation authorized the Company to issue 6,000,000 shares of common stock with a par value of $0.0001 per share. In October, 2007, the Company's certificate of incorporation was amended to increase the authorized shares of common stock from 6,000,000 shares to 8,000,000 shares.

        On July 18, 2007, the Company issued 4,312,500 shares of common stock to the founders for an aggregate of $25,000 in cash, at a purchase price of approximately $0.006 per share. In October, 2007, the aggregate outstanding 4,312,500 shares of common stock were increased to 7,187,500 shares of common stock as a result of a 5-for-3 stock split declared by our board of directors. All references in the accompanying financial statements to the number of shares of stock have been retroactively restated to reflect these transactions.

        The Company's Certificate of Incorporation will be amended prior to the Proposed Offering to increase the number of authorized shares of common stock to 72,000,000. In addition, this amendment will authorize the Company to issue 1,000,000 shares of preferred stock.

$250,000,000

Prospect Acquisition Corp.

25,000,000 Units

P R O S P E C T U S

                        , 2007

Citi

Ladenburg Thalmann & Co. Inc.
I-Bankers Securities, Inc.

Until                         , 2007 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees' fee	$1,000	(1)
SEC registration fee	15,447
FINRA filing fee	51,000
American Stock Exchange fees	75,000
Accounting fees and expenses	50,000
Printing expenses	65,000
Legal fees and expenses	350,000
Miscellaneous	92,553	(2)

Total	$700,000

(1)
In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant's common stock, $2,400 for acting as warrant agent for the registrant's warrants and $1,800 for acting as escrow agent.

(2)
This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs and initial payment of director and officer liability insurance premiums.

Item 14. Indemnification of Directors and Officers.

        Our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, will provide that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

        Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        "Section 145. Indemnification of officers, directors, employees and agents; insurance.

        (a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        (b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        (g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        (h)   For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, will provide:

        "The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby."

        Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

        On July 18, 2007, we issued an aggregate of 4,312,500 shares of our common stock to Flat Ridge Investments LLC, LLM Structured Equity Fund L.P. and LLM Investors L.P. for $25,000 in cash, at a purchase price of $0.006 per share. Such shares were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited investors. On August 1, 2007, Flat Ridge Investment LLC transferred at cost an aggregate of 323,439 of these shares to certain of our directors and entities affiliated with our directors and LLM Structured Equity Fund L.P. and LLM Investors L.P. transferred at cost an aggregate of 345,000 of these shares to Capital Management Systems, Inc., an entity affiliated with one of our directors. On September 6, 2007, Flat Ridge Investments LLC transferred at cost an aggregate of 107,813 of these shares to an additional director and LLM Structured Equity Fund L.P., LLM Investors L.P. and Capital Management Systems, Inc. transferred at cost an aggregate of 215,625 of these shares to our chief financial officer and secretary. On October 15, 2007, (i) LLM Structured Equity Fund L.P. transferred at cost an aggregate of 64,688 of these shares to James J. Cahill and (ii) SJC Capital LLC, LLM Structured Equity Fund L.P., LLM Investors L.P., Michael P. Castine, Michael Downey, Daniel Gressel and Capital Management Systems, Inc. transferred at cost an aggregate of 161,721 of these shares to Flat Ridge Investments LLC. In October, 2007, the aggregate outstanding 4,312,500 shares of common stock were increased to 7,187,500 shares of common stock as a result of a 5-for-3 stock split declared by our board or directors. On October 25, 2007, Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P. and Capital Management Systems, Inc. transferred at cost an aggregate of 158,724 of these shares to John Merchant, one of our directors.

        Entities affiliated with certain of our directors and executive officers have committed to purchase from us 5,250,000 warrants at a price of $1.00 per warrant (for an aggregate purchase price of $5,250,000). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

        No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

        (a)   The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.**
3.1	Form of Amended and Restated Certificate of Incorporation.**
3.2	Form of Amended and Restated Bylaws.
4.1	Specimen Unit Certificate.**
4.2	Specimen Common Stock Certificate.**
4.3	Specimen Warrant Certificate.**
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
5.1	Opinion of Bingham McCutchen LLP.**

10.1	Promissory Note issued by the Registrant on July 17, 2007.**
10.2	Promissory Note issued by the Registrant on July 17, 2007.**
10.3	Promissory Note issued by the Registrant on July 17, 2007.**
10.4	Stock Purchase Agreement dated July 18, 2007 between the Registrant and Flat Ridge Investments LLC, LLM Structured Equity Fund L.P. and LLM Investors L.P.**
10.5	Stock Purchase Agreement dated August 1, 2007 by and among Flat Ridge Investments LLC, SJC Capital LLC, Michael P. Castine and Daniel Gressel.**
10.6	Stock Purchase Agreement dated August 1, 2007 by and among LLM Structured Equity Fund L.P., LLM Investors L.P. and Capital Management Systems, Inc.**
10.7	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc. and each executive officer, director and stockholder.**
10.8	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
10.9	Form of Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the initial stockholders of the Registrant.**
10.10	Administrative Services Agreement between Teleos Management, L.L.C., LLM Capital Partners LLC and the Registrant regarding administrative support.**
10.11	Form of Registration Rights Agreement among the Registrant and the initial stockholders of the Registrant.**
10.12	Form of Sponsors' Warrants Purchase Agreement among the Registrant and Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P. and Capital Management Systems, Inc.**
10.13	Form of Right of First Review Letter Agreement among the Registrant, David A. Minella, Patrick J. Landers, James J. Cahill, Michael P. Castine, William Cvengros, Michael Downey, Daniel Gressel, William Landman, Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P. and Capital Management Systems, Inc.**
10.14	Stock Purchase Agreement dated September 6, 2007 by and between Flat Ridge Investments LLC and Michael Downey.**
10.15	Stock Purchase Agreement dated September 6, 2007 by and among James J. Cahill, LLM Structured Equity Fund L.P., LLM Investors L.P. and Capital Management Systems, Inc.**
10.16	Stock Purchase Agreement dated October 15, 2007 by and among the sellers identified on Schedules B and C thereto, Flat Ridge Investments LLC and James J. Cahill.**
10.17	Stock Purchase Agreement dated October 25, 2007 by and among Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P., Capital Management Systems, Inc. and John Merchant.
14	Form of Code of Ethics.**
23.1	Consent of Goldstein Golub Kessler LLP.
23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).**
24	Power of Attorney (included on signature page of this Registration Statement).**
99.1	Form of Audit Committee Charter.**
99.2	Form of Nominating Committee Charter.

**
Previously filed.

Item 17. Undertakings.

        (a)   The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c)   The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 26th day of October, 2007.

Prospect Acquisition Corp.
By:	/s/ DAVID A. MINELLA David A. Minella Principal Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ DAVID A. MINELLA David A. Minella	(Principal executive officer)	October 26, 2007
/s/ JAMES J. CAHILL James J. Cahill	(Principal financial and accounting officer)	October 26, 2007
* Patrick J. Landers	Director	October 26, 2007
* Michael P. Castine	Director	October 26, 2007
* William Cvengros	Director	October 26, 2007
* Michael Downey	Director	October 26, 2007

Name	Position	Date

* Daniel Gressel	Director	October 26, 2007
* William Landman	Director	October 26, 2007
*/s/ DAVID A. MINELLA Attorney-in-fact